                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                    ---------


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MIV THERAPEUTICS, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)

           NEVADA                         3841                   01-0809204
           ------                         ----                   ----------
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

      UNIT 1, 8765 ASH STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6P 6T3
             TELEPHONE: (604) 301-9545 AND FACSIMILE: (604) 301-9546
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ALAN P. LINDSAY
  CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRINCIPAL EXECUTIVE OFFICER AND A DIRECTOR
      UNIT 1, 8765 ASH STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6P 6T3
             TELEPHONE: (604) 301-9545 AND FACSIMILE: (604) 301-9546
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                             THOMAS J. DEUTSCH, ESQ.
                                LANG MICHENER LLP
 1500 ROYAL CENTRE, 1055 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA,
                                CANADA, V6E 4N7
             TELEPHONE: (604) 689-9111 AND FACSIMILE: (604) 685-7084

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
--------------------------------------------------------------------------------

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------- -------------------- ------------------------ ------------------------- ------------------
  Title of Each Class of                            Proposed Maximum          Proposed Maximum          Amount of
     Securities to be          Amount to be        Offering Price Per        Aggregate Offering       Registration
      Registered(1)            Registered(2)            Share(3)                  Price(3)               Fee(4)
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock offered for      7,684,995(5)                $0.64                $4,918,396.80             $526.27
resale by certain Selling
Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable         3,842,498(5)(6)             $0.65                $2,497,623.70             $267.25
upon the exercise of
August 2005 Series A
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable         3,842,498(5)(6)             $1.00                $3,842,498.00             $411.15
upon the exercise of the
August 2005 Series B
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable            62,500(7)                $0.65                  $40,625.00               $4.35
upon the exercise of
August 2005 Series A
finder's warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable            62,500(8)                $1.00                  $62,500.00               $6.69
upon the exercise of
August 2005 Series B
finder's warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issued            3,158,920(9)               $0.64                $2,021,708.80             $216.32
upon the conversion of
senior secured convertible
debentures to be offered for
resale by certain
Selling Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
March 2005 Placement           1,851,500(10)              $0.64                $1,184,960.00             $126.79
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable          1,851,500(10)              $0.64                $1,184,960.00             $126.79
upon the exercise of the
March 2005 Placement
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           400,000(11)               $0.64                 $256,000.00              $27.39
upon the exercise of May
2003 share purchase
warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           500,000(12)               $0.64                 $320,000.00              $34.24
upon the exercise of
October 2003 share
purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           500,000(12)               $0.75                 $375,000.00              $40.13
upon the exercise of
October 2003 share
purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           2,750,000(13)              $0.64                $1,760,000.00             $188.32
upon the exercise of July
2005 share purchase
warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock offered for       5,152,773(14)              $0.64                $3,297,774.72             $352.86
resale by certain Selling
Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
March 2004 Series A          2,815,444(14)(15)            $0.66                $1,858,193.04             $198.83
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable        2,815,444(14)(15)            $0.66                $1,858,193.04             $198.83
upon the exercise of
March 2004 Series A
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
March 2004 Series C             674,997(16)               $0.66                 $445,498.02              $47.67
Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           674,997(16)               $0.66                 $445,498.02              $47.67
upon the exercise of
March 2004 Series C
finder's warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------

                                                          -2-

--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           71,429(17)                $0.75                  $53,571.75               $5.73
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           150,000(18)               $0.64                  $96,000.00              $10.27
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           150,000(19)               $0.64                  $96,000.00              $10.27
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           200,000(20)               $0.64                 $128,000.00              $13.70
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           500,000(21)               $0.64                 $320,000.00              $34.24
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock offered for        95,238(22)                $0.64                  $60,952.32               $6.52
resale by certain Selling
Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable         95,238(22)(23)              $1.55                 $147,618.90              $15.80
upon the exercise of
October 2005 Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock offered for         9,524(24)                $0.64                  $6,095.36                $0.65
resale by certain Selling
Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable            9,524(25)                $1.55                  $14,762.20               $1.58
upon the exercise of
October 2005 finder's
warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           400,000(26)               $0.64                 $256,000.00              $27.39
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable           400,000(27)               $0.64                 $256,000.00              $27.39
upon the exercise of
share purchase warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock offered for        620,000(28)               $0.64                 $396,800.00              $42.56
resale by certain Selling
Shareholders
--------------------------- -------------------- ------------------------ ------------------------- ------------------
Common stock issuable         620,000(28)(29)             $0.75                 $465,000.00              $49.76
upon the exercise of July
2006 Warrants
--------------------------- -------------------- ------------------------ ------------------------- ------------------
July 2006 Warrants              300,000(30)               $0.75                 $225,000.00              $24.08
--------------------------- -------------------- ------------------------ ------------------------- ------------------

Total Registration Fee:                                                        $28,891.227.67           $3,091.49
--------------------------- -------------------- ------------------------ ------------------------- ------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States SECURITIES ACT OF 1933, as amended (the "Securities Act").
(2) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares which are issuable upon the exercise of the warrants held by the selling shareholders (each a "Selling Shareholder"). In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon the exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon the exercise of the warrants to account for market fluctuations and for anti-dilution and price protection adjustments. Should a decrease in the exercise price of the warrants as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(3) Estimated solely for the purpose of determining the registration fee. Unless otherwise stated, we have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 7, 2006. The Proposed Maximum Offering Price per Share is calculated in accordance with Rule 457(g) of the Securities Act, based upon the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 7, 2006. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Shares times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.
(4) The fee is calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 7, 2006.
(5) On August 11, 2005, the Company issued 7,684,995 units (each a "August 2005 Unit") at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable Series A common stock share purchase warrant (each an "August 2005 Series A Warrant") and one-half of one non-transferable Series B common stock share purchase warrant (each an "August 2005 Series B Warrant"; and, collectively, the "August 2005 Private Placement"). The Company had agreed to file a registration statement with the United States Securities and Exchange Commission (the "SEC") in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005 and relating to a previous right of first refusal under the March 2005 Private Placement.
(6) Each whole August 2005 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.65 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) August 11, 2006 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24).
(7) These non-transferable August 2005 Series A finder's warrants were issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants.
(8) These non-transferable August 2005 Series B finder's warrants were issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series B Warrants.
(9) These shares of common stock were issued at a deemed price of $0.25 per share on October 4, 2005 upon the conversion of senior secured convertible debentures (each a "Convertible Debenture") issued by us on March 15, 2005 pursuant to a private placement (the "March 2005 Private Placement").
(10) These transferable "March 2005 Placement Warrants" were issued in connection with the issuance of the Convertible Debentures by us pursuant to the March 2005 Private Placement. Each March 2005 Placement Warrant is exercisable at a price of $0.25 per share until March 15, 2010.
(11) These non-transferable common stock purchase warrants were issued pursuant to a February 2003 consulting agreement and are exercisable at a price of $0.50 per share until May 20, 2008.
(12) These non-transferable common stock purchase warrants were issued in October of 2003 pursuant to a consulting agreement and 500,000 warrants are exercisable at $0.50 per share and 500,000 warrants are exercisable at $0.75 per share until October 24, 2006 in each such instance.
(13) These non-transferable common stock share purchase warrants were issued under the terms of a letter of engagement, as amended, entered into by us on July 1, 2005, and are exercisable at a price of $0.50 per share until July 1, 2008.
(14) On March 29, 2004, the Company issued 6,749,995 units (each a "March 2004 Unit") at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one transferable Series A common stock purchase warrant (each a "March 2004 Series A Warrant") and one-half of one transferable Series B common stock purchase warrant (each a "March 2004 Series B Warrant"; and, collectively, the "March 2004 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D.
(15) Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry.
(16) These transferable finder's stock share purchase warrants were issued in relation to the March 2004 Private Placement and are exercisable upon the same terms and conditions as the March 2004 Series A Warrants.
(17) These non-transferable common stock purchase warrants were issued pursuant to a September 2003 private placement and are exercisable at a price of $0.75 per share until September 8, 2006.
(18) These non-transferable common stock purchase warrants were issued on February 2, 2006 pursuant to a consulting agreement and are exercisable at a price of $0.50 per share until February 2, 2011.
(19) These non-transferable common stock purchase warrants were issued on February 2, 2006 pursuant to a consulting agreement and are exercisable at a price of $0.50 per share until February 2, 2011.
(20) These non-transferable common stock purchase warrants were issued on May 21, 2004 pursuant to a consulting agreement and are exercisable at a price of $0.45 per share until May 21, 2007.
(21) These non-transferable common stock purchase warrants were issued on June 7, 2005 pursuant to a consulting agreement and are exercisable at a price of $0.50 per share until June 7, 2008.
(22) On October 6, 2005, the Company issued 95,238 units (each an "October 2005 Unit") at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable common stock purchase warrant (each an "October 2005 Warrant"; and, collectively, the "October 2005 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation S.
(23) Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing October 6, 2005 and ending on October 6, 2007.
(24) These finder's shares of common stock were issued in relation to the October 2005 Private Placement.
(25) These non-transferable finder's common stock purchase warrants were issued in relation to the October 2005 Private Placement and are exercisable upon the same terms and conditions as the October 2005 Warrants.
(26) These non-transferable common stock share purchase warrants were issued on September 24, 2004 under the terms of a consulting agreement and are exercisable at a price of $0.30 per share until September 24, 2009.
(27) These non-transferable common stock share purchase warrants were issued on March 4, 2005 under the terms of an amended consulting agreement and are exercisable at a price of $0.30 per share until March 4, 2010.
(28) On July 10, 2006, the Company issued 620,000 units (each a "July 2006 Unit") at a price of $0.50 per July 2006 Unit, with each March 2004 Unit consisting of one common share and one common stock purchase warrant (each a "July 2006 Warrant" and, collectively, the "July 2006 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D.
(29) Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 and ending on the earlier of (i) January 10, 2008 and (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement.
(30) These July 2006 Warrants are transferable.

--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 12, 2006

                             MIV THERAPEUTICS, INC.
                             (A NEVADA CORPORATION)

             OFFERING OF UP TO 36,619,578 SHARES OF COMMON STOCK AND
              5,641,941 TRANSFERABLE COMMON STOCK PURCHASE WARRANTS

This prospectus relates to the resale of up to 36,619,578 common shares of common stock and 5,641,941 transferable common stock purchase warrants of MIV Therapeutics, Inc. (the "Company" or "MIV") that may be offered and sold, from time to time, by the Selling Shareholders identified in this prospectus. These shares include the following shares, all as described in this prospectus under "Selling Shareholders":

1. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 7,684,995 shares of our common stock issued on August 11, 2005 pursuant to a private placement (the "August 2005 Private Placement");

2. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series A common stock purchase warrants issued pursuant to the August 2005 Private Placement;

3. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series B common stock purchase warrants issued pursuant to the August 2005 Private Placement;

4. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series A finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;

5. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series B finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;

6. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,158,920 shares of our common stock issued on October 4, 2005 upon the conversion of the Convertible Debentures issued on March 15, 2005 pursuant to a private placement (the "March 2005 Private Placement");

7. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 1,851,500 transferable March 2005 Private Placement common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2005 Private Placement;

8. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,851,500 shares of our common stock issuable upon the exercise of the 1,851,500 March 2005 Private Placement common stock purchase warrants;

9. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of the 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued in February of 2003 pursuant to a consulting agreement;

10. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 1,000,000 shares of our common stock issuable upon the exercise of 1,000,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on October 24, 2003, pursuant to a consulting agreement;

11. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 2,750,000 shares of our common stock issuable upon the exercise of 2,750,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on July 1, 2005, pursuant to a letter of engagement, as amended;

12. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 5,152,733 shares of our common stock issued on March 29, 2004 pursuant to a private placement (the "March 2004 Private Placement");

13. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 2,815,444 transferable Series A common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2004 Private Placement;

14. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,815,444 shares of our common stock issuable upon the exercise of 2,815,444 Series A common stock purchase warrants issued pursuant to the March 2004 Private Placement;

15. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 674,997 transferable Series C common stock purchase warrants to purchase shares of our common stock which were issued as a finder's fee pursuant to the March 2004 Private Placement;

16. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 674,997 shares of our common stock issuable upon the exercise of 674,997 Series C finder's common stock purchase warrants which relate to a finder's fee for the March 2004 Private Placement;

17. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 71,429 shares of our common stock issuable upon the exercise of the 71,429 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued in September of 2003 pursuant to a private placement;

18. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

19. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

20. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 200,000 shares of our common stock issuable upon the exercise of 200,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on May 21, 2004, pursuant to a consulting agreement;

21. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 500,000 shares of our common stock issuable upon the exercise of 500,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on June 7, 2005, pursuant to a consulting agreement;

22. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issued on October 6, 2005 pursuant to a private placement (the "October 2005 Private Placement");

23. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issuable upon the exercise of 95,238 October 2005 non-transferable common stock purchase warrants issued pursuant to the October 2005 Private Placement;

24. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock which relate to a finder's fee for the October 2005 Private Placement;

25. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock issuable upon the exercise of 9,524 non-transferable finder's common stock purchase warrants which relate to a finder's fee for the October 2005 Private Placement;

26. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on September 24, 2004, pursuant to a consulting agreement;

27. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on March 4, 2005, pursuant to a consulting agreement, as amended;

28. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issued on July 10, 2006 pursuant to a private placement (the "July 2006 Private Placement");

29. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issuable upon the exercise of 620,000 common stock purchase warrants issued pursuant to the July 2006 Private Placement; and

30. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 300,000 transferable July 2006 Private Placement common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the July 2006 Private Placement.

We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Shareholders. The proceeds, if any, would be used for general corporate purposes including, in order of priority, working capital, research and development and clinical trials.

The Selling Shareholders may sell their shares through private transactions or in public sales through the over-the-counter markets or on any exchanges on which our shares are traded at the time of sale. These sales may occur at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The Selling Shareholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Shareholders. We will pay substantially all the expenses incident to the registration of the shares, except for sales commissions and other sellers' compensation applicable to sales of the shares.

Our common stock is registered under Section 12(g) of the United States SECURITIES EXCHANGE ACT OF 1934, as amended (the "Exchange Act"), and is quoted on the NASD Over-the-Counter Bulletin Board (the "OTCBB") under the symbol "MIVT". Our common stock is also quoted on each of the Munich and Frankfurt stock exchanges under symbols "MIV.MU" and "MIV.F", respectively. The last reported sales price per share of our common stock as reported by the OTCBB on July 7, 2006, was $0.64.

Our principal offices are located at Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3. Our telephone number is (604) 301-9545 and our facsimile number is (604) 301-9546.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 23 THROUGH 28 BEFORE BUYING ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2006.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND IMPORTANT
INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE
PROSPECTUS.

                                                    TABLE OF CONTENTS

Heading                                                                                                    Page No.

PROSPECTUS SUMMARY...............................................................................................14

   OUR BUSINESS..................................................................................................14
   THE OFFERING..................................................................................................15
   SUMMARY OF FINANCIAL DATA.....................................................................................22
      Balance Sheets.............................................................................................22
      Statements of Operations...................................................................................23

RISK FACTORS.....................................................................................................23

   BECAUSE WE ARE CURRENTLY A DEVELOPMENT STAGE COMPANY, WE HAVE NO PRODUCTS AVAILABLE FOR SALE OR USE AND MAY
   LACK THE FINANCIAL RESOURCES NEEDED TO BRING PRODUCTS TO MARKET...............................................23
   BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE
   ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE MEDICAL DEVICE INDUSTRY..............23
   BECAUSE WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES THROUGH OUR DEVELOPMENT STAGE, WE MAY LACK
   THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.......................................................24
   BECAUSE THE LIFE CYCLE OF MEDICAL PRODUCTS ARE DIFFICULT TO PREDICT, EVEN IF WE WERE TO INTRODUCE A PRODUCT TO
   THE MARKET WE MAY NOT BE ABLE TO GAIN MARKET ACCEPTANCE OF THE PRODUCT........................................24
   BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR NATIONAL COMPETITORS WE MAY LACK THE FINANCIAL
   RESOURCES NEEDED TO CAPTURE MARKET SHARE......................................................................24
   BECAUSE WE HAVE NOT EARNED ANY REVENUES FROM OPERATIONS, ALL OUR CAPITAL REQUIREMENTS HAVE BEEN MET THROUGH
   FINANCING AND IT IS NOT CERTAIN WE WILL BE ABLE TO CONTINUE TO FIND FINANCING TO MEET OUR OPERATING
   REQUIREMENTS..................................................................................................24
   BECAUSE WE ARE IN THE DEVELOPMENT STAGE AND HAVE NOT YET PRODUCED A MARKETABLE PRODUCT, WE MAY LACK THE
   ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE
   IDENTIFIED....................................................................................................25
   BECAUSE WE MAY NOT BE ABLE TO OBTAIN PATENTS FOR THE DEVICES WE ARE CURRENTLY RESEARCHING, WE MAY NOT BE ABLE
   TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS...................................................................25
   BECAUSE PRODUCT LIABILITY IS INHERENT IN THE MEDICAL DEVICES INDUSTRY AND INSURANCE IS EXPENSIVE AND DIFFICULT
   TO OBTAIN, THE COMPANY MAY BE EXPOSED TO LARGE LAWSUITS.......................................................25
   BECAUSE THE HEALTHCARE INDUSTRY IS SUBJECT TO CHANGING POLICIES AND PROCEDURES, WE MAY FIND IT DIFFICULT TO
   CONTINUE TO COMPETE IN AN UNCERTAIN ENVIRONMENT...............................................................26
   THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN BASED ON OUR PAST OPERATING LOSSES
   AND PREDICTED FUTURE OPERATING LOSSES.........................................................................26
   WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE..............................................................26
   OUR ACQUISITIONS MAY NOT BE SUCCESSFUL........................................................................26
   A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND
   ADVERSELY IMPACT OUR OPERATIONS...............................................................................26
   SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SHAREHOLDERS
   MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF
   OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.....................................27
   BECAUSE OUR STOCK IS LISTED ON THE OTCBB AND NOT A LARGER OR MORE RECOGNIZED EXCHANGE, INVESTORS MAY FIND IT
   DIFFICULT TO SELL THEIR SHARES OR OBTAIN ACCURATE QUOTATIONS FOR SHARE PRICES.................................27
   A MAJORITY OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE
   DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR
   DIRECTORS OR OFFICERS.........................................................................................27
   NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.........28

FORWARD-LOOKING STATEMENTS.......................................................................................28

                                                          -10-

USE OF PROCEEDS..................................................................................................28

SELLING SHAREHOLDERS.............................................................................................29

PLAN OF DISTRIBUTION.............................................................................................39

   TIMING OF SALES...............................................................................................39
   NO KNOWN AGREEMENTS TO RESELL THE SHARES......................................................................40
   OFFERING PRICE................................................................................................40
   MANNER OF SALE................................................................................................40
   SALES PURSUANT TO RULE 144....................................................................................41
   REGULATION M..................................................................................................41
   STATE SECURITIES LAWS.........................................................................................41
   EXPENSES OF REGISTRATION......................................................................................41

LEGAL PROCEEDINGS................................................................................................41

   MR. MA........................................................................................................41
   BARRY MIGLIORINI AND JACK NAVENTI DOING BUSINESS AS NATIONAL CAPITAL..........................................42

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................42

   DIRECTORS AND OFFICERS........................................................................................42
   SIGNIFICANT EMPLOYEES OR CONSULTANTS..........................................................................46
   TERMS OF OFFICE...............................................................................................46
   FAMILY RELATIONSHIPS..........................................................................................46
   INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS......................................................................46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................46

   SECURITY OWNERSHIP............................................................................................46
   CHANGES IN CONTROL............................................................................................48

DESCRIPTION OF SECURITIES........................................................................................48

   GENERAL.......................................................................................................48
   VOTING RIGHTS.................................................................................................48
   DIVIDEND POLICY...............................................................................................49
   STOCK TRANSFER AGENT..........................................................................................49

LEGAL MATTERS....................................................................................................49

EXPERTS..........................................................................................................49

INTERESTS OF NAMED EXPERTS AND COUNSEL...........................................................................49

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................50

DESCRIPTION OF BUSINESS..........................................................................................50

   INCORPORATION AND BACKGROUND..................................................................................50
   BUSINESS OVERVIEW.............................................................................................51
   OUR PRODUCTS..................................................................................................51
      Hap Nano-Film Stent Coating Technology.....................................................................51
      Drug-Eluting Stents........................................................................................52
   INDUSTRY BACKGROUND...........................................................................................53
   THE DRUG-ELUTING STENT MARKET.................................................................................53
   COMPETITION...................................................................................................53
      Johnson & Johnson..........................................................................................54
      Guidant Corporation........................................................................................54
      Boston Scientific Corporation..............................................................................54
      Medtronic, Inc.............................................................................................55

                                                          -11-

      Abbott Laboratories........................................................................................55
      Jomed N.v..................................................................................................55
      Implant Sciences Corporation...............................................................................55
   EMPLOYEES.....................................................................................................55
   INTELLECTUAL PROPERTY AND INTANGIBLES.........................................................................56
      Patents....................................................................................................56
      Trademarks.................................................................................................57
   RESEARCH AND DEVELOPMENT PROGRAMS AND ACTIVITIES..............................................................57
   WHERE YOU CAN FIND MORE INFORMATION...........................................................................58

MANAGEMENT'S DISCUSSION AND ANALYSIS.............................................................................58

   PLAN OF OPERATIONS............................................................................................58
      Acquisition of Sagax, Inc..................................................................................59
      Termination of Acquisition of Smt..........................................................................59
      Product Development........................................................................................59
      Business Expansion.........................................................................................60
      Intellectual Property......................................................................................61
      Cash Requirements and Need for Additional Funds............................................................61
   DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION................................................................61
      General & Administrative Expenses..........................................................................61
      Research & Development Expenses............................................................................62
      Depreciation Expense.......................................................................................62
      Liquidity and Capital Resources............................................................................62
      Financing..................................................................................................62
      Warrants...................................................................................................62
      Stock-based Compensation...................................................................................63
      Cash Position..............................................................................................65
      Accounts Payable & Accrued Liabilities.....................................................................65
   OFF-BALANCE SHEET ARRANGEMENTS................................................................................65

DESCRIPTION OF PROPERTY..........................................................................................65

   REAL PROPERTY.................................................................................................65

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................66

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................66

   MARKET INFORMATION............................................................................................66
      OTCBB......................................................................................................66
      Penny Stock................................................................................................66
   HOLDERS OF COMMON SHARES......................................................................................67
   DIVIDENDS.....................................................................................................67

EXECUTIVE COMPENSATION...........................................................................................67

   SUMMARY COMPENSATION TABLE....................................................................................67
   STOCK OPTION GRANTS...........................................................................................68
   EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES.........................................................69
   LONG-TERM INCENTIVE PLANS.....................................................................................69
   EMPLOYMENT CONTRACTS..........................................................................................70

FINANCIAL STATEMENTS.............................................................................................70

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS....................................................................71

PART II INFORMATION NOT REQUIRED IN PROSPECTUS...................................................................75

   INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................................................75
      Nevada Revised Statutes....................................................................................75
      Our Articles of Incorporation..............................................................................77
      Our Bylaws.................................................................................................77
      Opinion of the Sec.........................................................................................78

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................78

                                                          -12-

RECENT SALES OF UNREGISTERED SECURITIES..........................................................................78

   PRIVATE PLACEMENTS............................................................................................78
   ISSUE OF SHARES FOR SERVICES..................................................................................84

EXHIBITS.........................................................................................................86

UNDERTAKINGS.....................................................................................................87

SIGNATURES.......................................................................................................89

POWER OF ATTORNEY................................................................................................90

                               PROSPECTUS SUMMARY

This prospectus is part of a resale registration statement. The selling shareholders (the "Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the United States Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our", the "Company", and "MIV" mean MIV Therapeutics, Inc. All dollar amounts refer to United States dollars unless otherwise indicated.

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

OUR BUSINESS

MIV Therapeutics, Inc. (the "Company" or "MIV") is involved in the design, manufacture and development a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

The Company was incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On April 25, 2000, the Company filed a registration statement on Form 10SB to register its common stock under the United States SECURITIES EXCHANGE ACT OF 1934, as amended (the "Exchange Act"), and thereby became a reporting company, and also became eligible for listing its common stock on the NASD Over-the-Counter Bulletin Board (the "OTCBB"). The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In April 2001 the Company signed a Share Exchange and Finance Agreement (the "Share Exchange") with M-I Vascular Innovations, Inc. ("M-I Vascular"), a stent medical device development company, and the Company exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares in the Company. Pursuant to the terms of the Share Agreement the Company completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May 2001 the Company announced a change of business and control, elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend the Company's Articles of Incorporation, the Company changed its name to MIV Therapeutics, Inc. The Company's shares are currently trading under the symbol "MIVT" on the OTCBB and are quoted on each of the Munich and Frankfurt stock exchanges under symbols "MIV.MU" and "MIV.F", respectively.

In December 2004, MIVI Technologies, Inc., our wholly-owned and operating subsidiary, received a Government of Canada grant for the research program titled "Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents". The Canadian National Research Council approved MIVI Technologies, Inc.'s application following an in depth familiarization with the advanced concept of novel technologies proposed by MIVI Technologies, Inc. and a review of our organizational and fiscal capability to carry on with the program.

Our company is an advanced stage research and development company pursuing the commercialization of the next generation of fully biocompatible coatings for stents and other medical devices with the intent of providing healing solutions for cardiovascular disease and other conditions. In collaboration with UBC, the Company has developed unique coating technologies that utilize Hydroxyapatite

(HAp) for application on medical devices and drug delivery systems. Coronary stents are used to treat cardiovascular disorder caused by the narrowing or blockage of coronary arteries. Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that previously accompanied simple balloon angioplasty. Approximately 80% of heart disease can be treated effectively with stenting.

The Company, in collaboration with UBC, has developed unique coating technologies that utilize Hydroxyapatite ("HAp") for application on medical devices and drug delivery systems. HAp is naturally found in bone and tooth enamel and is rapidly integrated into the human body. As such, it may inhibit a variety of adverse and inflammatory reactions and potentially help reduce restenosis, a recurrence of coronary artery disease following angioplasty. It is also believed that HAp-coated cardiovascular stents will not trigger late adverse thrombogenic reactions.

Over the next several years the Company intends to expand its technologies to include several promising drug delivery platforms. Drug delivery is a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

The Company expects to enter the drug-eluting stent market by using a thicker coating of HAp loaded with a suitable drug, i.e. anti-inflammatory. The technology has applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents. The Company's lead product in development is a passive, nano-film HAp coating. In parallel, the Company is developing multi-layer and composite film coatings with drug-eluting capabilities to facilitate therapeutics and treatments for localized drug delivery systems.

THE OFFERING



The Company:               MIV Therapeutics, Inc.

The Selling Shareholders:  The selling shareholders (the "Selling Shareholders")
                           are comprised of existing shareholders of MIV who acquired convertible securities, shares and common stock purchase warrants from us in various private placement transactions completed and pursuant to various service agreements entered into between 2003 to 2006. The common stock purchase warrants entitle the Selling Shareholders to purchase additional shares from us. The offer and sale of the convertible securities, the shares and the common stock purchase warrants by us to the Selling Shareholders was exempt in each such instance from the registration requirements of the United States SECURITIES ACT OF 1933, as amended (the "Securities Act") in accordance with Regulation S, Rule 506 of Regulation D and
                           Section 4(2) of the Securities Act.

Shares offered by the      The shares of common stock offered by the Selling
Selling Shareholders and   Shareholders include the following, as described
offering price:            under the section of this prospectus entitled
                           "Selling Shareholders":


                           1. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 7,684,995 shares of our common stock issued on August 11, 2005 pursuant to a private placement (the "August 2005 Private Placement");

                           2. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series A Warrants issued pursuant to the August 2005 Private Placement;

                           3. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series B Warrants issued pursuant to the August 2005 Private Placement;

                           4. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series A finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;

                           5. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series B finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;

                           6. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,158,920 shares of our common stock issued on October 4, 2005 upon the conversion of senior secured convertible debentures issued on March 15, 2005 pursuant to a private placement (the "March 2005 Private Placement);

                           7. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 1,851,500 transferable "March 2005 Placement Warrants" to purchase shares of our common stock pursuant to the March 2005 Private Placement;

                           8. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,851,500 shares of our common stock issuable upon the exercise of the 1,851,500 March 2005 Placement Warrants;

Shares offered by the      9.       the resale by a certain Selling Shareholder,
Selling Shareholders               and its transferees, donees or successors,
and offering price                  of 400,000 shares of our common stock
(cont.):                            issuable upon the exercise of the 400,000
                                    non-transferable common stock purchase
                                    warrants to purchase shares of our common stock which were issued in February of 2003 pursuant to a consulting agreement;

                           10. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 1,000,000 shares of our common stock issuable upon the exercise of 1,000,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on October 24, 2003, pursuant to a consulting agreement;

                           11. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 2,750,000 shares of our common stock issuable upon the exercise of 2,750,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on July 1, 2005, pursuant to a letter of engagement, as amended;

                           12. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 5,152,773 shares of our common stock issued on March 29, 2004 pursuant to a private placement (the "March 2004 Private Placement");

                           13. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 2,815,444 transferable Series A common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2004 Private Placement;

                           14. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,815,444 shares of our common stock issuable upon the exercise of 2,815,444 Series A common stock purchase warrants issued pursuant to the March 2004 Private Placement;

                           15. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 674,997 transferable Series C common stock purchase warrants to purchase shares of our common stock which were issued as a finder's fee pursuant to the March 2004 Private Placement;

                           16. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 674,997 shares of our common stock issuable upon the exercise of 674,997 Series C finder's common stock purchase warrants which relate to a finder's fee for the March 2004 Private Placement;

Shares offered by the      17.      the resale by a certain Selling Shareholder,
Selling Shareholders                and its transferees, donees or successors,
and offering price                  of 71,429 shares of our common stock
(cont.):                            issuable upon the exercise of the 71,429
                                    non-transferable common stock purchase
                                    warrants to purchase shares of our common stock which were issued in September of 2003 pursuant to a private placement;

                           18. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

                           19. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

                           20. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 200,000 shares of our common stock issuable upon the exercise of 200,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on May 21, 2004, pursuant to a consulting agreement;

                           21. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 500,000 shares of our common stock issuable upon the exercise of 500,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on June 7, 2005, pursuant to a consulting agreement;

                           22. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issued on October 6, 2005 pursuant to a private placement (the "October 2005 Private Placement");

                           23. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issuable upon the exercise of 95,238 October 2005 non-transferable common stock purchase warrants issued pursuant to the October 2005 Private Placement;

                           24. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock which relate to a finder's fee for the October 2005 Private Placement;

                           25. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock issuable upon the exercise of 9,524 non-transferable finder's common stock purchase warrants which relate to a finder's fee for the October 2005 Private Placement;

Shares offered by the      26.      the resale by a certain Selling Shareholder,
Selling Shareholders                and its transferees, donees or successors,
and offering price                  of 400,000 shares of our common stock
(cont.):                            issuable upon the exercise of 400,000
                                    non-transferable common stock purchase
                                    warrants to purchase shares of our common stock which were issued on September 24, 2004, pursuant to a consulting agreement;

                           27. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on March 4, 2005, pursuant to a consulting agreement, as amended;

                           28. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issued on July 10, 2006 pursuant to a private placement (the "July 2006 Private Placement");

                           29. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issuable upon the exercise of 620,000 common stock purchase warrants issued pursuant to the July 2006 Private Placement; and

                           30. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 300,000 transferable July 2006 Private Placement common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the July 2006 Private Placement.

                           The Selling Shareholders can sell the shares and warrants at any price.

Registration rights:       We have agreed to register the securities that are
                           the subject of this prospectus pursuant to agreements with the Selling Shareholders.

Terms of the offering:     The Selling Shareholders will determine when and how
                           they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $74,094.80. Refer to "Plan of Distribution".

Use of proceeds:           We will not receive any proceeds from this offering.
                           However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Shareholders. The proceeds, if any, would be used for general corporate purposes including, but not limited to, working capital, research and development, equipment purchase and modification, and pre-clinical and clinical trials.
                           We will incur all costs associated with the filing of this registration statement and prospectus.

Market for our common      Our common stock is presently traded on the OTCBB
stock:                     under the symbol "MIVT" and is quoted on each of the
                           Munich and Frankfurt stock exchanges under symbols
                           "MIV.MU" and "MIV.F", respectively. The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

Outstanding shares of      There were 71,622,489 shares of our common stock
common stock:              issued and outstanding as at July 10, 2006.

Risk factors:              See "Risk Factors" and the other information in this
                           prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

The above information regarding common stock to be outstanding after the offering is based on 71,622,489 shares of common stock outstanding as at July 10, 2006 and assumes the subsequent exercise of each common stock purchase warrant by the Selling Shareholders.

On August 11, 2005, the Company issued 7,684,995 units (each an "August 2005 Unit") at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable Series A common stock purchase warrant (each an "August 2005 Series A Warrant") and one-half of one non-transferable Series B common stock share purchase warrant (each an "August 2005 Series B Warrant"; and, collectively, the "August 2005 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the common stock purchase warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Each whole August 2005 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.65 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) August 11, 2006 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24). There were also 62,500 non-transferable August 2005 Series A finder's common stock share purchase warrants and 62,500 non-transferable August 2005 Series B finder's common stock purchase warrants issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants and the August 2005 Series B Warrants, respectively (collectively, the "August 2005 Finder's Fee Warrants"). Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005, with Casimir Capital L.P. ("Casimir") and relating to a previous right of refusal granted to Casimir under the March 2005 Private Placement.

On October 4, 2005, the Company issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain senior secured convertible debentures (each a "Convertible Debenture") issued by us on March 15, 2005 pursuant to a private placement (the "March 2005 Private Placement"). As part of the March 2005 Private Placement each $0.25 of the principal indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable common stock purchase warrant (each a "March 2005 Placement Warrant") exercisable at a price of $0.25 per share until March 15, 2010.

In May of 2003 the Company issued 400,000 non-transferable common stock purchase warrants pursuant to a February 2003 consulting agreement exercisable at an exercise price of at $0.50 per share until May 20, 2008 (collectively, the "May 2003 Warrants").

In October of 2003 the Company issued 1,000,000 non-transferable common stock purchase warrants pursuant to a consulting agreement, with 500,000 of such warrants being exercisable at an exercise price of $0.50 per share, and with 500,000 of such warrants being exercisable at an exercise price of $0.75 per share, until October 24, 2006, in each such instance (collectively, the "October 2003 Warrants").

On July 1, 2005, the Company issued 2,750,000 non-transferable common stock purchase warrants pursuant to a letter of engagement, as amended, to purchase 2,750,000 shares of our common stock at an, exercise price of $0.50 per share until July 1, 2008 (collectively, the "July 2005 Warrants").

On March 29, 2004, the Company issued 6,749,995 units (each a "March 2004 Unit") at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one transferable Series A common stock purchase warrant (each a "March 2004 Series A Warrant") and one-half of one transferable Series B common stock purchase warrant (each a "March 2004 Series B Warrant"; and, collectively, the "March 2004 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry. There were also 674,997 transferable March 2004 Series C finder's common stock purchase warrants issued in relation to the March 2004 Private Placement which are exercisable upon the same terms and conditions as the March 2004 Series A Warrants (collectively, the "March 2004 Finder's Fee Warrants").

On September 8, 2003, the Company issued 71,429 non-transferable common stock purchase warrants pursuant to a private placement to purchase 71,429 shares of our common stock at an exercise price of $0.75 per share until September 8, 2006 (collectively, the "September 2003 Warrants").

On February 2, 2006, the Company issued 150,000 non-transferable common stock purchase warrants pursuant to a consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. On February 2, 2006, the Company also issued a further 150,000 non-transferable common stock purchase warrants pursuant to a further consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011 (collectively, the "February 2006 Warrants").

On May 21, 2004, the Company issued 200,000 non-transferable common stock purchase warrants pursuant to a consulting agreement to purchase 200,000 shares of our common stock at an exercise price of $0.45 per share until May 21, 2007(collectively, the "May 2004 Warrants").

On June 7, 2005, the Company issued 500,000 non-transferable common stock purchase warrants pursuant to a consulting agreement to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share until June 7, 2008 (collectively, the "June 2005 Warrants").

On October 6, 2005, the Company issued 95,238 units (each an "October 2005 Unit") at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable common stock purchase warrant (each an "October 2005 Warrant"; and, collectively, the "October 2005 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation S. Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing on October 6, 2005 and ending on October 6, 2007. There were also 9,524 common shares and 9,524 non-transferable October 2005 finder's common stock purchase warrants issued in relation to the October 2005 Private Placement which are exercisable upon the same terms and conditions as the October 2005 Warrants (collectively, the "October 2006 Finder's Fee Warrants").

On September 24, 2004, the Company issued 400,000 non-transferable common stock purchase warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until September 24, 2009 (collectively, the "September 2004 Warrants").

On March 4, 2005, the Company issued 400,000 non-transferable common stock purchase warrants pursuant to an amended consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until March 4, 2010 (collectively, the "March 2005 Warrants").

On July 10, 2006, the Company issued 620,000 units (each a "July 2006 Unit") at a price of $0.50 per July 2006 Unit, with each July 2006 Unit consisting of one common share and one common stock purchase warrant (each a "July 2006 Warrant"; and, collectively, the "July 2006 Private Placement"). The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 and ending on the earlier of (i) January 10, 2008 and (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement. An aggregate of 300,000 of the July 2006 Warrants issued to one Selling Shareholder are transferable.

See "Recent Sales of Unregistered Securities for a further description of the securities being offered under this prospectus by the Selling Shareholders.

SUMMARY OF FINANCIAL DATA

The following consolidated financial data has been derived from and should be read in conjunction with (i) our unaudited interim consolidated financial statements for the nine months ended February 28, 2006, and for the periods from inception (January 20, 1999) to February 28, 2006, and (ii) our audited consolidated financial statements for the year ended May 31, 2005, and for the periods from inception (January 20, 1999) to May 31, 2005, together with the notes to our consolidated financial statements and the section of this prospectus entitled "Management's Discussion and Analysis".

BALANCE SHEETS


                                              Nine Months Ended        Year Ended May 31,         Year Ended May 31,
                                              February 28, 2006               2005                       2004
                                            ----------------------    ----------------------    -----------------------
        Cash and cash equivalents                $2,650,073                 $492,709                  $2,034,530

        Total assets                             $3,117,048                 $861,205                  $2,480,074

        Total current liabilities                 $181,000                 $1,063,449                  $184,456

        Total stockholders' equity
        (deficit)                                $2,906,418                ($202,244)                 $2,295,618

                                      -22-

STATEMENTS OF OPERATIONS

                     Nine Months      Nine Months                                          From            From
                        Ended            Ended         Year Ended      Year Ended      Inception to     Inception to
                     February 28,     February 28,       May 31,         May 31,       February 28,       May 31,
                         2006            2005             2005            2004             2006            2005
                     -----------      -----------       ---------       ---------       -----------      ---------

Revenue                 $Nil             $Nil             $Nil            $Nil             $Nil             $Nil

Expenses              5,808,061        3,521,653       $6,559,013      $4,013,845       30,097,547      $24,289,488

Net Loss for the
Period                5,750,040        3,539,429       $6,608,882      $3,471,891       $28,627,324     $22,877,286


                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You may lose all or part of your investment due to any of these risks. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE ARE CURRENTLY A DEVELOPMENT STAGE COMPANY, WE HAVE NO PRODUCTS AVAILABLE FOR SALE OR USE AND MAY LACK THE FINANCIAL RESOURCES NEEDED TO BRING PRODUCTS TO MARKET.

The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products. Thus, the Company's long-term viability, growth and profitability will depend upon successful testing, approval and commercialization of the coating technology resulting from its research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals and, even if obtained, there can be no assurance that any product approval would lead to the successful commercialization of the product approved.

Furthermore, the Company does not expect to begin the regulatory approval process in the United States for at least the next three years and, prior to this, will only pursue approval and marketing of its products in the countries recognizing the CE Mark; such as most European and Asian countries.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE MEDICAL DEVICE INDUSTRY.

The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute MIV's business plan or manage any growth of the MIV business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels and whether the Company can control costs. Many of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

BECAUSE WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES THROUGH OUR DEVELOPMENT STAGE, WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.

Since inception the Company has suffered recurring losses totalling $28,627,324 as of February 28, 2006. The Company has funded its operations through the issuance of common stock, and through related party loans since inception, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There are no assurances that any such events will occur, that the Company will attain revenues from commercialization of its products or that the Company will ever achieve profitable operations.

BECAUSE THE LIFE CYCLE OF MEDICAL PRODUCTS ARE DIFFICULT TO PREDICT, EVEN IF WE WERE TO INTRODUCE A PRODUCT TO THE MARKET WE MAY NOT BE ABLE TO GAIN MARKET ACCEPTANCE OF THE PRODUCT.

The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations. To successfully gain market acceptance, the Company must develop the ability to manufacture its products in large quantities in compliance with regulatory requirements and at an acceptable cost. The Company has no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product. Moreover, there can be no assurance that the Company will be successful in scaling up manufacturing operations sufficient to produce its products in sufficient volume to generate market acceptance.

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR NATIONAL COMPETITORS WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE MARKET SHARE.

The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with its products, should it be successfully approved and commercialized. Moreover, even if the Company successfully brings its products to market ahead of its projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs.

Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

BECAUSE WE HAVE NOT EARNED ANY REVENUES FROM OPERATIONS, ALL OUR CAPITAL REQUIREMENTS HAVE BEEN MET THROUGH FINANCING AND IT IS NOT CERTAIN WE WILL BE ABLE TO CONTINUE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.

The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements. The Company estimates that its current working capital will support its activities for no more than 18 months. After that time the Company will need additional financing. The Company is currently anticipating further subscriptions for its common stock, but there is no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for the Company to meet its current and expected working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of the Company's future financing requirements.

Furthermore, in the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

BECAUSE WE ARE IN THE DEVELOPMENT STAGE AND HAVE NOT YET PRODUCED A MARKETABLE PRODUCT, WE MAY LACK THE ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE IDENTIFIED.

Our Company currently has nine full time employees and only four full-time officers and directors. We have entered into consulting agreements with two individuals, who are also directors, to provide management services to the Company. The remainder of the Company's management has been undertaken by independent consultants. This may make it difficult for the Company to attract capital investment sufficient to meet its capital needs.

Because the Company is in the development stage and has not yet produced a marketable product, it will be reliant upon its ability to attract skilled members of the stent or medical products' industries. There can be no assurance that the Company will be able to identify suitable candidates for employment, or to attract them to the Company should they be identified. In addition, the Company will be heavily dependent upon creative design and engineering skills of individuals with whom it has little familiarity, and who may not perform as expected.

BECAUSE WE MAY NOT BE ABLE TO OBTAIN PATENTS FOR THE DEVICES WE ARE CURRENTLY RESEARCHING, WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

The Company's success will depend in part on whether the Company can obtain patent protection for its products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. The Company has patent applications pending in the United States and in several foreign markets, and is in the process of filing additional patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and the Company's products, if successfully developed, may interfere with the intellectual property rights of these companies. The Company's success will depend on its products not infringing patents that the Company expects would be vigorously defended. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents the MIV laser-cut stent, there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the MIV laser-cut stent could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

BECAUSE PRODUCT LIABILITY IS INHERENT IN THE MEDICAL DEVICES INDUSTRY AND INSURANCE IS EXPENSIVE AND DIFFICULT TO OBTAIN, THE COMPANY MAY BE EXPOSED TO LARGE LAWSUITS.

The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that the MIV Stent or other products developed by the Company will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company and could have a material adverse effect on the Company's results or ability to continue marketing its products.

BECAUSE THE HEALTHCARE INDUSTRY IS SUBJECT TO CHANGING POLICIES AND PROCEDURES, WE MAY FIND IT DIFFICULT TO CONTINUE TO COMPETE IN AN UNCERTAIN ENVIRONMENT.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that the Company intends to develop. This could substantially impair the Company's ability to successfully commercialize the MIV Stent, which would have a material adverse effect on the Company's performance.

THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN BASED ON OUR PAST OPERATING LOSSES AND PREDICTED FUTURE OPERATING LOSSES.

Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured or sufficient revenues to support its operations be generated.

There are no assurances that the company will be successful in achieving these goals.

WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our research and development plans will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

OUR ACQUISITIONS MAY NOT BE SUCCESSFUL.

As part of our growth strategy, we intend to acquire additional companies and assets. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive companies and assets. Even if we are successful in acquiring additional companies and assets, some of the companies and assets may not produce revenues at anticipated levels or within specified time periods. There is no assurance that we will be able to successfully integrate acquired companies and assets, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SHAREHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 71,622,489 shares of common stock outstanding as at July 10, 2006. When this registration statement is declared effective, the Selling Shareholders will be able to resell up to 36,619,578 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Further, to the extent any of the Selling Shareholders exercise any of the common stock purchase warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as the Selling Shareholders sell their shares of our common stock could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and may lose all or part of their investment.

BECAUSE OUR STOCK IS LISTED ON THE OTCBB AND NOT A LARGER OR MORE RECOGNIZED EXCHANGE, INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES OR OBTAIN ACCURATE QUOTATIONS FOR SHARE PRICES.

The Company's common stock is listed on the NASD Over-the-Counter Bulletin Board (the "OTCBB"). Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the SECURITIES EXCHANGE ACT OF 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-NASDAQ equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's stockholders to sell their stock in the secondary market.

A MAJORITY OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus who are not residents of the United States.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements involve risks and uncertainties regarding the availability of funds, government regulations, operating costs, outcomes of research programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, business research and development, availability of funds and operating costs. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 does not apply to the offering made in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Shareholders. All proceeds from the sale of the shares will be for the account of the Selling Shareholders, as described below in the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution". However, we may receive up to approximately $11,649,264.04 from the exercise of the August 2005 Series A Warrants, the August 2005 Series B Warrants, the August 2005 Finder's Fee Warrants, the March 2005 Placement Warrants, the May 2003 Warrants, the October 2003 Warrants, the July 2005 Warrants, the March 2004 Series A Warrants, the March 2004 Finder's Fee Warrants, the September 2003 Warrants, the February 2006 Warrants, the May 2004 Warrants, the June 2005 Warrants, the October 2005 Warrants, the October 2005 Finder's Fee Warrants, the September 2003 Warrants, the March 2005 Warrants and the July 2006 Warrants, respectively (collectively, the "Warrants"), held by the Selling Shareholders. This figure assumes that all of the Warrants are exercised. There is no guarantee that any Warrants will be exercised or that the Company will receive any proceeds. The proceeds, if any, would be used for general corporate purposes including, but not limited to, working capital, research and development, equipment purchase and modification, and pre-clinical and clinical trials. We will however incur all costs associated with this registration statement and prospectus.

The foregoing represents the Company's intentions based upon its present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the warrants in a manner other than as described in this prospectus.


                              SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering all of the 36,619,578 shares of common stock and 5,641,941 transferable common stock purchase warrants to purchase shares of common stock offered through this prospectus. The securities are comprised of:

1. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 7,684,995 shares of our common stock issued on August 11, 2005 pursuant to the August 2005 Private Placement;

2. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of the 3,842,498 non-transferable August 2005 Series A Warrants issued pursuant to the August 2005 Private Placement;

3. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of the 3,842,498 non-transferable August 2005 Series B Warrants issued pursuant to the August 2005 Private Placement;

4. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of the 62,500 non-transferable Series A August 2005 Finder's Fee Warrants which relate to a finder's fee for the August 2005 Private Placement;

5. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of the 62,500 non-transferable Series B August 2005 Finder's Fee Warrants which relate to a finder's fee for the August 2005 Private Placement;

6. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,158,920 shares of our common stock issued on October 4, 2005 upon the conversion of the Convertible Debentures issued on March 15, 2005 pursuant to the March 2005 Private Placement;

7. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 1,851,500 transferable March 2005 Placement Warrants to purchase shares of our common stock which issued pursuant to the March 2005 Private Placement;

8. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,851,500 shares of our common stock issuable upon the exercise of the 1,851,500 March 2005 Placement Warrants;

9. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of the 400,000 non-transferable February 2003 Warrants to purchase shares of our common stock which were issued in February of 2003 pursuant to a consulting agreement;

10. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 1,000,000 shares of our common stock issuable upon the exercise of the 1,000,000 non-transferable October 2003 Warrants to purchase shares of our common stock which were issued on October 24, 2003, pursuant to a consulting agreement;

11. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 2,750,000 shares of our common stock issuable upon the exercise of the 2,750,000 non-transferable July 2005 Warrants to purchase shares of our common stock which were issued on July 1, 2005, pursuant to a letter of engagement, as amended;

12. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 5,152,773 shares of our common stock issued on March 29, 2004 pursuant to the March 2004 Private Placement;

13. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 2,815,444 transferable Series A common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2004 Private Placement;

14. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,815,444 shares of our common stock issuable upon the exercise of 2,815,444 Series A common stock purchase warrants issued pursuant to the March 2004 Private Placement;

15. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 674,997 transferable Series C common stock purchase warrants to purchase shares of our common stock which were issued as a finder's fee pursuant to the March 2004 Private Placement;

16. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 674,997 shares of our common stock issuable upon the exercise of 674,997 Series C finder's common stock purchase warrants which relate to a finder's fee for the March 2004 Private Placement;

17. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 71,429 shares of our common stock issuable upon the exercise of the 71,429 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued in September of 2003 pursuant to a private placement;

18. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

19. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

20. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 200,000 shares of our common stock issuable upon the exercise of 200,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on May 21, 2004, pursuant to a consulting agreement;

21. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 500,000 shares of our common stock issuable upon the exercise of 500,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on June 7, 2005, pursuant to a consulting agreement;

22. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issued on October 6, 2005 pursuant to a private placement (the "October 2005 Private Placement");

23. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issuable upon the exercise of 95,238 October 2005 non-transferable common stock purchase warrants issued pursuant to the October 2005 Private Placement;

24. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock which relate to a finder's fee for the October 2005 Private Placement;

25. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock issuable upon the exercise of 9,524 non-transferable finder's common stock purchase warrants which relate to a finder's fee for the October 2005 Private Placement;

26. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on September 24, 2004, pursuant to a consulting agreement;

27. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on March 4, 2005, pursuant to a consulting agreement, as amended;

28. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issued on July 10, 2006 pursuant to the July 2006 Private Placement;

29. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issuable upon the exercise of the 620,000 July 2006 Warrants issued pursuant to the July 2006 Private Placement; and

30. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 300,000 transferable July 2006 Warrants to purchase shares of our common stock which were issued pursuant to the July 2006 Private Placement.

On August 11, 2005, the Company issued 7,684,995 August 2005 Units at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable August 2005 Series A Warrant and one-half of one non-transferable August 2005 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the common stock purchase warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Each whole August 2005 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.65 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) August 11, 2006 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24). There were also 62,500 non-transferable Series A August 2005 Finder's Fee Warrants and 62,500 non-transferable Series B August 2005 Finder's Fee Warrants issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants and the August 2005 Series B Warrants, respectively. Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005, with Casimir and relating to a previous right of refusal granted to Casimir under the March 2005 Private Placement.

On October 4, 2005, the Company issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain senior secured Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the principal indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010.

In October of 2003 the Company issued 1,000,000 non-transferable October 2003 Warrants pursuant to a consulting agreement, with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.50 per share, and with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.75 per share, until October 24, 2006, in each such instance.

On July 1, 2005, the Company issued 2,750,000 non-transferable July 2005 Warrants pursuant to a letter of engagement, as amended, to purchase 2,750,000 shares of our common stock at an, exercise price of $0.50 per share until July 1, 2008.

On March 29, 2004, the Company issued 6,749,995 March 2004 Units at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one transferable March 2004 Series A Warrant and one-half of one transferable March 2004 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry. There were also 674,997 transferable March 2004 Finder's Fee Warrants issued in relation to the March 2004 Private Placement which are exercisable upon the same terms and conditions as the March 2004 Series A Warrants.

On September 8, 2003, the Company issued 71,429 non-transferable September 2003 Warrants pursuant to a private placement to purchase 71,429 shares of our common stock at an exercise price of $0.75 per share until September 8, 2006.

In May of 2003 the Company issued 400,000 non-transferable May 2003 Warrants pursuant to a February 2003 consulting agreement exercisable at an exercise price of at $0.50 per share until May 20, 2008.

On February 2, 2006, the Company issued 150,000 non-transferable February 2006 Warrants pursuant to a consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. On February 2, 2006, the Company also issued a further 150,000 non-transferable February 2006 Warrants pursuant to a further consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011.

On May 21, 2004, the Company issued 200,000 non-transferable May 2004 Warrants pursuant to a consulting agreement to purchase 200,000 shares of our common stock at an exercise price of $0.45 per share until May 21, 2007.

On June 7, 2005, the Company issued 500,000 non-transferable June 2005 Warrants pursuant to a consulting agreement to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share until June 7, 2008.

On October 6, 2005, the Company issued 95,238 October 2005 Units at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable October 2005 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation
S. Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing on October 6, 2005 and ending on October 6, 2007. There were also 9,524 common shares and 9,524 non-transferable October 2005 Finder's Fee Warrants issued in relation to the October 2005 Private Placement which are exercisable upon the same terms and conditions as the October 2005 Warrants.

On September 24, 2004, the Company issued 400,000 non-transferable September 2004 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until September 24, 2009.

On March 4, 2005, the Company issued 400,000 non-transferable March 2005 Warrants pursuant to an amended consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until March 4, 2010.

On July 10, 2006, the Company issued 620,000 July 2006 Units at a price of $0.50 per July 2006 Unit, with each July 2006 Unit consisting of one common share and one July 2006 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 and ending on the earlier of (i) January 10, 2008 and (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement. An aggregate of 300,000 of the July 2006 Warrants issued to one Selling Shareholder are transferable.

See "Recent Sales of Unregistered Securities for a further description of the securities being offered under this prospectus by the Selling Shareholders.

The following table provides, as of July 10, 2006, information regarding the beneficial ownership of our common shares held by each of the Selling Shareholders, including:

1. the number of shares owned by each Selling Shareholder prior to this offering;

2.       the total number of shares that are to be offered by each Selling
         Shareholder;

3. the total number of shares that will be owned by each Selling Shareholder upon completion of the offering;

4.       the percentage owned by each Selling Shareholder; and

5. the identity of the beneficial holder of any entity that owns the shares.

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to "Shares Beneficially Owned Prior to this Offering" includes the shares issuable upon exercise of the Warrants held by the Selling Shareholders as these Warrants are exercisable within 60 days of July 10, 2006. The "Number of Shares Being Offered" includes the shares acquired by the Selling Shareholders in the private placement transactions described above and the shares that are issuable upon exercise of the Warrants acquired by the Selling Shareholders. Information with respect to "Shares Beneficially Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Shareholders. Except as described below and to our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. TO OUR KNOWLEDGE NONE OF THE SELLING SHAREHOLDERS IS EITHER AN UNDERWRITER, A BROKER-DEALER OR AN AFFILIATE OF AN UNDERWRITER OR A BROKER-DEALER.

---------------------------------------- ---------------------------------- ----------------- ---------------------------------
                                                                               NUMBER OF
                                         SHARES BENEFICIALLY OWNED PRIOR      SHARES BEING    SHARES BENEFICIALLY OWNED AFTER
                                                TO THIS OFFERING(1)             OFFERED               THIS OFFERING(1)
---------------------------------------- ---------------------------------- ----------------- ---------------------------------
NAME OF SELLING SHAREHOLDER(1)               NUMBER        PERCENTAGE(2)         NUMBER          NUMBER        PERCENTAGE(2)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
MARCH 2004 PRIVATE PLACEMENT SHARES
AND MARCH 2004 SERIES A WARRANT AND
FINDER'S FEE WARRANT SHARES(3)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
TCMP(3) Partners(4)                          166,667           0.23%            166,667            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Michael R. Hamblett                          450,000           0.62%            450,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Alpha Capital AG(5)                         1,666,666          2.27%           1,666,666           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
SRG Capital LLC(6)                           675,000           0.93%            675,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Stonestreet LP(7)                           1,250,000          1.72%           1,250,000           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Whalehaven(8)                                333,333           0.46%            333,333            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Bridges and Pipes LLC(9)                     361,111           0.50%            361,111            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Bristol Investment Fund(10)                 1,333,332          1.83%           1,333,332           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Alki Partners, L.P.(11)                      200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Alki Fund, Ltd.(12)                          133,333           0.19%            133,333            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
David I. Goodfriend                          11,000            0.02%             11,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Amnon Mandelbaum                             110,000           0.15%            110,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Ellis International Limited Inc.(13)         333,333           0.46%            333,333            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rockwood Group, LLC(14)                      277,777           0.39%            277,777            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
DKR Soundshore Oasis Holding Fund
Ltd.(15)                                     666,666           0.92%            666,666            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Robert MacGregor                             67,500            0.09%             67,500            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
MW Crow Family LP(16)                        371,247           0.52%            371,247            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Richard Smithline                            67,500            0.09%             67,500            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
David Fuchs                                  67,500            0.09%             67,500            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Bradford Monks                               16,875            0.03%             16,875            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Robert Yingling                              16,875            0.03%             16,875            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
David Filer                                  67,500            0.09%             67,500            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
AUGUST 2005 PRIVATE PLACEMENT SHARES
AND AUGUST 2005 SERIES A WARRANT AND
SERIES B WARRANT SHARES(17)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Dharmesh B. Shingala and Gita D.            3,033,334          4.10%           3,033,334           Nil              Nil
Shingala
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rahul C. Vaghasia and Ghanshyam C.
Vaghasia                                     300,000           0.42%            300,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------

                                                               -34-

---------------------------------------- ---------------------------------- ----------------- ---------------------------------
                                                                               NUMBER OF
                                         SHARES BENEFICIALLY OWNED PRIOR      SHARES BEING    SHARES BENEFICIALLY OWNED AFTER
                                                TO THIS OFFERING(1)             OFFERED               THIS OFFERING(1)
---------------------------------------- ---------------------------------- ----------------- ---------------------------------
NAME OF SELLING SHAREHOLDER(1)               NUMBER        PERCENTAGE(2)         NUMBER          NUMBER        PERCENTAGE(2)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Kunal Dobariya                               200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Santilal V. Dobaria                          100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Peter Rothschild                             220,000           0.31%            220,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Arjun N. Malavia                             220,000           0.31%            220,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Paresh S. Patel                              444,444           0.63%            444,444            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Khodubhai S. Patel                           100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rajnikant P. Amin                            100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Ramesh Savani                                200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Bharat D. Bhakta                             900,000           1.24%            900,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Richard L. Gerson                            200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Parthiv V Shah                               50,000            0.07%             50,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Daniel J. Ready                              100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rasik Gondalia                               200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Parag Karmarkar and Rashmi Sohoni            100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Mihir V. Shah                                100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Harshad V. Shah                              400,000           0.56%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Aspi Variava                                 400,000           0.56%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Sudha Bhakta                                1,600,000          2.19%           1,600,000           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Ravi Bhakta                                 1,600,000          2.19%           1,600,000           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Indira Bhakta                                800,000           1.11%            800,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Bharti S. Bhakta                             200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
0730506 B.C. Ltd.(18)                       1,111,112          1.53%           1,111,112           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Manish Kothari and Preeti Kothari            100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Pravin N. Sheladia                           100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Urmi Dhirajlal Kotadia                      1,811,112          2.47%           1,811,112           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Hitesh H. Zinzuwadia & Rina H.
Zinzuwadia                                   100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Kiritkumar V. Viradiya & Manisha K.
Viradiya                                     100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Hiren B. Shingala & Shaila H. Shingala       100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Thomas J. Deutsch Law Corporation(19)        79,988            0.11%             79,988            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------

                                                               -35-

---------------------------------------- ---------------------------------- ----------------- ---------------------------------
                                                                               NUMBER OF
                                         SHARES BENEFICIALLY OWNED PRIOR      SHARES BEING    SHARES BENEFICIALLY OWNED AFTER
                                                TO THIS OFFERING(1)             OFFERED               THIS OFFERING(1)
---------------------------------------- ---------------------------------- ----------------- ---------------------------------
NAME OF SELLING SHAREHOLDER(1)               NUMBER        PERCENTAGE(2)         NUMBER          NUMBER        PERCENTAGE(2)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Lata R. Shah                                 50,000            0.07%             50,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rajesh C. Shah                               50,000            0.07%             50,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Casimir Capital L.P.(20)                     200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
AUGUST 2005 FINDER'S FEE WARRANTS(21)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Systems Management LLC(22)                   125,000           0.17%            125,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
MARCH 2005 PRIVATE PLACEMENT SHARES
AND MARCH 2005 PLACEMENT WARRANT
SHARES(23)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Nite Capital LP(24)                         1,236,800          1.70%           1,236,800           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Camofi Master LDC(25)                       1,236,800          1.70%           1,236,800           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Rocco J. Brescia, Jr.                        154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Perry Jacobson                               154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Jeffrey L. Spotz                             185,520           0.26%            185,520            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Mark Kalimian                                618,400           0.86%            618,400            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Heller Family Investments, LLC(26)           154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Philippi Trading, Inc.(27)                   154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
William M. Haskell                           309,200           0.43%            309,200            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Richard Steinberg                            154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Jonathan Leifer                              154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Scott Swix                                   154,600           0.21%            154,600            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Donald Massey                                100,000           0.14%            100,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Casimir Capital L.P.(20)                     241,500           0.34%            241,500            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------

---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
MAY 2003, OCTOBER 2003, NOVEMBER 2003
AND JULY 2005 PRIVATE PLACEMENT AND
CONSULTING WARRANT SHARES
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Capital Athea Ltd.(28)                       400,000           0.56%            400,000           Nil               Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Michael Baybak and Company, Inc.(29)         500,000           0.69%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
George Duggan(29)                            500,000           0.69%            500,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Trilogy Capital Partners, Inc.(30)          2,750,000          3.70%           2,750,000           Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
David Fuchs(31)                              150,000           0.21%            150,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Robert MacGregor(32)                         150,000           0.21%            150,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------

                                                               -36-

---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Leigh Ivancoe(33)                            200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Derrick Townsend(34)                         71,429            0.10%             71,429            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
International Settlements Associates
Ltd.(35)                                     500,000           0.69%            500,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
David Young(36)                              190,476           0.27%            190,476            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Stephen Smart(37)                            19,048            0.03%             19,048            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Simba Enterprises LLC(38)                    400,000           0.56%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Simba Enterprises LLC(39)                    400,000           0.56%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
JULY 2006 PRIVATE PLACEMENT PRIVATE
PLACEMENT SHARES AND JULY 2006
WARRANTS(40)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
RAB American Opportunities                   600,000           0.83%            600,000            Nil              Nil
Fund Limited(41)
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Dr. Niccolo Caderni                          400,000           0.56%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Ron Saperstein                               200,000           0.28%            200,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Sheila Heller                                40,000            0.06%            400,000            Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------
Totals                                     36,619,578          33.83%          36,619,578          Nil              Nil
---------------------------------------- ---------------- ----------------- ----------------- -------------- ------------------

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 10, 2006. Unless otherwise indicated hereinbelow, we are informed that each Selling Shareholder has sole dispositive and voting power with respect to their shares of common stock owned.
(2) The applicable percentage of ownership is based on 71,622,489 shares of common stock outstanding as of July 10, 2006.
(3) Consists of the shares issued to the Selling Shareholder upon completion of the March 2004 Private Placement plus an equivalent number of shares that can be acquired by the Selling Shareholder upon exercise of the March 2004 Series A Warrants issued to the Selling Shareholder in the March 2004 Private Placement within 60 days of the date hereof. On March 29, 2004, the Company issued 6,749,995 March 2004 Units at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one transferable March 2004 Series A Warrant and one-half of one transferable March 2004 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry. There were also 674,997 transferable March 2004 Finder's Fee Warrants issued in relation to the March 2004 Private Placement which are exercisable upon the same terms and conditions as the March 2004 Series A Warrants.
(4) We are informed that Messrs. Steven Slawson and Walter Schenker exercise dispositive and voting power with respect to the shares of common stock owned by TCMP(3) Partners.
(5) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Alpha Capital AG.
(6) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by SRG Capital LLC.
(7) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Stonestreet LP.
(8) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Whalehaven.
(9) We are informed that David Fuchs presently exercises dispositive and voting power with respect to the shares of common stock owned by Bridges and Pipes LLC.
(10) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Bristol Investment Fund.

(11) We are informed that Scott Wilfong presently exercises dispositive and voting power with respect to the shares of common stock owned by Alki Partners, L.P.
(12) We are informed that Scott Wilfong presently exercises dispositive and voting power with respect to the shares of common stock owned by Alki Fund, Ltd.
(13) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Ellis International Limited Inc.
(14) We are informed that Dan Purjes presently exercises dispositive and voting power with respect to the shares of common stock owned by Rockwood Group, LLC.
(15) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by DKR Soundshore Oasis Holding Fund Ltd.
(16) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by MW Crow Family LP.
(17) Consists of the shares issued to the Selling Shareholders upon completion of the August 2005 Private Placement plus an equivalent number of shares that can be acquired by the Selling Shareholders upon exercise of the Series A Warrants and the Series B Warrants issued to the Selling Shareholders in the August 2005 Private Placement within 60 days of the date hereof. On August 11, 2005, the Company issued 7,684,995 August 2005 Units at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable August 2005 Series A Warrant and one-half of one non-transferable August 2005 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the common stock purchase warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Each whole August 2005 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.65 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) August 11, 2006 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24). There were also 62,500 non-transferable Series A August 2005 Finder's Fee Warrants and 62,500 non-transferable Series B August 2005 Finder's Fee Warrants issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants and the August 2005 Series B Warrants, respectively. Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005, with Casimir and relating to a previous right of refusal granted to Casimir under the March 2005 Private Placement.
(18) We are informed that Alain Ruel exercises dispositive and voting power with respect to the shares of common stock owned by 0730506 B.C. Ltd.
(19) We are informed that Thomas J. Deutsch exercises dispositive and voting power with respect to the shares of common stock owned by Thomas J. Deutsch Law Corporation.
(20) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Casimir Capital, L.P.
(21) The Series A August 2005 Finder's Fee Warrants and the Series B August 2005 Finder's Fee Warrants were issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants and the August 2005 Series B Warrants, respectively.
(22) We are not aware who presently exercises dispositive and voting power with respect to the warrants for common stock owned by Systems Management LLC.
(23) Consists of the shares issued to the Selling Shareholders upon completion of the March 2005 Private Placement plus an equivalent number of shares that can be acquired by the Selling Shareholders upon exercise of the March 2005 Placement Warrants issued to the Selling Shareholders in the March 2005 Private Placement within 60 days of the date hereof. On October 4, 2005, the Company issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain senior secured Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the principal indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010.
(24) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Nite Capital LP.
(25) We are informed that Richard Smithline presently exercises dispositive and voting power with respect to the shares of common stock owned by Camofi Master LDC.
(26) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Heller Family Investments, LLC.
(27) We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Philippi Trading, Inc.
(28) In May of 2003 the Company issued 400,000 non-transferable May 2003 Warrants pursuant to a February 2003 consulting agreement exercisable at an exercise price of at $0.50 per share until May 20, 2008. We are not aware who presently exercises dispositive and voting power with respect to the warrants for common stock owned by Capital Athea Ltd.
(29) In October of 2003 the Company issued 1,000,000 non-transferable October 2003 Warrants pursuant to a consulting agreement, with 500,000 of such October 2003 Warrants being exercisable at an exercise price of

         $0.50 per share, and with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.75 per share, until October 24, 2006, in each such instance. We are informed that Michael Baybak exercises dispositive and voting power with respect to the warrants for common stock owned by Michael Baybak and Company, Inc.
(30) On July 1, 2005, the Company issued 2,750,000 non-transferable July 2005 Warrants pursuant to a letter of engagement, as amended, to purchase 2,750,000 shares of our common stock at an, exercise price of $0.50 per share until November 18, 2007. We are not aware who presently exercises dispositive and voting power with respect to the warrants for common stock owned by Trilogy Capital Partners, Inc.
(31) On February 2, 2006, the Company issued 150,000 non-transferable February 2006 Warrants pursuant to a consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011.
(32) On February 2, 2006, the Company also issued a further 150,000 non-transferable February 2006 Warrants pursuant to a further consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011.
(33) On May 21, 2004, the Company issued 200,000 non-transferable May 2004 Warrants pursuant to a consulting agreement to purchase 200,000 shares of our common stock at an exercise price of $0.45 per share until May 21, 2007.
(34) On September 8, 2003, the Company issued 71,429 non-transferable September 2003 Warrants pursuant to a private placement to purchase 71,429 shares of our common stock at an exercise price of $0.75 per share until September 8, 2006.
(35) On June 7, 2005, the Company issued 500,000 non-transferable June 2005 Warrants pursuant to a consulting agreement to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share until June 7, 2008. We are not aware who presently exercises dispositive and voting power with respect to the warrants for common stock owned by International Settlements Associates Ltd.
(36) On October 6, 2005, the Company issued 95,238 October 2005 Units to Mr. Young at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable October 2005 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation S. Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing on October 6, 2005 and ending on October 6, 2007.
(37) There were also 9,524 common shares and 9,524 non-transferable October 2005 Finder's Fee Warrants issued in relation to the October 2005 Private Placement which are exercisable upon the same terms and conditions as the October 2005 Warrants.
(38) On September 24, 2004, the Company issued 400,000 non-transferable September 2004 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until September 24, 2009. We are not aware who presently exercises dispositive and voting power with respect to the warrants for common stock owned by Simba Enterprises LLC.
(39) On March 4, 2005, the Company issued 400,000 non-transferable March 2005 Warrants pursuant to an amended consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until March 4, 2010.
(40) Consists of the shares issued to the Selling Shareholders upon completion of the July 2006 Private Placement plus an equivalent number of shares that can be acquired by the Selling Shareholders upon exercise of the July 2006 Warrants issued to the Selling Shareholders in the July 2006 Private Placement within 60 days of the date hereof. On July 10, 2006, the Company issued 620,000 July 2006 Units at a price of $0.50 per July 2006 Unit, with each July 2006 Unit consisting of one common share and one July 2006 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the July 10, 2006 Private Placement. Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) January 10, 2008 (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement. An aggregate of 300,000 of the July 2006 Warrants issued to one Selling Shareholder are transferable.
(41) We are informed that Benjamin Hill and Fraser Mcgee exercise dispositive and voting power with respect to the shares of common stock owned by RAB American Opportunities Fund Limited.

Because a Selling Shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Shareholder or as to the number of common shares that will be held by a Selling Shareholder upon the termination of such offering.


                              PLAN OF DISTRIBUTION

TIMING OF SALES

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of MIV in making decisions with respect to the timing, manner and size of each sale.

NO KNOWN AGREEMENTS TO RESELL THE SHARES

To our knowledge, no Selling Shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

OFFERING PRICE

The Selling Shareholders will sell their shares to the public at:

1.   the market price prevailing at the time of sale;

2.   a price related to such prevailing market price; or

3.   such other price as the selling shareholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each Selling Shareholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.   ordinary brokerage transactions in which the broker solicits purchasers;

4.   through options, swaps or derivative;

5.   in transactions to cover short sales;

6.   privately negotiated transactions; or

7.   in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $74,094.80, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


                                LEGAL PROCEEDINGS

MR. MA

As disclosed in the Company's prior filings, the Company was the Appellate in an action in the British Columbia Court of Appeal.

On September 22, 2004, the British Columbia Court of Appeal dismissed with costs two appeals of the Company seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its majority owned subsidiary, M-I Vascular Innovations, Inc. ("M-I Vascular"), to take all necessary steps to exchange 3,192,399 shares of M-I Vascular owned by John Ma for 3,192,399 shares of the Company. On December 29, 2004, the Company issued 3,192,399 common shares to exchange for Mr. Ma's 3,192,399 common shares of M-I Vascular. The share exchange took place on January 14, 2005.

By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his M-I Vascular shares (and to any Company shares he receives in exchange for his M-I Vascular shares), and the Company is suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, the Company is suing Mr. Ma for defamation.

At present the outcome of this legal proceeding is uncertain.

BARRY MIGLIORINI AND JACK NAVENTI DOING BUSINESS AS NATIONAL CAPITAL

On November 12, 2003, the Company commenced an action in the Supreme Court of British Columbia against Barry Migliorini and Jack Naventi, both doing business as National Capital (the "Defendants"). The Company claimed that the Defendants were misrepresenting themselves as being affiliated with a registered broker dealer in good standing as a member of the National Association of Securities Dealers, Inc., and on that basis obtained the Company's authorized signatures on several documents authorizing the issuance of shares and warrants to the Defendants in exchange for certain financial advice. In its claim the Company sought the following relief:

1. a declaration that there is no valid and binding agreement between the Company and the Defendants;

2. a declaration that the Company is not obligated to issue any warrants to purchase the Company's common stock or any shares in the Company's common stock to the Defendants;

3. an Order cancelling 65,217 shares of the Company's common stock that were issued to National Capital; and

4.   restitution and damages for misrepresentation.

On July 9, 2004, the Company entered into a settlement agreement with Barry Migliorini and Jack Naventi whereby the parties agreed to the following:

1. the 65,217 shares of the Company registered in the name of the Defendants would be cancelled;

2.   all warrants issued by the Company to the Defendants are cancelled;

3. the service agreement and warrant agreement entered into between the Defendants and the Company are terminated in their entirety; and

4. other than obligations created by the settlement agreement, each party releases the other from any and all claims and liabilities.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

Our current executive officers and directors are:

                                                                                                    CURRENT ANNUAL
NAME                             AGE          POSITION WITH THE COMPANY              TERM               SALARY
------------------------------------------------------------------------------------------------------------------
Alan P. Lindsay                  55     Chairman, Chief Executive Officer,          Annual             $250,470
                                        Principal Executive Officer and
                                        a Director

Dr. I. Mark Landy                38     President and a director                    Annual             $228,000

Patrick A. McGowan               65     Executive Vice President, Secretary,        Annual            CAD$140,000
                                        Chief Financial Officer, Principal
                                        Accounting Officer and a Director

Dr. Daniel Savard                54     A director                                  Annual               None


                                      -42-

                                                                                                    CURRENT ANNUAL
NAME                             AGE          POSITION WITH THE COMPANY              TERM               SALARY
------------------------------------------------------------------------------------------------------------------

Dr. Dov Shimon                   55     Chief Medical Officer and a director        Annual             $132,000

Dr. Tom Troczynski               51     Vice President, Coatings                      N/A             CAD$84,000

Arc Rajtar                       57     Vice President, Operations, and               N/A             CAD$120,000
                                        Chief Technology Officer for MIVI
                                        Technologies, Inc.

The following table sets forth the portion of their time the executive officers and directors of our company devote to the Company:

Alan P. Lindsay                 100%    Dr. Tom Troczynski           35%

Dr. I. Mark Landy               50%     Dr. Dov Shimon               100%

Patrick A. McGowan              100%    Arc Rajtar                   100%

Dr. Daniel Savard               10%


The term of office for each director is one year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the determination of our Board of Directors.

The Board of Directors does not have a nominating committee or audit committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

ALAN P. LINDSAY, CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRINCIPAL EXECUTIVE OFFICER AND A DIRECTOR; AGE 55

Alan P. Lindsay has been MIV's Chairman and CEO since October 2001 and its President until recently with the appointment of Dr. Landy. Mr. Lindsay has extensive experience in building companies and taking them public on recognized stock exchanges. Before coming to MIV Mr. Lindsay was the Chairman, President and CEO of Azco Mining, Inc., a base metals exploration company he co-founded and took public on the Toronto and AMEX exchanges. Mr. Lindsay served as Azco Mining, Inc.'s CEO and President from 1991 to 1994, its Chairman and CEO from 1994 to 1997 and its President, Chairman and CEO from 1997 to 2000. Azco Mining, Inc. was listed on the Toronto Stock Exchange in 1993 and on AMEX in 1994.

Mr. Lindsay was recently reappointed as a director of GeneMax Pharmaceuticals Inc., a company he co-founded 1999 and assisted with its financing. Mr. Lindsay initially resigned as Chairman prior to the company going public. In 2002 this company was taken public through a reverse take over and was listed on the OTCBB under the name GeneMax Corp. It currently trades under the stock symbol "GMXX". GeneMax Corp., through GeneMax Pharmaceuticals, is a product-focused biotechnology company specializing in the application of the latest discoveries in cellular immunology and cancer biology to the development of proprietary therapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

Prior to becoming an entrepreneur, Mr. Lindsay was responsible for building a significant business and marketing organization in Vancouver, Canada, for Manulife Financial, a major international financial services corporation. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. I. MARK LANDY, PRESIDENT AND A DIRECTOR; AGE 38

Dr. Landy had been MIV's President since April 1, 2006; replacing Mr. Lindsay who continues as MIV's Chairman and CEO, and is a recently appointed director. Dr. Landy's mission is to strengthen and accelerate the company's internal procedures as the company continues to move its medical technologies to market. He is a recognized medical device analyst and industry authority who brings a wealth of industry and physician relationships to the company that will be used to raise the company's corporate profile, to optimize and accelerate the development of the company's key strategic partnerships and to assist the company in bringing to market its technologies.

Dr. Landy most recently distinguished himself as the Senior Research Analyst of Medical Supplies and Devices at the Susquehanna Research Group where he was voted the firm's top-ranked healthcare analyst by institutional clients in both 2004 and 2005. He is a familiar financial pundit who has made frequent appearances on CNBC, Reuters, Dow Jones, Bloomberg, The Wall Street Journal and Business Week, among other outlets.

Dr. Landy holds a degree in business from the Wharton School of Business at the University of Pennsylvania, and also holds the degree equivalent of Doctor of Dental Surgery from the University of Witwatersrand, in Johannesburg, South Africa. He spent three years in London, U.K., in private practice focusing on post-traumatic facial reconstructive surgery, and he has had articles published in both business and health care journals. Dr. Landy has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

PATRICK A. MCGOWAN, EXECUTIVE VICE PRESIDENT, SECRETARY, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND A DIRECTOR; AGE 65

Patrick A. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. >From November 1, 2001 to the present, Mr. McGowan has been engaged by the Company to serve as its Executive Vice President and Chief Financial Officer, to assume responsibility for negotiations with attorneys, auditors and financial institutions and the day to day business operations of the Company. From September 1997 to the time Mr. McGowan joined MIV, he served as CEO of American Petro-Hunter, Inc., an oil exploration company with duties including reviewing business proposals, writing business plans and approving corporate filings. Mr. McGowan was also responsible for all legal matters and functional areas of business for American Petro-Hunter including administration, accounting, contract negotiations, banking, writing press releases and overseeing regulatory filings. American Petro-Hunter is currently listed on the OTCBB under the stock symbol AAPH.

Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DANIEL SAVARD, A DIRECTOR; AGE 54

Dr. Daniel Savard brings to MIV more than 20 years of clinical practice and clinical research in cardiology. From 1997 to the present, Dr. Savard has been President of Medi-Recherche Inc. and Assistant-Medical Director of the Quebec Blue Cross (Canassistance, Inc.). In 2001 Dr. Savard became a member of the Board of Governors of the Quebec Blue Cross. He is also member of La Societe des Medecins Experts du Quebec. Since 2000, he has been a consultant for La Regie des Rentes du Quebec. Recently, he joined Biomundis, a Canadian venture capital company in biotechnology, as medical Director.

Dr. Savard holds a doctorate degree in medicine from the Faculty of Medicine of Montreal University (1971-1976) and a license from the Medical Council of Canada. Dr. Savard completed postdoctoral training in Internal Medicine and Cardiology at Montreal University (1976 to 1980) and a one year fellowship in clinical and research echocardiography at the Quebec Heart Institute of Laval University. Dr. Savard has been certified in Cardiology by the Corporation des Medecins du Quebec and by the Royal College of Physicians and Surgeons of Canada. Dr. Savard is assistant professor of Medicine at the University of Montreal and practices at the Centre Hospitalier Universitaire de Montreal and Notre-Dame Hospital in Montreal. Dr. Savard's research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. He has participated in 65 clinical trials, several of which were international multicenter studies. Dr. Savard has served on several pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystal Corp. and Aventis Pharma Inc. He is currently consulting for Biovail Corp. and for Medisys, an important Canadian health care management company.

Dr. Savard is an active member of several associations including L'Association des Cardiologues du Quebec, L'Association des Medecins Specialistes du Quebec and of La Societe des Medecins Experts du Quebec. He has published more than 40 papers and articles relating to his research. Dr. Savard has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DOV SHIMON, CHIEF MEDICAL OFFICER AND A DIRECTOR; AGE 55

Dr. Dov Shimon is a renowned cardiac and thoracic surgeon. He graduated with honors from Hadassah Hebrew University Medical School in 1977 and trained from 1978 to 1984 as a general and cardiothoracic surgeon at Hadassah University Hospital in Israel. From 1984 to 1986 Dr. Shimon was the chief resident in cardiovascular surgery at the University of Toronto, Canada, and in 1986 he became the heart transplantation fellow at the Medical College of Virginia in Richmond, Virginia. Dr. Shimon was appointed as senior Cardiothoracic Surgeon at Hadassah in 1987 and tenured in 1989. He was head of the Israel Transplant Program from 1987 to 1992. Dr. Shimon pioneered heart transplantation in Israel
(1987), lung transplantation (1989) and heart-lung transplantation (1993). He has performed more than 8,000 open-heart operations and thousands of other thoracic operations. Dr. Shimon also has more than 17 years of experience in animal and clinical testing of medical devices.

In addition to his clinical duties as head of cardiovascular surgery, Dr. Shimon was a director at the Artificial Heart Institute in Salt Lake City, Utah. Dr. Shimon is a member of numerous medical and scientific societies and has authored many peer reviewed publications. Dr. Shimon retired as a Major from the IDF Medical Corps reserves (Paratroopers Battalion) where he had been decorated. Dr. Shimon gained wide experience and has served as a senior military surgeon during the war in Lebanon in 1982-3 and during multiple smaller scale collisions. Dr. Shimon completed Senior Business Management Studies at Tel-Aviv University, School of management, in 1996. He has been working since 1999 with medical device companies in the design and implementation of preclinical and clinical studies. Dr. Shimon founded and has been serving as CEO of SagaX Technologies for Medicine Inc. since inception. Dr. Shimon has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. TOM TROCZYNSKI, VICE PRESIDENT OF COATINGS; AGE 51

Dr. Tom Troczynski joined the Company in February 2002 to assist in the development of its proprietary coating technologies and in the supervision of the Research and Development team at the University of British Columbia ("UBC"). Since 2001, Dr. Troczynski has been a Professor in Metals and Materials Engineering Dept. at the UBC and leads UBCeram, the largest ceramics research group in Canada. Dr. Troczynski's bio-ceramics development program is focused on biocompatible hydroxyapatite coatings for metallic substrates, such as implants and stents. From 1997 to 2001 Dr. Troczynski was an assistant professor at UBC. Dr. Troczynski graduated from McMaster University in Hamilton, Ontario in Materials Science and Engineering in 1987. Dr. Troczynski has published many journal articles and other publications, as well as filed a number of patents. Dr. Troczynski has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

ARC RAJTAR, VICE PRESIDENT, OPERATIONS (MIVI TECHNOLOGIES, INC.); AGE 57

Arc Rajtar joined MIVI Technologies, Inc. ("MIVI Technologies"), the operating subsidiary of the Company, in February 2002. From 1999 to 2002 Mr. Rajar served as Vice President of Logistics of Netlogix Information Technologies, Inc. From 1998 to 2001 Mr. Rajtar was Corporate Quality Assurance Manager at Spectrum Signal Processing, Inc. From 1991 to 1998 Mr. Rajar was the President of Quexx International Ltd., a management consulting company that specializes in business process engineering, business development and quality management systems for medical and electronics industries. Mr. Rajtar received a Master in Mechanical Engineering from the Technical University of Gdansk, Poland and is a Chartered Engineer with The Institution of Engineers, Australia and a member of the American Society for Quality. Mr. Rajtar has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

SIGNIFICANT EMPLOYEES OR CONSULTANTS

Strategic matters and critical decisions are handled by the directors and executive officers of the Company.

TERMS OF OFFICE

Our directors are elected to hold office until the next annual meeting of our shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors to hold office until their successors are appointed.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

The following table sets forth certain information concerning the number of our common shares owned beneficially as of July 10, 2006 by: (i) each person (including any group) known to us to own more than 5% of our common stock, (ii) each of our directors and by each of our executive officers, and (iii) our executive officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                                                                      NUMBER OF SHARES OF      PERCENTAGE OF COMMON
     TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER         COMMON STOCK                STOCK(1)
-------------------------- --------------------------------------- -------------------------- -----------------------
DIRECTORS AND EXECUTIVE
OFFICERS
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Alan P. Lindsay
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                       3,600,001(2)                 4.81%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Dr. I. Mark Landy 880 Glengate Place,
                           Atlanta, Georgia,
Common stock               U.S.A., 30328                                 2,700,000(3)                  3.63
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Patrick A. McGowan
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                       1,215,094(4)                 1.67%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Dr. Daniel Savard
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                        400,000(5)                  0.56%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Dr. Dov Shimon
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                       2,900,000(6)                 4.00%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Dr. Tom Troczynski
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                       1,415,811(7)                 1.96%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           Arc Rajtar
                           Suite 1, 8765 Ash Street
                           Vancouver, B.C., Canada,
Common stock               V6P 3T3                                        515,000(8)                  0.71%
-------------------------- --------------------------------------- -------------------------- -----------------------
                           ALL DIRECTORS AND EXECUTIVE OFFICERS
COMMON STOCK               AS A GROUP                                    12,745,906(9)                15.69%
-------------------------- --------------------------------------- -------------------------- -----------------------
5% STOCKHOLDERS
-------------------------- --------------------------------------- -------------------------- -----------------------
Common stock               None                                               Nil                       0%
-------------------------- --------------------------------------- -------------------------- -----------------------

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 10, 2006. Unless otherwise indicated hereinbelow, we are informed that each person has sole dispositive and voting power with respect to their shares of common stock owned. The applicable percentage of ownership is based on 71,622,489 shares of common stock outstanding as of July 10, 2006.

(2) Consists of 400,001 shares held by Mr. Lindsay and 3,200,000 shares that can be acquired by Mr. Lindsay upon exercise of options to purchase shares held by Mr. Lindsay within 60 days of the date hereof.
(3) Consists of 200,000 shares that can be acquired by Mr. Landy directly, and 2,500,000 shares that can be acquired indirectly through Simba Biomed, a company which is controlled by Mr. Landy, upon exercise of options to purchase shares held by the same within 60 days of the date hereof.
(4) Consists of 15,094 shares held by Mr. McGowan and 1,200,000 shares that can be acquired by Mr. McGowan upon exercise of options to purchase shares held by Mr. McGowan within 60 days of the date hereof.
(5) Consists of 400,000 shares that can be acquired by Dr. Savard upon exercise of options to purchase shares held by Mr. Savard within 60 days of the date hereof.
(6) Consists of 2,000,000 shares held by Shimoco LLC (a corporation over which Mr. Shimon has 86.2% voting and dispositive power) and 900,000 shares that can be acquired by Mr. Shimon upon exercise of options to purchase shares held by Mr. Shimon within 60 days of the date hereof.
(7) Consists of 715,881 shares held by Mr. Troczynski and 700,000 shares that can be acquired by Mr. Troczynski upon exercise of options and warrants to purchase shares held by Mr. Troczynski within 60 days of the date hereof.
(8) Consists of 15,000 shares held by Mr. Rajtar and 500,000 shares that can be acquired by Mr. Rajtar upon exercise of options to purchase shares held by Mr. Rajtar within 60 days of the date hereof.
(9) Consists of 3,498,231 shares held by our directors and executive officers and 3,600,000 shares that can be acquired by our directors and executive officers upon exercise of options to purchase shares held by our directors and executive officers within 60 days of the date hereof.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.


                            DESCRIPTION OF SECURITIES

GENERAL

As at July 10, 2006, there were 71,622,489 shares of the common stock issued and outstanding. The authorized capital stock of the Company consists of 140 million common shares and 20 million preferred shares at $0.001 par value. Inclusive of this amount are 2,500,000 shares which are outstanding and which are being returned to treasury for cancellation by the company resulting from the company's previous Regulation S offering. The shares were being held as part of a previous offering of the Company's special class Regulation S shares on the Berlin Stock Exchange. Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of common stock are entitled to share pro-rata in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

There are no provisions in the Company's Articles or By-laws that would delay, defer or prevent a change in control of the Company.

The above description concerning the capital stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000. As well, the applicable statutes of the State of Nevada also provide a more complete description concerning the rights and liabilities of stockholders.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of the Company's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of the Company's business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

The Company's Transfer Agent is Interwest Transfer Company, Inc. of 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, U.S.A., 84117.


                                  LEGAL MATTERS

Braun & Company, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.


                                     EXPERTS

The consolidated financial statements of the company as at and for the year ended May 31, 2005 included in this prospectus and registration statement have been audited by Ernst & Young LLP, Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in
Note 1 to the consolidated financial statements appearing elsewhere herein and in the registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the company as at and for the year ended May 31, 2004 included in this prospectus and registration statement have been audited by Moore Stephens Ellis Foster Ltd., Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements appearing elsewhere herein and in the registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Moore Stephens Ellis Foster Ltd. was reappointed as our principal independent accountant for the fiscal year ended May 31, 2005. However, on May 3, 2005, Moore Stephens Ellis Foster Ltd. entered into a transaction with Ernst & Young LLP (Canada) pursuant to which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on their practice as members of Ernst & Young LLP.



                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant, nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our directors and officers are indemnified as provided by the NEVADA REVISED STATUTES, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                             DESCRIPTION OF BUSINESS

INCORPORATION AND BACKGROUND

Our company is an advanced stage research and development company pursuing the commercialization of the next generation of fully biocompatible coatings for stents and other medical devices with the intent of providing healing solutions for cardiovascular disease and other conditions. In collaboration with UBC, the Company has developed unique coating technologies that utilize Hydroxyapatite
(HAp) for application on medical devices and drug delivery systems.

The Company was incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, the Company acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of its common stock. On September 15, 2000, the Company exercised its option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of the Company's common stock. Each issuance of common stock was exempt from registration under the Securities Act pursuant to Regulation D thereunder. Subsequently, the Company completed offerings of 10,268,000 shares of common stock to certain investors under the exemption from registration provided by Rule 504 of Regulation D under the Securities Act.

On April 25, 2000, the Company filed a registration statement on Form 10SB to register its common stock under the Exchange Act and thereby became a reporting company, and also became eligible for listing its common stock on the OTCBB. The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In March 2001 the Company announced it had concluded negotiations for the acquisition and control of M-I Vascular, a stent medical device development company, and in April 2001, the Company signed a Share Exchange and Finance Agreement (the "Share Exchange Agreement") with M-I Vascular. The Company exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares in the Company. Pursuant to the terms of the Share Exchange Agreement the Company completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May of 2001, and in connection with the Share Exchange Agreement, the Company announced a change of business and control. The Company elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend the Company's Articles of Incorporation, the Company changed its name to MIV Therapeutics, Inc. The Company's shares are currently trading under the symbol "MIVT" on the OTCBB.

BUSINESS OVERVIEW

The Company was initially focussed on the development of minimally invasive medical devices for use in cardiovascular and other medical procedures. We completed the development of a proprietary coronary stent for use in angioplasty procedures but have since shifted our focus to the development of technologies used to manufacture a range of biocompatible coatings for stents and other medical devices.

Coronary stents are used to treat cardiovascular disorder caused by the narrowing or blockage of coronary arteries. Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that previously accompanied simple balloon angioplasty. Approximately 80% of heart disease can be treated effectively with stenting.

The Company, in collaboration with UBC, has developed unique coating technologies that utilize Hydroxyapatite ("HAp") for application on medical devices and drug delivery systems. HAp is naturally found in bone and tooth enamel and is rapidly integrated into the human body. As such, it may inhibit a variety of adverse and inflammatory reactions and potentially help reduce restenosis, a recurrence of coronary artery disease following angioplasty. It is also believed that HAp-coated cardiovascular stents will not trigger late adverse thrombogenic reactions.

The Company has a strategic alliance with UBC, whereby it has licensed from UBC the worldwide rights to technologies for coating stents and other medical devices with HAp. The Company's lead product in development is an HAp-coated coronary stent with a nano-film coating.

Over the next several years the Company intends to expand its technologies to include several promising drug delivery platforms. Drug delivery is a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

The Company expects to enter the drug-eluting stent market by using a thicker coating of HAp loaded with a suitable drug, i.e. anti-inflammatory. The technology has applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents.

Our technology is considered to be suitable for broad applications in cardiovascular and non-vascular drug/device combination products. The Company's goal is to continue to diversify its portfolio to capitalize on these potential applications, accessing the approximately $160 billion market of combination drug/device products.

OUR PRODUCTS

The Company's lead product in development is a passive, nano-film HAp coating. In parallel, the Company is developing multi-layer and composite film coatings with drug-eluting capabilities to facilitate therapeutics and treatments for localized drug delivery systems.

HAP NANO-FILM STENT COATING TECHNOLOGY

HAp is naturally found in bone and tooth enamel and is rapidly integrated into the human body. Numerous results from clinical tests and surgical practice have shown that in addition to its demonstrated biocompatibility, this new generation of advanced biocompatible coatings is non-toxic and does not induce thrombogenicity, allergic or inflammatory reactions, therefore making it a potentially solid candidate as a coating for coronary stents and other implantable medical devices.

Our HAp coating technology has successfully progressed through a comprehensive range of animal and mechanical trials required for CE Mark and FDA approvals in both Europe and the US. These include thrombogenicity (blood clotting), cytotoxicity, and demanding fatigue life testing for its nano-film HAp-coated coronary stent. The results support the expectation that the HAp-coated stent may be considerably safer than currently available stents.

Preclinical results support the expectation that the HAp-coated stent may be considerably safer than currently available stents. We are currently conducting a full range of biocompatibility and histopathology tests on these products, with the potential to reach human clinical trials in early 2007.

DRUG-ELUTING STENTS

Since patients receiving stents remain at risk for complications, doctors continue to explore more efficient and longer-lasting stenting solutions. One of the more effective methods involves employing stents that are covered with medicines that can be released once inside the body. These are called drug-eluting stents.

Drug-eluting stents countermeasure post-deployment inflammatory reactions and considerably reduce the incidence of restenosis. Drug-eluting stents have become, after approximately one year on the market, the most widely used modality for coronary revascularization. This has resulted in a shift in clinical practice that has quickly become the standard of care, despite the fact that drug-eluting stents cost approximately three to four times the price of a bare metal stent.

We intend to enter the drug-eluting stent market using two product development approaches:

Porous HAp Coating
------------------

Porous HAp coating is in an advanced development stage and can be loaded with a considerable quantity of drugs, including anti-inflammatory, immune system depressants, or with the new generation of antithrombotic or antirestenotic drugs. This technology has applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents.

Composite HAp-Based Coatings
----------------------------

In December 2004, MIVI Technologies, our wholly-owned subsidiary, received a Government of Canada grant for the research program titled "Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents". The Canadian National Research Council approved MIVI Technologies' application following an in depth familiarization with the advanced concept of novel technologies proposed by MIVI Technologies, and a review of our organizational and fiscal capability to carry on with the program.

The overall objective of this program is to develop calcium phosphate ceramic/biopolymer composites suitable for deposition as coatings for cardiovascular stents and other medical devices, in particular:

1.   to define and validate the composite coating characteristics;

2. to develop coating process that will be suitable for volume manufacturing environment;

3. to develop suitable process for incorporation of drugs into the composite coatings;

4. to characterize in-vitro and in-vivo chemical, mechanical and biological properties of the drug-containing composite coatings based on HAp;

5. to define drug eluting characteristics for the composite coatings; validate the values in-vitro and in-vivo; and

6. to modify manufacturing processes for optimum performance of the drug-eluting calcium phosphate ceramic/biopolymer composite coatings on cardiovascular stents.

In November 2004 we initiated an in-house research and development program for proprietary composite non-HAp-based drug eluting coatings which resulted in a number of patent applications for intellectual property which are fully owned (do not require licensing from third parties) by the Company. These novel coating technologies are designed for use in conjunction with HAp coating technologies under exclusive license from UBC, and may be also used as self-standing technologies for specific applications in implantable medical devices.

INDUSTRY BACKGROUND

The global medical technology marketplace is expanding at double-digit rates, driven by an ageing population, increasing affluence in the developing world and continuing medical innovation. The medical device sector includes nearly 3,000 companies worldwide, with a wide range of devices designed either for treatment or diagnosis. The worldwide annual sales of all types of medical devices are estimated at $160 billion. The cardiovascular device market remains one of the most attractive sectors of the medical device industry, continuing to exhibit above-average revenue growth and attracting significant attention from the investment community.

The worldwide cardiovascular device market is estimated to generate in excess of $10 billion in annual sales and is growing at nearly 10% per year. The leading segments in this market by sales volume are products designed for percutaneous intervention (i.e. medical devices that are inserted through the skin), such as those used in angioplasty procedures to unblock clogged arteries. The Company currently specializes in minimally invasive medical devices for cardiovascular disease, with a focus on coronary stents. The stent market alone is estimated to generate nearly $2.5 billion in worldwide annual sales in 2002 and is anticipated to exceed $6 billion in annual sales by 2007.

The market for new drug delivery systems is now growing faster than the overall pharmaceutical market, increasing the annual sales in the US for products that utilize drug delivery technologies from $15 billion in 2000 to a projected $30 billion by 2007. Drug delivery systems are a strategic tool for expanding markets, as they permit the patenting of generic therapeutics with novel delivery systems as a new formulation, as well as create new and improved treatments for patients.

The segment of the drug delivery market associated with medical devices has developed very recently, driven primarily by the need for improved coronary stents and other implanted medical devices that do not trigger inflammatory responses.

THE DRUG-ELUTING STENT MARKET

Stents are estimated to be used in approximately 60-80% of angioplasty procedures worldwide. The worldwide coronary stent market currently generates over $2.5 billion in revenues and is projected to grow to nearly $6 billion by 2007. Within the next five years, coated and drug-eluting stents are anticipated to comprise 86% of this market. We are targeting this large and growing market with our coatings for medical devices.

Rapid introduction of new stent designs and the rapid pace of innovations in the last ten years has resulted in dramatic shifts in market share, but also have opened up tremendous opportunities for entrepreneurial market entrants. The Company believes that the development of effective procedures, devices, and therapies for restenosis is the primary challenge that will shape the industry and define the industry leaders in the next decade.

COMPETITION

Based on its current stage of product development, the Company can best be compared to other medical device companies with coated stent products. Although there are a number of companies currently selling coronary stents and developing drug-eluting stents, there are a relatively small number of international companies that control the majority of this market segment.

The following is a summary of the companies with the largest current share of the coronary stent market that are also developing coated and/or drug-eluting stents:

JOHNSON & JOHNSON

Johnson & Johnson's Cypher(TM) polymer-coated stent is designed to release the drug Sirolimus to inhibit the cell proliferation that is an underlying cause of restenosis. The company obtained a CE mark in Europe in April 2002 for its Cypher(TM) Sirolimus-eluting stent following a 400-patient trial that demonstrated zero restenosis after a one-year follow-up on patients and a low incidence of MACE (Major Adverse Cardiac Events). The Cypher(TM) stent has now been tested in nearly 1,600 patients and enrollment was recently completed in a large 1100-patient SIRIUS trial in the US to provide the data required for FDA marketing approval.

Sirolimus is an antibiotic licensed from Wyeth Pharmaceuticals that is also marketed under the name Rapamune(TM) for prevention of organ rejection after kidney transplantation. Sirolimus was chosen for its "cytostatic" properties, as it inhibits rather than kills the proliferating cells that normally cause restenosis.

Johnson & Johnson currently controls 11% of the bare stent market (annual revenues of approximately $350 million) and by 2006 is projected to hold approximately 40% of the drug-eluting stent market (projected annual revenues of approximately $3.5 billion).

GUIDANT CORPORATION

Guidant has completed a 180-patient ELUTES European clinical trial and recently received a CE mark for the product.

Guidant has also recently completed enrollment of patients in a large 1024-patient DELIVER II clinical trial in the US to expand the use of the stent for high-risk and difficult-to-treat patients. Guidant currently has an estimated 33% of the bare stent market and by 2007 is projected to hold about 18% of the drug coated stent market.

BOSTON SCIENTIFIC CORPORATION

Boston Scientific has developed the Taxus Express(TM) (paclitaxel-coated) stent and has had excellent results in two European clinical trials (61-patient TAXUS and 538-patient TAXUS II). In May 2002 Boston Scientific received approval to market the Express(TM) stent in a limited commercial launch. Boston Scientific previously conducted a 30-patient TAXUS III study for expanded use of the stent and has recently completed a global clinical trial and a major 2000-patient TAXUS IV clinical trial in the US.

The Boston Scientific stent was developed by Medinol Inc. (Israel) and the paclitaxel formulation is licensed from Angiotech Pharmaceuticals, Inc. (Canada). Boston Scientific currently has 17% of the bare stent market and by 2007 is projected to capture about 16% of the drug coated stent market.

MEDTRONIC, INC.

Medtronic is developing a number of drug-delivery devices, including coronary stents, using the NeuGene(R) anti-sense compounds licensed from AVI BioPharma. This family of therapeutic agents, known as Resten-NG, are designed to address the underlying genetic mechanism that leads to restenosis. Resten-NG is currently in Phase II human clinical trials.

Medtronic also has a Nitric Oxide coated stent in preclinical development and other anti-restenosis technologies in earlier stage development. While Medtronic is behind the other major stent companies in developing a coated drug stent, they remain a significant company in implanted medical devices, including stents. Medtronic currently has an estimated 29% of the bare stent market, but by 2007 is projected to hold less than 10% of the drug coated stent market.

ABBOTT LABORATORIES

In May 2002 Abbott acquired the cardiovascular stent business of Biocompatabiles
(UK) for approximately $235 million. This company has been developing the BioDIVYSIO biocompatible drug-eluting coronary stents, which are coated with PC (Phosphorylcholine). The BioDIVYSIO stent utilizes the anti-clotting properties of this natural protein to provide biocompatibility. The PC stent also permits drugs to be absorbed into the coating and released slowly after the device has been implanted. Abbott's cardiovascular products have received a CE mark in Europe and three models of the BioDIVYSIO stents are in clinical trials in the US.

The above represent the major companies with advanced coronary stent products and indicates the market trend towards development of drug-eluting stents. In addition to these major players in the drug-eluting stent market, there are also a number of smaller companies developing these types of products, including:

JOMED N.V.

Jomed is a European developer of products for minimally-invasive vascular intervention. The company has developed a biocompatible coated stent that releases low doses of tacrolimus. JOMED previously licensed Elast-Eon, a proprietary biocompatible material from AorTech Biomaterials to improve the performance of its stent products.

IMPLANT SCIENCES CORPORATION

Implant Sciences has developed a thin-coating technology based on a micro-porous polymer. The company is utilizing CardioTech's endothelial "cell seeding technology" to promote more effective healing of the blood vessels. The micro-porous polymer can also be impregnated with more than one drug, allowing enhanced anti-restenosis therapy.

EMPLOYEES

The Company currently has nine full time employees.

In addition, the Company has entered into consulting agreements with five individuals to provide management services to the Company. The Company's Chairman and Chief Executive Officer, Alan P. Lindsay, was hired and has been responsible for the acquisition of the Company's technology, for financing, corporate development and the strategic vision of the company. Dr. Mark Landy, through his holding company, was recently hired as the Company's President with the primary mission of strengthening and accelerating the company's internal procedures as the company continues to move its medical technologies to market. Patrick A. McGowan, Executive Vice President and Chief Financial Officer, has been hired to assist the Company with its financing, regulatory filings, administration and business plan. Mr. McGowan's responsibilities also include liaison with attorneys, auditors and financial consultants and the day to day business operations of the Company. Dr. Dov Shimon is the Company's Chief Medical Officer, oversees the Company's pre-clinical trials, and is also President of the Company's subsidiary, SagaX. The Company hired Arc Rajtar as the Vice President of Operations for its subsidiary, MIVI Technologies, Inc. Mr. Rajtar's responsibilities include operations, logistics, engineering, quality assurance and regulatory affairs.

INTELLECTUAL PROPERTY AND INTANGIBLES

PATENTS

The Company has exclusive worldwide rights to the HAp coating technology from UBC for use on stents and other medical devices, including the rights to manufacture and market coated products using these technologies. To date, UBC has two patents granted and one patent pending on novel coating technologies that we intend to use for its stent coating and for additional medical devices. The portfolio of issued and pending patents is described below.

Patents 100% Owned by the Company
---------------------------------

1.   Expandable Stent and Method for Manufacturing Same - Patent #125740.

     Inventor(s): Zhi-Yong Ma (patent acquired 100% by - MIV Therapeutics Inc.).

     Abstract / Non-confidential Description:

     An implantable intravascular stent comprising of plurality of expandable stent modules made of medical grade stainless steel wire and connected together along a common longitudinal axis by fastening one of the connectors on one of the modules to an adjacent module. The patent describes the design and the method of manufacturing of the wire intravascular stent.

Patents Owned by UBC and Licensed Exclusively to the Company
------------------------------------------------------------

1.   Novel Sol-Gel Calcium Phosphate Ceramic Coatings and Method of Making Same
     - US Patent 6,426,114, Canadian Patent Application # 2,345,552.

     Inventor(s): T. Troczynski, Dean-Mo Liu - UBC/MTRL.

     Abstract / Non-confidential Description:

     Low-Temperature Sol-Gel Synthesis of Hydroxyapatite Ceramics for
     Biomedical.

     Applications. This invention relates to novel sol-gel calcium phosphate, in particular, hydroxyapatite, ceramic coatings and processes of making same at low temperature. Such coatings are useful, inter alia, for dental implants and other bone-metal contact appliances.

2. Biofunctional Hydroxyapatite Coatings and Microspheres for In-situ Drug Encapsulation - US Patent No. 6,730,324, PCT Patent Application No. WO 02/085330 converted to pending applications in Canada; Patent No. 2,444,561), Europe #02721913.8 (Italy, France , Germany, United Kingdom, Ireland, and The Netherlands), Australia #2002225889, Brazil #PI 0209040-6, China #02811285.7, India #1357/KONP/2003, Israel #158474, Japan
     #2002-582904, and South Africa #2003/8332.

     Inventor(s): T. Troczynski, Dean-Mo Liu, Quanzu Yang - UBC/MTRL.

     Abstract / Non-confidential Description:

     This invention relates to a novel room-temperature process for obtaining calcium phosphate, in particular hydroxyapatite, microspheres and coatings with encapsulated drugs, proteins, genes, DNA for therapeutical use. The coatings and microspheres are designed to perform a defined biological function related to drug delivery, such as gene therapy through gene delivery. A novel method for encapsulation and subsequent controlled release of therapeutically active agents from such biofunctional coatings and microspheres is disclosed. Such coatings and microspheres are useful for side effects - free, long-term, targeted, controlled release and delivery of drugs, proteins, DNA, and other therapeutic agents.

The Company has eight patent applications which are at various stages of processing by The Patent Office at the present time. Three of these patents are under exclusive license from UBC and five belong 100% to the Company.

TRADEMARKS

The Company has applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name "MIV Therapeutics".

RESEARCH AND DEVELOPMENT PROGRAMS AND ACTIVITIES

The following is a summary of the Company's research and development programs and activities:

1.   Expandable Stent and Method for Manufacturing Same

     Abstract / Non-confidential Description:

     An implantable intravascular stent comprising of plurality of expandable stent modules made of medical grade stainless steel wire and connected together along a common longitudinal axis by fastening one of the connectors on one of the modules to an adjacent module. The patent describes the design and the method of manufacturing of the wire intravascular stent.

2.   Endovascular Device for Entrapment of Particulate Matter and Method of Use

     Abstract / Non-confidential Description:

     A device and method for protecting a blood vessel, and hence bodily tissues, against damage caused by particulate such as an embolus. The device may be a stent, for insertion in a large artery such as the ascending aorta, and may be combined with a filter. In one embodiment, the device includes an outer wire frame rather than a stent. The stent may be made of at least one layer of mesh, which is typically attached or mounted to the arterial wall. Typically only part of the stent is attached (for example at a reinforcing ring structure). Typically the size of the apertures of the mesh at the top portion of the stent is smaller than the bottom portion of the stent. The device and method are particularly useful in preventing blockages of flow to the brain.

3.   Method of Modifying a Metal Substrate to Improve Surface Coverage of a
     Coating

     Abstract / Non-confidential Description:

     A method of modifying a metal substrate at low temperature to enhance the hydrophilicity of the substrate.

4.   Smart I: Mult-layer Drug Delivery Device and Method of Manufacturing same

     Abstract / Non-confidential Description:

     A Multi-Layer Drug Delivery Device, the device includes a substrate, a biocompatible layer on said substrate, at least one first layer of drug formulation and one second layer.

5.   Smart II: Thin Foam Coating Comprising discrete, Closed-Cell Capsules

     Abstract / Non-confidential Description:

     A drug delivery device, the device includes a substrate, at least one layer of drug-containing emulsified foam applied to said substrate, wherein said foam comprises a plurality of discrete closed-cell capsules each having an outer polymeric shell and an inner core containing said drug.

6. Smart III: Microdevice comprising Nanocapsules for Controlled delivery of Drugs and Method of Manufacturing same

     Abstract / Non-confidential Description:

     A drug delivery micro device is provided comprising a plurality of nanocapsule assembled together.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the public reference room of the SEC at 100 F Street, NE, Washington, D.C., U.S.A., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock. In particular, investors should refer to the section entitled "Risk Factors".

PLAN OF OPERATIONS

We are developing the next generation of biocompatible coatings utilizing HAp nano-film technology. The Company's growth strategy is focused on developing biocompatible device coatings, therapeutic stent technologies, and drug delivery systems for drug eluting applications.

We intend to enter the drug-eluting stent market with:

1. passive nano-film HAp coating with optional capacity to carry adequate quantity of anti-inflammatory drugs, which can reduce post-procedural trauma;

2. multi-layer porous HAp coating, which is in an advanced development stage and can be loaded with a considerable quantity of drugs, including anti-inflammatory, immune system depressants, or with the new generation of antithrombotic and/or antirestenotic drugs;

3. composite, polymer-free drug eluting coatings, which can use variety of drugs in a biodegradable single-drug or multiple-drug configuration that offers unique drug-eluting characteristics. Composite coating technologies may combine advantages of HAp passive coatings with those of biodegradable polymers, for improved biocompatibility, and enhanced mechanical and drug eluting characteristics; and

4. multi-layer closed-cell composite drug eluting coating, which can carry variety of drugs in single-drug or multiple-drug configurations of encapsulated nano-chambers that can provide more effective and gradual drug release, allow for flexible engineering of "personalized" drug eluting characteristics within broad range of parameters, and are expected to elude drugs over extended period of time with improved efficiency and safety.

     Drugs are contained in "nano-chambers", each of which measures between a few nanometers and several micrometers in diameter to suit specific drug release requirements. Multilayer composite coating technologies may combine advantages of HAp passive coatings with those of biodegradable polymers, for improved biocompatibility, enhanced mechanical and drug eluting characteristics.

The Company's first commercial product could be a passive HAp-coated coronary stent for use in angioplasty procedures followed by additional stent products for drug-elution and for peripheral arteries.

Drug-eluting stents have gained significant popularity among the professional medical community and investors alike. Our goal is to clearly position itself among the leaders in the lucrative drug-eluting stent market.

ACQUISITION OF SAGAX, INC.

On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel from a third party. SagaX is in the business of researching a neuro-vascular embolic stent filter medical device through its subsidiary in Israel, which will complement the Company's current research activities. SagaX has a registered patent entitled Endovascular Device for Entrapment of Particulate and Method for Use. The technology patented is still in the research stage. As at the date of acquisition, SagaX did not have any other assets or activities prior to acquisition, thus no pro-forma statement of operations has been prepared.

The Company agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The shares are valued at $0.47, which is the fair value of the shares at the time of agreement, and will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this Agreement (issued); 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. The final 1,100,000 shares have not been accrued as its issuance is dependent on obtaining CE Mark approval, which can not be determine at this time. The Company has also agreed to pay $145,000 of the vendor's debt at the time of acquisition and agreed to finance up to $730,000 for SagaX's research in 2005. If the Company decides to abandon the underlying patented project or is placed into receivership or fails to fund SagaX in any six month period, then the vendor or its nominee may repurchase SagaX, including all of its intellectual property, in exchange for the return of all of the Company's common shares issued and a cash payment equal to 125% of all cash advanced by the Company to SagaX.

As at February 28, 2006, the 2,000,000 common shares have been issued for a fair value of $940,000 and $145,000 ($80,000 in cash and $65,000 in shares of common stock) has been paid for the vendor's debt.

In accordance with FIN 4: "Applicability of FASB No. 2 to Business Combinations Accounted for by the Purchase Method", all acquisition costs of $1,085,000 have been recorded as Purchased in-process Research and Development and expensed in the statement of operations.

TERMINATION OF ACQUISITION OF SMT

On March 1, 2005, the Company entered into a share acquisition letter of intent with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India to purchase 100% of the issued and outstanding shares of SMT. The Company proposed acquisition of SMT was terminated, by mutual agreement, at the end of January 2006.

PRODUCT DEVELOPMENT

Major product development programs pursued by the Company at the present time and/or scheduled for development in the foreseeable future are listed below:

SMART-1 DES

A Multi-Layer Drug Delivery Device, the device includes at least one first layer of drug formulation and one second layer of topcoat to regulate the first drug layer releasing. A non-polymeric drug-carrying composition and a new process of multi-layer coating for controlled delivery of the drug for implantable medical devices. The proprietary drug-eluting composite coating can be applied at ambient environment. The coating may be encapsulated in the thin shell of biodegradable polymer for added durability and when controlled delay of the drug release process is required.

SMART-2 DES

A drug delivery device that includes at least one layer of drug-containing emulsified foam that comprises a plurality of discrete closed-cell capsules each having an outer polymeric shell and an inner core containing drug. A novel method of coating for controlled delivery of the drug for implantable medical devices where drug can be delivered in a number of controlled drug release profiles according to the synthetic parameters. The method is based on synthesis process that results on increased drug loading capacity and improved drug encapsulation efficiency and capacity, which can be achieved via processes performed at ambient temperature.

SMART-3 DES

A drug delivery micro device comprising a plurality of nanocapsules assembled together. The nanocapsule can be administrated via a number of methods such as injection, oral, and inhalation for drug delivery purpose with enhanced bioavailability, and can be used to carry and deliver drugs or any therapeutic active agents, especially for those poorly water-soluble or water-insoluble drugs.

Drug-carrying compositions self-assembly into drug delivery nanodevices that provide a significant capability in both solubility and bioavailability of drugs, particularly for hydrophobic (water-insoluble) drugs, such as most of anti-tumor agents and others.

BUSINESS EXPANSION

EQUIPMENT

Major equipment purchases planned for 2006 and 2007 include coating chambers for use for cardiovascular and orthopaedic applications, specialized laboratory equipment with focus on drug application and analysis of drug eluting profiles.

PERSONNEL

The addition of the following new R&D personnel is tentatively planned for 2006:

1.   Senior Research Scientist, Drug Research and Application;

2.   Regulatory Affairs, Animal and Clinical Trials Specialist;

3.   Quality and Safety Specialist;

4.   R&D Technologist; and

5.   Production Operator.

The addition of the following new R&D personnel is tentatively planned for 2007:

6.   Research Scientist, Drug Research and Application;

7.   Research Scientist, Drug Delivery Technologies;

8.   R&D Scientist; and

9.   Administration Assistant to Chief Technology Officer.

FACILITY

To accommodate growth in personnel and research programs the Company plans to lease and equip another section of its manufacturing facility in late 2006 or early 2007.

INTELLECTUAL PROPERTY

See also "Description of Business - Intellectual Property and Intangibles".

The Company will continue to expand and to maintain intellectual property protection over its own technologies. The cost of maintenance of intellectual property protection, related patents, research and advisory services is estimated to be $120,000 in 2006 and $180,000 in 2007.

CASH REQUIREMENTS AND NEED FOR ADDITIONAL FUNDS

To date, the Company has invested approximately $7 million in research and development of its stent products, coatings and operations, and in establishing a quality manufacturing facility and completing laboratory and preclinical testing on its stents. The Company also has developed strong research collaborations with UBC for its proprietary stent coatings and has implemented an aggressive in-house product development program.

In order to continue effectively the Company's research and development program and marketing efforts aiming at successful commercialization of its HAp coating technologies, the Company will require approximately US$5 million in the coming two years. For research and development, the funds will be used to acquire additional manufacturing/research and development equipments and the hiring of additional people to complement its current research and development team. These funds could be provided through any combination of the exercise of existing warrants and options and/or through subsequent rounds of financing. There is no assurance that we will be able to obtain financing on favourable terms or at all.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Company has incurred annual operating losses since its inception in January 1999 related primarily to the research and clinical development of its technologies and products, corporate development and general administration costs. During the nine months ended February 28, 2006, the Company posted a loss from operations of $5,808,061, compared to a loss of $3,521,653 for the nine months ended February 28, 2005. The Company posted a loss from operations of $6,559,013 during the year ended May 31, 2005.

The working capital increased from a surplus of $2,661,575 at February 28, 2006 from a deficiency of $173,441 at February 28, 2005. The increase in the working capital is due primarily to substantially more cash from financing activities during the year.

The Company's main focus during the nine months ended February 28, 2006, has been the continued research and development of new therapeutic technologies and its biocompatible coating for stent and drug delivery systems. During this period of time, the Company completed the transfer of technology from UBC to its company owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment.

GENERAL & ADMINISTRATIVE EXPENSES

General and administrative expenses increased to $3,778,493 during the nine months ended February 28, 2006, compared to $1,739,836 for the nine months ended February 28, 2005. General and administrative expenses were $2,619,524 for the year ended May 31, 2005.

The following table compares the General and Administrative expenses for the nine months ended February 28, 2006, the nine months ended February 28, 2005 and the year ended May 31, 2005.

                                 Nine months        Nine months
                                    ended              ended
                                 February 28,       February 28,      Increase /       % Increase /      Year ended
                                     2006              2005           (Decrease)        (Decrease)      May 31, 2005
        --------------------------------------------------------------------------------------------------------------
        Legal                      $354,815          $157,079          $197,736            126%            $195,379

        Public Relations,
        Financing and
        Corporate Development     $1,841,068         $405,410         $1,435,658           354%            $935,337

        Management Fees            $406,445          $188,911          $217,534            115%            $261,883

        Consulting                 $288,773          $607,331         $(318,558)          (52%)            $692,690

        Audit                      $230,776           $41,152          $189,624            461%            $51,110

        Operating Expenses         $656,616          $339,953          $316,663            93%             $483,125

        Totals:                                                       $2,038,657           117%           $2,619,524

RESEARCH & DEVELOPMENT EXPENSES

Research and developmental costs increased during the nine months ended February 28, 2006, to $1,398,040 compared to $755,590 for the nine months ended February 28, 2005. Research and developmental costs were $1,523,166 for the year ended May 31, 2005.

DEPRECIATION EXPENSE

Depreciation expenses decreased to $118,885 during the nine months ended February 28, 2006 compared to $136,721 for the nine months ended February 28, 2005. Depreciation expenses were $176,453 during the year ended May 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, the Company has financed its operations from private financing, the exercise of warrants and interest income. The company has suffered recurring losses from operations since inception, and has a working capital surplus of $2,661,575 (current assets less current liabilities) as of February 28, 2006.

FINANCING

Cash flow from financing activities increased to $5,859,352 for the nine months ended February 28, 2006, as compared to $53,431 for the nine months ended February 28, 2005. Cash flow from financing activities was $1,586,277 for the year ended May 31, 2005.

WARRANTS

As at February 28, 2006, the Company has outstanding warrants to the following number of common shares of the Company:

                                                                                            Weighted
                                                                                             Average
                                                                   Number of Shares   Exercise price
                                                                   ----------------- ----------------

      Balance, May 31, 2004                                              9,386,449              0.60

      Issued - convertible debentures                                    1,851,500              0.25
      Issued - finders' fees                                                10,000              0.75
      Issued - services rendered                                         5,270,000              0.32
      Exercised                                                         (2,310,710)             0.26
      Expired                                                           (7,043,220)             0.65
                                                                   ----------------- ----------------

      Balance, May 31, 2005 - Regular                                    7,164,019              0.45
      Balance, May 31, 2005 - Series "A"                                 3,374,999              0.66
      Balance, May 31, 2005 - Series "C"                                   674,997              0.66
                                                                   ----------------- ----------------

      Balance, May 31, 2005                                             11,214,015              0.53

      Regular:
         Issued - services rendered                                      4,075,000              0.52
         Issued - private placement                                         95,238              1.55
         Issued - finder's fee                                               9,524              1.55
         Exercised                                                      (1,134,290)             0.41
         Expired                                                           (30,000)             0.30
      Series "A":
         Issued -  private placement                                     3,842,498              0.65
         Issued -  finder's fee                                             62,500              0.65
         Exercised                                                      (1,921,777)             0.66
     Series "B":
         Issued - private placement                                      3,842,498              0.65
         Issued - finder's fee                                              62,500              0.65
      Series "C":
         Exercised                                                        (445,692)             0.66
                                                                   ----------------- ----------------


      Balance, February 28, 2006  - Regular                             10,179,491              0.49
      Balance, February 28, 2006 - Series "A"                            5,358,220              0.65
      Balance, February 28, 2006 - Series "B"                            3,904,998              0.65
      Balance, February 28, 2006 - Series "C"                              229,305              0.66
                                                                   ----------------- ----------------

      Balance, February 28, 2006                                        19,672,014              0.57
                                                                   ================= ================

STOCK-BASED COMPENSATION

The Company's incentive stock option plan provides for the grant of incentive stock options for up to 10,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years.

During the year ended May 31, 2005, the company granted an aggregate of 3,900,00 stock options. 2,200,000 of these options were to employees and/or directors of the Company and the remaining 1,700,000 were to consultants. Each option entitles the option holder to acquire one share of the Company's common stock at a price between $0.20 and $0.40 per share, vesting immediately or at a specified time and expires five years from the date of grant or term of agreement.

During the period ended February 28, 2006, the Company granted 1,710,000 stock options to directors, employees and a consultant of the Company with an exercise price ranging from $0.20 to $1.10 per share being vested in accordance with their agreement and with an expiry date of five years from date of grant.

The fair value of the option granted is estimated on the grant date using the Black-Scholes option pricing model assuming no dividend yield and the following weighted average assumptions:


                                  Nine Months ended       Three Months ended      Fiscal Year
                                  February 28, 2006        February 28, 2006      May 31, 2005
                                  -----------------        -----------------      ------------
Risk-free interest rate                 3.50%                    3.50%               3.50%

Expected life (in years)               5 years                  5 years            3 years

Expected volatility                    88.87%                    87.29%             78.58%

Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

The Company had the following stock option activity during the year ended May
31, 2005:

                                                                                        WEIGHTED AVERAGE
                                                            NUMBER OF OPTIONS            EXERCISE PRICE
                                                            -----------------            --------------

        Balance outstanding, May 31, 2004                       4,225,000           $        0.47

        Options granted                                         3,900,000                    0.28

        Options exercised                                        (75,000)                    0.30

        Options expired                                         (300,000)                    1.00

        Balance outstanding, May 31, 2005                       7,780,000                    0.35

The following is a summary of employee stock options for the period ended
February 28, 2006:

                                                                                     WEIGHTED AVERAGE
                                                                      SHARES          EXERCISE PRICE
                  ----------------------------------------------- -------------- -----------------------

                  Options outstanding, May 31, 2005                   7,780,000           0.35

                  Options granted                                     1,710,000           0.33
                  Options exercised                                   (125,000)           0.29
                  Options expired                                   (1,820,000)           0.27
                  ----------------------------------------------- -------------- -----------------------

                  Options outstanding, February 28, 2006              7,545,000           0.36
                  =============================================== ============== =======================


                                      -64-

The following summarizes information about the stock options outstanding and exercisable at February 28, 2006:


                                         Options Outstanding                            Options Exercisable
                                                          Weighted
                                                           Average        Weighted                     Weighted
                       Range of           Number of       Remaining       Average       Number of       Average
                       Exercise            options       Contractual      Exercise       options       Exercise
                        Prices           Outstanding       Life (yr)       Price       Exercisable       Price
                  ------------------- ---------------- ---------------- ------------  --------------  -------------
                          $ 0.17             950,000         1.66           $ 0.17           950,000        $ 0.17
                          $ 0.20           1,930,000         4.08           $ 0.20         1,930,000        $ 0.20
                          $ 0.21             500,000         2.15           $ 0.21           500,000        $ 0.21
                          $ 0.30           1,995,000         3.52           $ 0.30         1,995,000        $ 0.30
                          $ 0.40             150,000         4.00           $ 0.40           150,000        $ 0.40
                          $ 0.50             550,000         1.54           $ 0.50           550,000        $ 0.50
                          $ 0.55             650,000         1.75           $ 0.55           650,000        $ 0.55
                          $ 0.80             110,000         4.57           $ 0.80            85,000        $ 0.80
                          $ 0.85             150,000         4.97           $ 0.85           150,000        $ 0.85
                          $ 1.00             510,000         0.78           $ 1.00           510,000        $ 1.00
                          $ 1.10              50,000         4.73           $ 1.10            25,000        $ 1.10
                  ------------------- ---------------- ---------------- ------------ -- -------------- -------------
                      $0.17 - $1.10        7,545,000         2.92           $ 0.36         7,495,000        $ 0.36
                  =================== ================ ================ ============ == ============== =============


CASH POSITION

At February 28, 2006, the Company had cash and cash equivalents of $2,650,073 compared to a cash position of $492,709 at May 31, 2005. The increase in the Company's cash position is due primarily to an increase in financing activities.

The working capital increased from a deficiency of $173,441 at February 28, 2005 to a surplus of $2,661,575 at February 28, 2006. The Company had a working capital deficiency of $478,359 as of May 31, 2005.

The Company intends to continue to raise additional funds through equity financings via private placements, as it may need to raise additional capital to fund operations over the long-term. There can be no guarantee that such funds will be available to the Company.

ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Accounts payable decreased to $172,919 at February 28, 2006 compared to $307,369 at May 31, 2005.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this registration statement we do not have any off-balance sheet arrangements that have or are reasonably like to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.


                             DESCRIPTION OF PROPERTY

REAL PROPERTY

The Company owns no real property. It conducts all of its business from its 10,296 square foot leased facility in Vancouver, Canada where it conducts its research and development of coronary stents and stent delivery systems and where it has its first laser manufacturing facilities and clean rooms for packaging.

These facilities will be capable of producing 25,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for research and clinical trial purposes, and can be employed for first commercial production at such time, if ever, as the Company successfully acquires certification and registration permitting the sale of the MIV stent. The lease on the manufacturing facility extends to December 31, 2010 at a cost of $8,207(Cdn$9,438) per month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended May 31, 2005, and the nine month period ended February 28, 2006, the Company paid or accrued $445,904 and $551,522, respectively, in management and consulting fees to four directors and officers of the Company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

OTCBB

Shares of our common stock are quoted on the OTCBB under the symbol "MIVT". Our common stock is also quoted on each of the Munich and Frankfurt stock exchanges under symbols "MIV.MU" and "MIV.F", respectively. The following table indicates the high and low bid prices of our common stock during the periods indicated on the OTCBB:

       QUARTER ENDED                 HIGH BID                   LOW BID
       -------------                 --------                   -------

       May 31, 2006                   $0.95                      $0.62

     February 28, 2006                $1.45                      $0.66

     November 30, 2005                $1.74                      $0.97

      August 31, 2005                 $1.75                      $0.48

       May 31, 2005                   $0.72                      $0.28

     February 28, 2005                $0.33                      $0.18

     November 30, 2004                $0.37                      $0.16

      August 31, 2004                 $0.61                      $0.16

       May 31, 2004                   $0.81                      $0.29

     February 29, 2004                $0.65                      $0.28

     November 30, 2003                $0.69                      $0.39

      August 31, 2003                 $0.92                      $0.30

The source of the high and low bid information is the OTCBB. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

PENNY STOCK

Our common stock is considered "penny stocks" under the rules the SEC under the Exchange Act. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF COMMON SHARES

As at July 10, 2006, we had approximately 460 registered holders of our common stock.

DIVIDENDS

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The NEVADA REVISED STATUTES, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Section 16(a) of the Exchange Act requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the SEC and NASDAQ. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish the Registrant with copies of all Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

The following table sets forth compensation information as to each of our executive officers for the past three fiscal years. Except for Messrs. Lindsay and McGowan, none of our executive officers earned more than $100,000 during our most recently completed fiscal year. No other compensation was paid to any such officer or directors other than the cash and stock option compensation set forth below.

                                                SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                         ------------------------------    ---------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                           ----------------------  ---------
                                                                                       Securities
                                                                            Restricted Underlying     LTIP
                                                             Other Annual     Stock     Options /    payouts   All Other
Name               Title         Year    Salary     Bonus    Compensation    Awarded     SARs (#)       ($)   Compensation
---------------------------------------------------------------------------------------------------------------------------
Alan P. Lindsay    Chairman,     2006(1) $170,775     Nil         Nil          Nil         Nil          Nil         Nil
                   Chief         2005    $185,244     Nil         Nil          Nil       500,000        Nil         Nil
                   Executive     2004    $161,051     Nil         Nil          Nil       200,000        Nil         Nil
                   Officer,      2003    $138,710     Nil       $7,700         Nil       400,000        Nil         Nil
                   Principal
                   Executive
                   Officer and
                   a director
---------------------------------------------------------------------------------------------------------------------------
Dr. I. Mark Landy  President     2006(2)    Nil       Nil         Nil          Nil         Nil          Nil         Nil
                   ans a         2005       Nil       Nil         Nil          Nil         Nil          Nil         Nil
                   director      2004       Nil       Nil         Nil          Nil         Nil          Nil         Nil
                                 2003       Nil       Nil         Nil          Nil         Nil          Nil         Nil
---------------------------------------------------------------------------------------------------------------------------
Patrick A.         Executive     2006(1) $103,368     Nil         Nil          Nil         Nil          Nil         Nil
McGowan            Vice          2005    $101,941     Nil         Nil          Nil       400,000        Nil         Nil
                   President,    2004     $85,920     Nil         Nil          Nil       100,000        Nil         Nil
                   Secretary     2003     $58,343     Nil       $24,000        Nil       250,000        Nil         Nil
                   Chief
                   Financial
                   Officer,
                   Principal
                   Accounting
                   Officer and
                   a director
---------------------------------------------------------------------------------------------------------------------------
Dr. Tom            Vice          2006(1)  $50,257     Nil         Nil          Nil         Nil          Nil         Nil
Troczynski         President     2005     $57,718     Nil         Nil          Nil       100,000        Nil         Nil
                   of Coatings   2004     $52,967     Nil         Nil          Nil       100,000        Nil         Nil
                                 2003     $43,937     Nil       $6,368         Nil         Nil          Nil         Nil
---------------------------------------------------------------------------------------------------------------------------
Arc Rajitar        Vice          2006(1)  $88,594     Nil         Nil          Nil         Nil          Nil         Nil
                   President     2005     $82,090     Nil         Nil          Nil       300,000        Nil         Nil
                   of            2004     $69,122     Nil         Nil          Nil       200,000        Nil         Nil
                   Operations    2003     $64,166     Nil        Nil8          Nil         Nil          Nil         Nil
                   (MIVI)
---------------------------------------------------------------------------------------------------------------------------
Dr. Daniel         A director    2006(1)    Nil       Nil         Nil          Nil         Nil          Nil         Nil
Savard                           2005       Nil       Nil         Nil          Nil         Nil          Nil         Nil
                                 2004       Nil       Nil         Nil          Nil         Nil          Nil         Nil
                                 2003       Nil       Nil       $17,022        Nil       100,000        Nil         Nil
---------------------------------------------------------------------------------------------------------------------------
Dr. Dov Shimon     Chief         2006(1)  $99,000     Nil         Nil          Nil         Nil          Nil         Nil
                   Medical       2005    $101,000     Nil         Nil          Nil       500,000        Nil         Nil
                   Officer and   2004       Nil       Nil         Nil          Nil         Nil          Nil         Nil
                   a director    2003       Nil       Nil         Nil          Nil         Nil          Nil         Nil
---------------------------------------------------------------------------------------------------------------------------

(1) Represents compensation for the period June 1 to February 28, 2006 which forms part of fiscal year ending May 31, 2006.. Except as disclosed above, the Company did not pay any compensation to any director or executive in the fiscal year ended May 31, 2005.

(2) Dr. Landy was appointed the President of our company on April 1, 2006 and as a director recently.

STOCK OPTION GRANTS

The following table sets forth information with respect to stock options granted to directors and officers, including our named executive officers, for our fiscal year ended May 31, 2005.


                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                   (INDIVIDUAL GRANTS)
----------------------------------------------------------------------------------------------------------------------
NAME                                    NUMBER OF
                                        SECURITIES
                                        UNDERLYING          % OF TOTAL
                                         OPTIONS         OPTIONS GRANTED        EXERCISE PRICE
NAME                                     GRANTED           TO EMPLOYEES          (PER SHARE)        EXPIRATION DATE
------------------------------------- --------------- ----------------------- ------------------- --------------------
Alan P. Lindsay                          500,000               13%                  $0.20              2/15/2010
------------------------------------- --------------- ----------------------- ------------------- --------------------
Patrick A. McGowan                       400,000               10%                  $0.20              2/15/2010
------------------------------------- --------------- ----------------------- ------------------- --------------------
Arc Rajtar                               150,000                4%                  $0.20              2/9/2010
                                         150,000                4%                  $0.30              3/3/2010
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Daniel Savard                          Nil                 Nil                   $Nil                 Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Dov Shimon                           200,000                5%                  $0.30              7/31/2009
                                         300,000                8%                  $0.30              3/1/2010
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Tom Troczynski                         Nil                 Nil                   $Nil                 Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------


EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following is a summary of the share purchase options exercised by our directors and officers, including our named executive officers, during our fiscal year ended May 31, 2005.

----------------------------------------------------------------------------------------------------------------------
                              AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FINANCIAL YEAR END
                                         AND FINANCIAL YEAR-END OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                                                      VALUE OF
                                                                                UNEXERCISED          UNEXERCISED
                                         COMMON                                  OPTIONS AT          IN-THE-MONEY
                                          SHARES                                  FINANCIAL         OPTIONS/SARS AT
                                         ACQUIRED                                YEAR-END (#)     FINANCIAL YEAR-END
                                            ON              VALUE                EXERCISABLE/      ($) EXERCISABLE/
NAME (#)                                 EXERCISE          REALIZED ($)         UNEXERCISABLE        UNEXERCISABLE
------------------------------------- --------------- ----------------------- ------------------- --------------------
Alan P. Lindsay                            N/A                 N/A                1,200,000               Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Patrick A. McGowan                         N/A                 N/A                1,000,000               Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Tom Troczynski                         N/A                 N/A                 200,000                Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Arc Rajtar                                 N/A                 N/A                 500,000                Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Daniel Savard                          N/A                 N/A                 250,000                Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------
Dr. Dov Shimon                             N/A                 N/A                 500,000                Nil
------------------------------------- --------------- ----------------------- ------------------- --------------------

LONG-TERM INCENTIVE PLANS

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

EMPLOYMENT CONTRACTS

The Company entered into a Development Services Agreement with Alan Lindsay and Associates Ltd. (the "Consultant") dated March 1, 2005. Pursuant to the Agreement the Company agrees to retain the Consultant, and through the Consultant Mr. Lindsay, to provide development and financing services as may be necessary and determined by the Company to both develop and finance the Company's technology and business. The term of the agreement is five years commencing March 1, 2005 and expiring on March 1, 2010.

The Company entered into a Management Services Agreement with Simba Biomed Venture Partners LLC (as a "Consultant") dated March 29, 2006. Pursuant to the agreement the Company has agreed to retain the Consultant, and through the Consultant Dr. Landy, to provide management and consulting services as may be necessary and determined by the Company to both develop and commercialize the Company's technology and business. The term of the agreement is four years commencing March 29, 2006 and expiring on March 29, 2010.

The Company entered into an Executive Employment Agreement with Mr. Patrick McGowan dated January 1, 2005. Pursuant to the Agreement, the Company will employ Mr. McGowan in an executive capacity, commenced on January 1, 2005 and will continue until May 1, 2007.

The Company entered into a Consulting Services Agreement with Dr. Dov Shimon dated May 1, 2005. Pursuant to the Agreement, Dr. Shimon will work as director and Chief Medical Officer with the Company. The term of the Agreement is 36 months commencing May 1, 2005 and expiring on May 1, 2008.

On November 18, 2004, the Company entered into a Letter of Engagement with Trilogy Capital Partners, Inc. to develop and implement a proactive marketing program to increase public awareness of the Company, and to generate a significant increase in liquidity and market capitalization. Pursuant to the Agreement, Trilogy will receive a fee of $10,000 per month and the Company will issue to Trilogy an aggregate of 2,750,000 warrants. The warrants will have a term of three years with an exercise price of $0.50 per share and include piggyback and demand rights to the next registration statement filed by the Company. The term of the agreement was 12 months, commencing November 18, 2004. On July 1, 2005, the Company entered into an Amendment to the Letter of Engagement with Trilogy Capital Partners, Inc., extending the term of the original agreement to June 30, 2006.

On September 22, 2005, the Company entered into an Industrial Lease with Investors Group Trust Co. Ltd. as Trustee Investors Real Property Fund under which the Company will lease 10,296 square feet with monthly Minimum rent of $8,207 for a term of five years commenting on January 1, 2006.

                              FINANCIAL STATEMENTS

The following consolidated financial statements of MIV listed below are included with this prospectus. These consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED FEBRUARY 28, 2006                   PAGE
--------------------------------------------------------------------------------------------------------------

Consolidated Balance Sheets, February 28, 2006 and May 31, 2005                                           F-2

Consolidated Statements of Stockholders' Equity (Deficit) for the period from
inception (January 20, 1999) to February 28, 2006                                                         F-3

Consolidated Statements of Operations for the nine months ended February 28, 2006 and 2005 and for
the periods from inception (January 20, 1999) to February 28, 2006                                        F-5

Consolidated Statements of Cash Flows for the nine months ended February 28, 2006 and 2005 and for
the periods from inception (January 20, 1999) to February 28, 2006                                        F-6

Notes to Consolidated Financial Statements                                                                F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED MAY 31, 2005                                 PAGE
--------------------------------------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm                                                   F-21

Consolidated Balance Sheets, May 31, 2005 and 2004                                                        F-23

Consolidated Statements of Stockholders' Equity (Deficit) for the period from
inception (January 20, 1999) to May 31, 2005                                                              F-24

Consolidated Statements of Operations for the years ended May 31, 2005 and 2004 and for the period
from inception (January 20, 1999) to May 31, 2005                                                         F-29

Consolidated Statements of Cash Flows for the years ended May 31, 2005 and 2004 and for the period
from inception (January 20, 1999) to May 31, 2005                                                         F-30

Notes to Consolidated Financial Statements                                                                F-31



                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On June 6, 2006, our Board of Directors approved the engagement of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, of Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada, V6E 4G1, as our principal independent accountant, and dismissed Ernst & Young LLP, Chartered Accountants, as principal independent accountants.

The Company decided not to reappoint Ernst & Young LLP as auditors and informed them of their dismissal on June 5, 2006. The decision to change accountants was approved by the Company's Board of Directors.

Ernst & Young LLP's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in the following paragraph.

Ernst & Young LLP's report on the consolidated financial statements of the Company for the fiscal year ended May 31, 2005 contained an explanatory paragraph with respect to the restatement of certain information and and regarding uncertainty doubt as to the Company's ability to continue as a going concern.

In connection with the audit of the most recent fiscal year ended May 31, 2005 and for any subsequent interim period preceding the change, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such year.

In connection with the audits of the most recent fiscal years ended May 31, 2005 and through the subsequent interim period preceding the change, there have been no reportable events as defined in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-B.

At the time of our decision to replace Ernst & Young LLP with Dale Matheson Carr-Hilton LaBonte, we had not consulted Dale Matheson Carr-Hilton LaBonte on the application of accounting principles to a specific completed or contemplated transaction, or on the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was then provided by Dale Matheson Carr-Hilton LaBonte that was an important factor considered by our company in reaching any decision as to accounting, auditing or financial reporting issues.

On May 28, 2004, our Board of Directors approved and authorized the engagement of Moore Stephens Ellis Foster Ltd., Chartered Accountants, as our principal independent accountant and replaced Morgan & Company. Moore Stephens Ellis Foster Ltd. was our principal independent accountant for the fiscal year ended May 31, 2004.

During the two fiscal years ended May 31, 2003 and any subsequent interim period, there were no disagreements with Morgan & Company, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan & Company would have caused Morgan & Company to make reference to the subject matter of the disagreements in connection with its reports. Morgan & Company as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The audit opinions were modified to contain a going concern qualification during our two most recent fiscal years.

Moore Stephens Ellis Foster Ltd. was our principal independent accountant from May 29, 2004 to May 3, 2005. On May 3, 2005, Moore Stephens Ellis Foster Ltd. entered into a transaction with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on their practice as members of Ernst & Young LLP. Subsequent to the transaction, Moore Stephens Ellis Foster Ltd. was dismissed as the auditor and Ernst & Young LLP was appointed as our independent auditor.

Moore Stephens Ellis Foster Ltd.'s report on the Company's consolidated financial statements for the year ended May 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except Moore Stephen Ellis Foster Ltd.'s report notes that the Company has incurred significant recurring net loses which raise substantial doubt about the Company's ability to continue as a going concern.

During the period covered by the report of Moore Stephens Ellis Foster Ltd. and up to the effective date of appointment, the Company had no disagreements with Moore Stephens Ellis Foster Ltd., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Ellis Foster Ltd., would have cause Moore Stephens Ellis Foster Ltd. to make reference to the subject matter of the disagreement in connection with its reports.

During the Company's previous two fiscal years and up to the effective date of resignation the Company did not consult with Ernst & Young LLP regarding any of the items described under Item 304(a)(1)(iv)(B), Item 304(a)(2) or Item 304(b) of Regulation S-B.

                              MIV THERAPEUTICS INC.
                          (A development stage company)


                        Consolidated Financial Statements

                                February 28, 2006

                      (Unaudited - Prepared by Management)

                            Expressed in U.S. Dollars




                                      Index
                                      -----

                           Consolidated Balance Sheets
            Consolidated Statements of Stockholders' Equity (Deficit)
                      Consolidated Statements of Operations
                      Consolidated Statements of Cash Flows
                   Notes to Consolidated Financial Statements

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Balance Statements
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)


------------------------------------------------------------------------------------------------
                                                                   February 28        May 31
                                                                      2006             2005
------------------------------------------------------------------------------------------------
Basis of Presentation (Note 1)

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $  2,650,073     $    492,709
  Accounts receivable                                                    80,036           33,742
  Due from related party (Note 4)                                            --           17,500
  Prepaid expenses and deposits (Note 4)                                112,466           41,139
------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                  2,842,575          585,090

PROJECT ACQUISITION COSTS (Note 5)                                           --           53,426

PROPERTY AND EQUIPMENT, net (Note 2)                                    274,473          222,689
------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                       $  3,117,048     $    861,205
================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and other payables                              $    172,919     $    307,369
  Convertible debentures (Note 3)                                            --          756,080
  Deferred lease inducement - current portion (Note 6)                    8,081               --
------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                               181,000        1,063,449
------------------------------------------------------------------------------------------------
DEFERRED LEASE INDUCEMENT (Note 6)                                       29,630               --
------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                  $    210,630     $  1,063,449
------------------------------------------------------------------------------------------------

Commitments and contingent liabilities (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK (Note 3)
  Authorized:
        140,000,000 common shares with a par value of $0.001
        20,000,000 preferred shares with a par value of $0.001
  Issued and outstanding:
         67,243,726 common shares at February 28, 2006 and
         50,517,020 common shares at May 31, 2005                        67,245           50,517

ADDITIONAL PAID-IN CAPITAL                                           31,417,594       22,383,581

DEFERRED COMPENSATION                                                  (676,193)        (556,138)

COMMON STOCK ISSUABLE                                                    74,000          139,000

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                    (27,783,149)     (22,033,109)

ACCUMULATED OTHER COMPREHENSIVE LOSS                                   (193,079)        (186,095)
------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                  2,906,418         (202,244)
------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  3,117,048     $    861,205
================================================================================================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                              F-2


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                              Accumulated      Deficit        Total
                                                                                                    Other  Accumulated       Stock-
                                           Common Stock  Additional                    Common     Compre-   During the     holders'
                                -----------------------     Paid-in     Deferred        Stock     hensive  Development       Equity
                                     Shares      Amount     Capital Compensation     Issuable      (Loss)        Stage    (Deficit)
                                ----------- ----------- -----------  -----------  ----------- -----------  -----------  -----------
                                                 $           $            $            $           $            $            $
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2004            40,092,993      40,093  18,032,242     (190,375)          --    (162,115) (15,424,227)   2,295,618
Issuance of common stock:
- for share subscriptions           904,215         904     217,499           --           --          --           --      218,403
- for exercise of warrants        2,320,710       2,321     605,064           --           --          --           --      607,385
- for exercise of options            75,000          75      22,425           --           --          --           --       22,500
- for services                    1,904,703       1,905     543,123     (194,968)      74,000          --           --      424,060
- for finder's fee on private
    placements completed in
    prior year                       10,000          10         (10)          --           --          --           --           --
- in exchange of MI shares        3,209,399       3,209     613,376           --           --          --           --      616,585
- for acquisition of SagaX        2,000,000       2,000     938,000           --       65,000          --           --    1,005,000
Fair value of warrants attached
 to Convertible debentures               --          --      48,920           --           --          --           --       48,920
Warrants issued for services             --          --     917,164     (917,164)          --          --           --           --
Stock options granted                    --          --     155,978           --           --          --           --      155,978
Amortization of deferred
  compensation                           --          --          --      746,369           --          --           --      746,369
Beneficial conversion feature
  of convertible debentures              --          --     289,800           --           --          --      289,800
Comprehensive income (loss):
  Foreign currency translation
     adjustment                          --          --          --           --           --     (23,980)          --      (23,980)
  Loss for the period                    --          --          --           --           --          --   (6,608,882)  (6,608,882)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2005            50,517,020      50,517  22,383,581     (556,138)     139,000    (186,095) (22,033,109)    (202,244)
===================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS


                                                                F-3



MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                              Accumulated      Deficit        Total
                                                                                                    Other  Accumulated       Stock-
                                           Common Stock  Additional                    Common     Compre-   During the     holders'
                                -----------------------     Paid-in     Deferred        Stock     hensive  Development       Equity
                                     Shares      Amount     Capital Compensation     Issuable      (Loss)        Stage    (Deficit)
                                ----------- ----------- -----------  -----------  ----------- -----------  -----------  -----------
                                                 $           $            $            $           $            $            $
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, May 31, 2005            50,517,020      50,517  22,383,581     (556,138)     139,000    (186,095) (22,033,109)    (202,244)
Issuance of common stock:
- for share subscriptions
     - Reg S                      1,704,689       1,705     718,390           --           --          --           --      720,095
     - Private Placement          7,649,763       7,650   3,452,600           --           --          --           --    3,460,250
- for exercise of warrants        3,289,016       3,289   1,707,719           --           --          --           --    1,711,008
- for exercise of options           112,723         113      17,887           --           --          --           --       18,000
- for convertible debentures
  exercised                       3,158,920       3,159     737,651           --           --          --           --      740,810
- for services                      811,595         812     622,605     (164,842)     (65,000)         --           --      393,575
Warrants issued for services             --          --   1,264,518   (1,264,518)          --          --           --           --
Stock options granted                    --          --     512,643           --           --          --           --      512,643
Amortization of deferred
  compensation                           --          --          --    1,309,305           --          --           --    1,309,305
Comprehensive income (loss):
  Foreign currency translation
    adjustment                           --          --          --           --           --      (6,984)          --       (6,984)
  Loss for the period                    --          --          --           --           --          --   (5,750,040)  (5,750,040)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, February 28, 2006       67,243,726      67,245  31,417,594     (676,193)      74,000    (193,079) (27,783,149)   2,906,418
===================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS



                                                                 F-4


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Operations
(Unaudited - Prepared by Management)
---------------------------------------------------------------------------------------------------------------------------
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------------------------
                                                     Period
                                                       from
                                                  inception
                                                (January 20
                                                   1999) to          NINE MONTHS ENDED               THREE MONTHS ENDED
                                                February 28             FEBRUARY 28                      FEBRUARY 28
                                                       2006            2006            2005            2006            2005
---------------------------------------------------------------------------------------------------------------------------

EXPENSES
  General and administrative (Note 7)          $ 14,820,997    $  3,778,493    $  1,739,836    $  1,222,765    $    499,582
  Research and development (Note 8)               6,708,804       1,398,040         755,590         555,723         351,842
  Stock-based compensation                        3,747,337         512,643         282,951           7,000         282,951
  Depreciation                                      873,626         118,885         136,721          47,872          51,574
  Interest expense                                  879,683              --              --              --              --
  Licenses acquired charged to operations           479,780              --              --              --              --
  Finance cost on convertible debentures            382,307              --              --              --              --
  Purchased in-process research
       and development                            2,205,013              --         606,555              --         606,555
---------------------------------------------------------------------------------------------------------------------------

                                                 30,097,547       5,808,061       3,521,653       1,833,360       1,792,504
---------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                            (30,097,547)     (5,808,061)     (3,521,653)     (1,833,360)     (1,792,504)

GAIN ON EXTINGUISHMENT OF DEBT                      462,249              --              --              --              --

INTEREST INCOME                                     116,674          61,746           5,161          28,615             136

GAIN(LOSS) ON FOREIGN EXCHANGE                       84,990          (3,725)        (22,937)         (1,810)        (14,319)
---------------------------------------------------------------------------------------------------------------------------

LOSS FOR THE PERIOD BEFORE
  MINORITY INTEREST                             (29,433,634)     (5,750,040)     (3,539,429)     (1,806,555)     (1,806,687)

MINORITY INTEREST SHARE OF LOSS                     806,310              --              --              --              --
---------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                        $(28,627,324)   $ (5,750,040)   $ (3,539,429)   $ (1,806,555)   $ (1,806,687)
===========================================================================================================================

LOSS PER COMMON SHARE
  - basic and diluted                          $      (1.17)   $      (0.09)   $      (0.09)   $      (0.03)   $     (0.04)
===========================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
  - basic and diluted                            24,410,585      62,008,648      41,220,148      66,752,020      41,532,175
===========================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                                            F-5

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Cash Flows
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------------
                                                               Period from
                                                                 inception
                                                               (January 20
                                                                  1999) to           NINE MONTHS ENDED
                                                               February 28             FEBRUARY 28
                                                                      2006            2006            2005
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss for the period                                     $(28,627,324)   $ (5,750,040)   $ (3,539,429)
  Adjustments to reconcile loss to
    net cash used in operating activities:
    - stock-based compensation                                   6,692,972       1,821,949         756,270
    - stock issued for other than cash                           4,437,187         393,575         173,259
    - interest expense on related party loan                       850,000              --              --
    - accrued interest expense on convertible debentures            34,730          34,730              --
    - depreciation                                                 873,627         118,885         136,721
    - leasehold improvements written down                           13,300              --              --
    - project acquisition costs                                         --          53,426              --
    - purchased in-process research and development              2,275,013              --         606,555
    - gain on extinguishment of debt                              (462,249)             --              --
    - provision for bad debt                                       160,000              --              --
   - beneficial conversion feature on convertible debenture        289,800              --              --
    - minority interest                                           (806,310)             --              --
  Changes in non-cash working capital items:
    - accounts receivable                                         (240,287)        (46,294)          2,245
    - due from related party                                            --          17,500         (19,187)
    - prepaid expenses and deposits                               (113,024)        (71,327)       (180,115)
    - accounts payable and other payables                          233,482         (96,739)        194,239
----------------------------------------------------------------------------------------------------------
Net cash used in operating activities                          (14,389,083)     (3,524,335)     (1,869,442)
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of common stock,
      less share issuance costs                                 15,289,659       5,909,352          67,016
  Due to related parties                                           850,000              --         (13,585)
  Proceeds from (repayment of) convertible debentures              755,000         (50,000)             --
  Cash acquired in reverse acquisition                              13,824              --              --
  Subscriptions received                                         1,357,310              --              --
  Common stock redemption                                         (120,000)             --              --
  Loan payable                                                     500,000              --              --
----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                       18,645,793       5,859,352          53,431
----------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Acquisition of license                                          (200,000)             --              --
  Purchase of property and equipment                            (1,171,242)       (170,669)       (212,912)
----------------------------------------------------------------------------------------------------------
Net cash used in investing activities                           (1,371,242)       (170,669)       (212,912)
----------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE EFFECT ON CASH                                   (235,395)         (6,984)         (5,589)
----------------------------------------------------------------------------------------------------------
          INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       2,650,073       2,157,364      (2,034,512)
CASH AND CASH EQUIVALENTS, beginning of period                          --         492,709       2,034,530
----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                      $  2,650,073    $  2,650,073    $         18
==========================================================================================================


(PLEASE SEE NOTE 9 FOR SUPPLEMENTAL DISCLOSURES)
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                   F-6

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION - GOING CONCERN UNCERTAINTIES

     Since inception, the Company has suffered recurring losses, totalling $28,627,324 as of February 28, 2006. Management has been able to, thus far, finance the operations through the issuance of common stock in order to meet its strategic objectives. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. Management expects to keep its operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these goals. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

     The accompanying unaudited interim consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for fair presentation of financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The statements of operations for the nine months ended February 28, 2006 are not necessarily indicative of the results to be expected for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2005 Annual Report on Form 10-K for the year ended May 31, 2005.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.   PROPERTY AND EQUIPMENT

                                                     February 28, 2006
                                        ----------------------------------------
                                                      Accumulated       Net Book
                                              Cost   Amortization          Value
    ----------------------------------------------------------------------------
    Furniture and fixtures              $   59,003     $   44,891     $   14,112
    Computer equipment                     134,114        106,843         27,271
    Laboratory equipment                   917,232        684,142        233,090
    Leasehold improvements                  49,158         49,158             --
    ----------------------------------------------------------------------------
                                        $1,159,507     $  885,034     $  274,473
    ============================================================================

                                                     May 31, 2005
                                        ----------------------------------------
                                                      Accumulated       Net Book
                                              Cost   Amortization          Value
    ----------------------------------------------------------------------------
    Furniture and fixtures              $   41,297     $   39,867     $    1,430
    Computer equipment                     110,766        101,146          9,620
    Laboratory equipment                   789,158        577,519        211,639
    Leasehold improvements                  49,158         49,158             --
    ----------------------------------------------------------------------------
                                        $  990,379     $  767,690     $  222,689
    ============================================================================


3.   STOCKHOLDERS' EQUITY

     (a)  Common Stock

          (i) On January 19, 2006, the stockholders of the Company during its Annual General Meeting approved the increase in its authorized capital stock from one hundred million shares of capital stock consisting of 80,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share to 160,000,000 of capital stock consisting of 140,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share.

          (ii) During the nine month period ended February 28, 2006, a total of 1,704,689 Regulation S ("Reg S") stock has been issued at a price range of $0.30 to $0.51 per share for total net proceeds of $720,095 (net of agent's fees of $75,500).

               As at February 28, 2006, 2,500,000 Reg S stocks are held in trust by the financial custodian.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (a)  Common Stock (continued)

          (iii) During the nine month period ended February 28, 2006, the Company issued an aggregate of 811,595 common shares for consulting, research and development, legal and employee services for a total value of $567,871 being the fair value of the shares at the agreement date and being expensed over the period of completion of performance.

          (iv) During the nine month period ended February 28, 2006, the Company issued 3,289,016 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $1,711,008. Of these shares, 340,949 were exercised under the cashless option of the agreement.

          (v) During the nine month period ended February 28, 2006, the Company issued 112,723 common shares pursuant to an exercise of stock purchase options for total proceeds of $18,000. Of these shares, 52,723 were exercised under the cashless option of the agreement.

          (vi) On October 4, 2005, the Company issued an aggregate of 3,158,920 common shares pursuant to an exercise of Senior Convertible Debentures (the "Debentures") issued by the Company in a private placement on March 15, 2005. The Debentures was exercised at a conversion price, as determined by the terms of the Debenture Agreement, of $0.25 per common share. The conversion was for an aggregate of $755,000 principal amount and $34,730 interest due under the Debentures. The remaining $50,000 of Debentures were repaid in cash including accrued interest of $2,278.

          (vii) On October 6, 2005, the Company completed a private placement of 95,238 units at a price of $1.05 per unit for total proceeds of $100,000. Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one common share for $1.55 per share for a period of two years from the date of grant.

               The warrants had an estimated fair value of $64,208 using the Black Scholes Option Pricing Model. The assumptions used in the Black Scholes Option Pricing Model are: volatility: 81.23%, discount rate: 5.25% and call option value: $0.67.

               In connection with the private placement, the Company issued to the finder 9,524 units. Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one common share for $1.55 per share for a period of two years from the date of grant.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (a)  Common Stock (continued)

               The warrants had an estimated fair value of $2,306 using the Black Scholes Option Pricing Model. The assumptions used in the Black Scholes Option Pricing Model are: volatility: 87.29%, discount rate: 5.25% and call option value: $0.24.

         (viii) On August 11, 2005, the Company completed a private placement of 7,545,000 units at the price of $0.45 per Unit for total net proceeds of $3,370,250. Each Unit is comprised of one common share together with one-half of one Series "A" non-transferable share purchase warrant (each a "Series A Warrant") and one-half of one Series "B" non-transferable share purchase warrant (each a "Series B Warrant"). Each whole Series A Warrant entitles the holder to purchase one common share at a price of $0.65 per share for a period which is the earlier of
               (i) 12 months from August 11, 2005 and (ii) six months commencing from the effective date of the Company's proposed "Registration Statement". Each whole Series B Warrant entitles the holder to purchase one common share at a price of $0.70 per share for the first 12 months, at a price of $0.85 per share for the next 6 months, and at a price of $1.00 per share thereafter. Series B Warrants are exercisable at the earlier of (i) 30 months from August 11, 2005 and (ii) 24 months commencing from the effective date of the Company's proposed "Registration Statement".

               In connection to the private placement, a finder's fee comprised of $25,000 in cash was paid and 62,500 Series A Warrants and Series B Warrants were issued. In a separate transaction, 39,994 units and 100,000 units were issued for legal fees and investor relations services, respectively. These 39,994 shares and 100,000 shares have been included in Note 3(a)(iii).

               These warrants had an estimated fair value of $2,245,749 using the Black Scholes Option Pricing Model. The assumptions used in the Black Scholes Option Pricing Model are: volatility: 81.20% and 57.41% for Series A and B, respectively, discount rate: 5.25% for both Series A and B and call option value: $0.32 and $0.26 for Series A and B, respectively.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (b)  Warrants

          The following table summarizes information about the warrants issued by the Company:

                                                                     Weighted
                                                                      Average
                                                       Number of     Exercise
                                                          Shares        price
                                                     ------------------------
          Balance, May 31, 2004                        9,386,449         0.60

          Issued - convertible debentures              1,851,500         0.25
          Issued - finders' fees                          10,000         0.75
          Issued - services rendered                   5,270,000         0.32
          Exercised                                   (2,310,710)        0.26
          Expired                                     (7,043,220)        0.65
                                                     ------------------------

          Balance, May 31, 2005 - Regular              7,164,019         0.45
          Balance, May 31, 2005 - Series "A"           3,374,999         0.66
          Balance, May 31, 2005 - Series "C"             674,997         0.66
                                                     ------------------------

          Balance, May 31, 2005                       11,214,015         0.53

          Regular:
             Issued - services rendered                4,075,000         0.52
             Issued - private placement                   95,238         1.55
             Issued - finder's fee                         9,524         1.55
             Exercised                                (1,134,290)        0.41
             Expired                                     (30,000)        0.30
          Series "A":
             Issued -  private placement               3,842,498         0.65
             Issued -  finder's fee                       62,500         0.65
             Exercised                                (1,921,777)        0.66

          Series "B":
             Issued - private placement                3,842,498         0.65
             Issued - finder's fee                        62,500         0.65
          Series "C":
             Exercised                                  (445,692)        0.66
                                                     ------------------------

          Balance, February 28, 2006  - Regular       10,179,491
                                                                         0.49
          Balance, February 28, 2006 - Series "A"      5,358,220         0.65
          Balance, February 28, 2006 - Series "B"      3,904,998         0.65
          Balance, February 28, 2006 - Series "C"        229,305         0.66
                                                     ------------------------

          BALANCE, FEBRUARY 28, 2006                  19,672,014         0.57
                                                     ========================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (c)  Stock Options

          The Company's incentive stock options plan provides for the grant of incentive stock options for up to 10,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years.

          During the period ended February 28, 2006, the Company granted 1,710,000 stock options to directors, employees and a consultant of the Company with exercise prices ranging from $0.20 to $1.10 per share being vested in accordance with their agreement and with an expiry date of five years from date of grant.

          The fair value of the option granted is estimated on the grant date using the Black-Scholes option pricing model assuming no dividend yield and the following weighted average assumptions:


                                      NINE MONTHS    THREE MONTHS    FISCAL YEAR
                                            ENDED           ENDED          ENDED
                                      February 28     February 28         May 31
                                             2006            2006           2005
                                      -----------     -----------    -----------
          Risk-free interest rate           3.50%           3.50%          3.50%
          Expected life (in years)        5 years         5 years        3 years
          Expected volatility              88.87%          87.29%         78.58%


          Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (c)  Stock Options (continued)

          Summary of employee stock options information for the period ended February 28, 2006 is as follows:

                                                               Weighted Average
                                                                      Exercise
                                                         Shares          Price
          ----------------------------------------------------------------------

          Options outstanding, May 31, 2005           7,780,000           0.35

          Options granted                             1,710,000           0.33
          Options exercised                            (125,000)          0.29
          Options expired                            (1,820,000)          0.27
          ----------------------------------------------------------------------

          Options outstanding, February 28, 2006      7,545,000           0.36
          ======================================================================

          The following summarizes information about the stock options outstanding and exercisable at February 28, 2006:


                       Options Outstanding                   Options Exercisable
                                     Weighted
                                      Average    Weighted               Weighted
          Range of Number of Remaining Average Number of Average Exercise options Contractual Exercise options Exercise
            Prices  Outstanding     Life (yr)       Price  Exercisable     Price
     -------------  -----------  ------------  ----------  -----------  --------
            $ 0.17      950,000         1.66       $ 0.17      950,000    $ 0.17
            $ 0.20    1,930,000         4.08       $ 0.20    1,930,000    $ 0.20
            $ 0.21      500,000         2.15       $ 0.21      500,000    $ 0.21
            $ 0.30    1,995,000         3.52       $ 0.30    1,995,000    $ 0.30
            $ 0.40      150,000         4.00       $ 0.40      150,000    $ 0.40
            $ 0.50      550,000         1.54       $ 0.50      550,000    $ 0.50
            $ 0.55      650,000         1.75       $ 0.55      650,000    $ 0.55
            $ 0.80      110,000         4.57       $ 0.80       85,000    $ 0.80
            $ 0.85      150,000         4.97       $ 0.85      150,000    $ 0.85
            $ 1.00      510,000         0.78       $ 1.00      510,000    $ 1.00
            $ 1.10       50,000         4.73       $ 1.10       25,000    $ 1.10
     -------------  -----------  ------------  ----------  -----------  --------
     $0.17 - $1.10    7,545,000         2.92       $ 0.36    7,495,000    $ 0.36
     =============  ===========  ============  ==========  ===========  ========

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   STOCKHOLDERS' EQUITY (CONTINUED)

     (d)  Pro-forma Disclosure

          Had compensation expense for the Company's stock-based compensation plans been determined under SFAS No. 123, based on the fair market value at the grant dates, the Company's pro-forma net loss and pro-forma net loss per share would have been reflected as follows:


         ---------------------------------------------------------------------------------------------------
                                                            NINE MONTHS ENDED            THREE MONTHS ENDED
                                                               February 28                   February 28
                                                           2006           2005           2006           2005
         ---------------------------------------------------------------------------------------------------
         Net loss, as reported                      $(5,750,040)   $(3,539,429)   $(1,806,555)   $(1,806,687)

           Add: Stock-based employee
           compensation expense included in
           reported net loss above, net of
           related tax effects                          512,643        282,951          7,000        282,951

           Deduct: Total stock-based employee
           compensation expense determined
           under fair value based method for
           all awards, net of related tax
           effects                                     (804,579)      (391,436)       (87,821)      (391,436)
         ---------------------------------------------------------------------------------------------------

         Pro-forma loss for the period              $(6,041,976)   $(3,647,914)   $(1,887,376)   $(1,915,172)
         ===================================================================================================

         Pro-forma basic and diluted
         loss per share                             $     (0.10)   $     (0.09)   $     (0.03)   $     (0.05)
         ===================================================================================================


4.   RELATED PARTY TRANSACTIONS

     The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

     During the nine month period ended February 28, 2006, the Company paid or accrued $551,522 (2005 - $321,072) of management and consulting fees to four directors (2005 - three directors only) and an officer of the Company. Of this amount, $149,257 (2005 - $113,234) was charged to research and development. Included in accounts payable is $8,817 (May 31, 2005 - $21,940).

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


4.   RELATED PARTY TRANSACTIONS (CONTINUED)

     As at February 28, 2006, an amount due from the CFO of the Company was fully repaid (May 31, 2005 - $17,500).

     As at February 28, 2006, an amount of $23,509 and $11,000 representing fees paid in advance to the Chief Executive Officer and a director of the Company, respectively, was recorded under prepaid expenses (May 31, 2005 - nil).


5.   ACQUISITION OF SAHAJANAND MEDICAL TECHNOLOGIES INC.

     On March 1, 2005 the Company entered into a share acquisition Letter of Intent ("Letter") with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India. Pursuant to the Letter, the Company shall issue 44,500,000 shares of the Company's common stock in exchange for 100% of the outstanding equity of SMT subject to certain conditions.

     On January 31, 2006, the Letter was terminated, by mutual agreement, of both companies.

     As at February 28, 2006, project acquisition costs of $85,102 which represents direct costs incurred in the proposed acquisition which were previously capitalized in the financial statements were expensed under audit expense ($15,719) and legal expense ($69,383) as a result of the termination.


6.   COMMITMENTS AND CONTINGENT LIABILITIES

     (a) The Company has obligations under a long-term premises lease for a period of five years from January 1, 2006. The minimum rent payments for the next five years are:

                         2006                 $  28,314
                         2007                 $ 113,256
                         2008                 $ 113,256
                         2009                 $ 113,256
                         2010                 $  66,066
                  ---------------------------------------------
                        TOTAL                 $ 434,148
                  ---------------------------------------------

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

          The Company received free rent, including property maintenance and taxes, for the months of November to December 2005 and free basic rent for the months of January to February 2006 for a total free rent of $40,404. This amount was recorded under deferred lease inducement in current portion of $8,081 and long-term portion of $29,630 and being amortized over the term of the lease. As at February 28, 2006, total amortization of $2,693 was recorded as a credit to rent expense in the statement of operations.

     (b) On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel. The Company agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The 4,200,000 will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this Agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. The Company has also agreed to pay $145,000 (paid) of the vendor's debt at the time of acquisition.

          As at February 28, 2006, the 2 last issuances of 1,100,000 shares each have not yet been accrued as SagaX has not yet accomplished the underlying conditions.

     (c) On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia.

          The Statement of Claim arising from a Settlement Agreement, dated September 14, 2001, seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or, alternatively, damages and costs.

          The Company and M-I Vascular ("MI") attended a court hearing in chambers on April 16, 17 and 25, 2003 on a summary trial application by the Plaintiff for an Order for a declaration of specific performance that the Plaintiff is entitled to an exchange of 3,192,399 common shares of MI for 3,192,399 common shares of the Company pursuant to the Settlement Agreement entered into on September 14, 2001. The Plaintiff was granted the relief sought at the summary trial and the Company was ordered to perform the share exchange.

          On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the Plaintiff, offering to exchange his common shares in MI for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgment was received, the Company asked the Plaintiff to submit his MI share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgement and exchange his shares in accordance with British Columbia securities laws and regulations.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

          On December 29, 2004, the Company issued 3,192,399 common shares to exchange for 3,192,399 common shares of MI on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003.

          In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute the Plaintiff's entitlement to the 3,192,399 MI shares and any Company shares that he may receive pursuant to court order.

          No provision has been provided as at February 28, 2006 as the outcome of this legal proceeding is uncertain at this time.


7.   GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses comprise the following:

                                             NINE MONTHS ENDED         THREE MONTHS ENDED
                                                FEBRUARY 28               FEBRUARY 28
                                             2006         2005         2006         2005
                                       -------------------------------------------------
     Legal                             $  354,815   $  157,079   $  148,239   $   55,924
     Public relations, financing and
       corporate development            1,841,068      405,410      527,991       16,124
     Management fees                      406,445      188,911      138,504       63,544
     Consulting                           288,773      607,331       59,529      249,082
     Professional fees                    230,776       41,152      123,645        4,240
     Operating expenses                   656,616      339,953      224,857      110,668
                                       -------------------------------------------------

                                       $3,778,493   $1,739,836   $1,222,765   $  499,582
                                       =================================================

8.   LICENSES

     (a) On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provides the Company with the right to use, develop and sublicense coating technology for stents.

          On May 19, 2005, the Company signed an amendment to the existing license agreements to include some amendments in the definition of "Field of Use". Also, the royalties was amended to range from 2.5% to 5% of revenue.

          In consideration of the amendments, the Company will issue 200,000 common shares for a total value of $74,000 being the fair value at the time of the amendment. This amount was recorded as research and development costs as of May 31, 2005. As of February 28, 2006, the shares have not yet been issued.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


8.   LICENSES (CONTINUED)

     (b) On March 15, 2004, the Company entered into a collaborative research agreement with the UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006.

          On October 28, 2004, the Company and UBC amended the existing collaborative research agreements and referred to it as Amendment No. 1 and 2.

          In Amendment No. 1, the contract period of the existing collaborative agreement was changed to April 1, 2004 to November 30, 2004 and total costs to the Company was estimated at CDN$110,400. As at May 31, 2005, the Company has paid/accrued and recorded CDN$110,400 as research and development costs in accordance with Amendment No. 1.

          In Amendment No. 2, the contract period, work plan and total costs of the existing collaborative agreement as amended by Amendment No. 1 was amended. The contract period was extended from December 1, 2004 to November 30, 2006 and total costs to the Company was estimated at CDN$400,400, being payable over the term of the Agreement at various stipulated intervals. As at February 28, 2006, the Company has paid $258,000 to research and development costs in accordance with Amendment No. 2.

          The Company obtained support of up to CDN$315,000 from the Industrial Research Assistance Program ("IRAP") from the National Research Council Canada. As at February 28, 2006, the Company has received $132,847 from IRAP. This amount was netted-off against research and development expenses.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



9.   SUPPLEMENTAL CASH FLOW INFORMATION


                                                Period from
                                                  inception
                                               (January 20,
                                                   1999) to         NINE MONTHS ENDED
                                                February 28,           FEBRUARY 28
                                                        2006         2006         2005
                                                  ------------------------------------
     SUPPLEMENTAL CASH FLOW INFORMATION:
       Interest paid in cash                      $   29,683    $      --    $      --
       Income taxes paid in cash                          --           --           --


     SUPPLEMENTAL NON-CASH INVESTING
       AND FINANCING ACTIVITIES:
       Debt settlement with shares                $  621,375    $      --    $      --
       Debt forgiven                                 462,249           --           --
       Conversion of convertible debentures
          and accrued interest to common shares      740,810      740,810           --
       Shares issued for service                   3,309,732      623,417      223,259
       Warrants issued for service                 3,656,153    1,264,518      793,938



                              MIV THERAPEUTICS INC.
                          (A development stage company)


                        Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

                             May 31, 2005 and 2004




                                      Index
                                      -----


             Report of Independent Registered Public Accounting Firm
                           Consolidated Balance Sheets
            Consolidated Statements of Stockholders' Equity (Deficit)
                      Consolidated Statements of Operations
                      Consolidated Statements of Cash Flows
                   Notes to Consolidated Financial Statements

ERNST & YOUNG

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

MIV THERAPEUTICS INC.
 (A development stage company)

We have audited the accompanying consolidated balance sheet of MIV THERAPEUTICS INC. (a development stage company) as of May 31, 2005, the related consolidated statements of stockholders' equity (deficit), operations and cash flows for the year ended May 31, 2005 and for the period from January 20, 1999 (inception) to May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements as of May 31, 2004 and for the cumulative period from January 20, 1999 (inception) to May 31, 2004 were audited by other auditors whose reports dated September 23, 2005 (as reissued) and July 7, 2004 expressed unqualified opinions on those statements. The financial statements for the period from January 2, 1999 (inception) to May 31, 2004 include total revenues and net loss of $nil and $16,268,403 since inception, respectively. Our opinion on the statements of stockholders' equity (deficit), operations and cash flows for the period January 20, 1999 (inception) to May 31, 2005, insofar as it relates to amounts for prior periods through May 31, 2004 is based solely on the reports of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

As more fully described in Note 15, subsequent to the issuance of the Company's 2005 consolidated financial statements and our initial report thereon dated August 18, 2005, discovery of facts existing at the date of our report resulted in a restatement of certain information in the consolidated financial statements. Prior auditors reaudited the cumulative income, expense and cash flow data from inception to May 31, 2003 which resulted in an adjustment to the Cumulative Net Loss from inception to May 31, 2005 of $1,102,483 and a restated cumulative loss per share of $1.16. The report of other auditors have been reissued and remains unqualified. An additional restatement of information is also described in Note 15, which resulted in the restatement of one of the accompanying notes of the consolidated financial statements.

In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of May 31, 2005, and the results of its operations and its cash flows for the year ended May 31, 2005, and for the cumulative period from January 20, 1999 (inception) to May 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has recurring losses from operations since inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                          /s/ Ernst & Young LLP
August 18, 2005 except for                                 Chartered Accountants
Notes 15 and 6d which are as of October 20, 2005

                        A Member of Ernst & Young Global

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 734-1112 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF MIV THERAPEUTICS INC. (A development stage company)

We have audited the consolidated balance sheet of MIV THERAPEUTICS INC. (a development stage company) ("the Company") as at May 31, 2004 and the related consolidated statements of stockholders' equity, operations and cash flows for the year ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the cumulative data from January 20, 1999 (inception) to May 31, 2003 in the statements of stockholders' equity, operations and cash flows, which were audited by other auditors whose report, dated July 29, 2003, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from January 20, 1999 (inception) to May 31, 2003, is based solely on the report of the other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company since inception on January 20, 1999 and has incurred significant recurring net losses since then resulting in a substantial accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. The Company is devoting substantially all of its present efforts in establishing its business. Management's plans regarding the matters that raise substantial doubt about the Company's ability to continue as a going concern are also disclosed in Note 2 to the financial statements. The ability to meet its future financing requirements and the success of future operations cannot be determined at this time. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                            "MOORE STEPHENS ELLIS FOSTER LTD."
July 7, 2004                                      Chartered Accountants

--------------------------------------------------------------------------------
MS - AN INDEPENDENTLY OWNED AND OPERATED MEMBER OF MOORE STEPHENS NORTH AMERICA, INC. MEMBERS IN PRINCIPAL CITIES THROUGHOUT NORTH AMERICA. MOORE STEPHENS NORTH AMERICA, INC. IS A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED, MEMBERS IN PRINCIPAL CITIES THROUGHOUT THE WORLD.
--------------------------------------------------------------------------------

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Balance Sheets
May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------
                                                                        2005               2004
---------------------------------------------------------------------------------------------------
(See Note 1 - Basis of Presentation)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                         $    492,709      $  2,034,530
  Accounts receivable                                                     33,742            13,336
  Due from related party  (Note 8)                                        17,500                --
  Prepaid expenses and deposits                                           41,139           254,659
---------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                     585,090         2,302,525

PROJECT ACQUISITION COSTS (Note 13)                                       53,426                --

PROPERTY AND EQUIPMENT (Note 5)                                          222,689           177,549
---------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                        $    861,205      $  2,480,074
===================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY  (DEFICIT)

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and other payables                               $    307,369      $    170,871
  Due to related parties (Note 8)                                             --            13,585
  Convertible debentures (Note 7)                                        756,080                --
---------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                              1,063,449           184,456

COMMITMENTS AND CONTINGENT LIABILITIES  (Note 11)

STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK (Note 6)
  Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares with a par value of $0.001
  Issued and outstanding:
         50,517,020 common shares at May 31, 2005 and
         40,092,993 common shares at May 31, 2004                         50,517            40,093
ADDITIONAL PAID-IN CAPITAL                                            22,383,581        18,032,242
DEFERRED COMPENSATION                                                   (556,138)         (190,375)
COMMON STOCK ISSUABLE  (Note 3 and 4)                                    139,000                --
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (22,033,109)      (15,424,227)
ACCUMULATED OTHER COMPREHENSIVE LOSS                                    (186,095)         (162,115)
---------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (202,244)        2,295,618
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $    861,205      $  2,480,074
===================================================================================================

      (THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                               F-23


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Accumulated
                                                                                                   Other       Deficit        Total
                                                                                                 Compre-   Accumulated       Stock-
                                        Common Stock       Additional    Deferred    Common      hensive    During the     holders'
                                   ----------------------     Paid-in     Compen-     Stock       Income   Development       Equity
                                     Shares      Amount       Capital      sation  Issuable       (Loss)         Stage      Deficit
------------------------------------------------------------------------------------------------------------------------------------
                                               $           $           $           $         $             $             $
BALANCE, January 20, 1999                  --          --          --          --        --           --            --           --
Issuance of common stock for cash  12,217,140      12,217     920,826          --        --           --            --      933,043
Common shares issuable pursuant
  to anti-dilution provision               --          --          --          --    45,676           --            --       45,676
Comprehensive income (loss):
  Loss for the period                      --          --          --          --        --           --      (179,544)    (179,544)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 1999              12,217,140      12,217     920,826          --    45,676           --      (179,544)     799,175
Issuance of common stock:                                                                                                        --
-- for cash                           828,350         828     693,392          --        --           --            --      694,220
-- for services rendered              420,000         420     287,700          --        --           --            --      288,120
-- for settlement of agreement         99,500         100      68,157          --        --           --            --       68,257
Common shares issuable pursuant
   to anti-dilution provision              --          --          --          --   210,487           --            --      210,487
Subscriptions received                     --          --          --          --   249,800           --            --      249,800
Stock options granted                      --          --      54,600     (54,600)       --           --            --           --
Amortization of stock-based
  compensation                             --          --          --      23,780        --           --            --       23,780
Comprehensive income (loss):
  Foreign currency translation
   adjustment                              --          --          --          --        --         (731)           --         (731)
  Loss for the year                        --          --          --          --        --           --    (1,602,492)  (1,602,492)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2000              13,564,990      13,565   2,024,675     (30,820)  505,963         (731)   (1,782,036)     730,616
------------------------------------------------------------------------------------------------------------------------------------


(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                          F-24


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Accumulated
                                                                                                   Other       Deficit        Total
                                                                                                 Compre-   Accumulated       Stock-
                                        Common Stock      Additional    Deferred     Common      hensive    During the     holders'
                                   ---------------------     Paid-in     Compen-      Stock       Income   Development       Equity
                                     Shares      Amount      Capital      sation   Issuable       (Loss)         Stage    (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
                                               $          $           $           $          $            $             $
BALANCE, May 31, 2000              13,564,990     13,565   2,024,675     (30,820)   505,963         (731)   (1,782,036)     730,616
Issuance of common stock:
-- for cash                         1,865,000      1,865   1,660,235          --         --           --            --    1,662,100
-- for settlement of agreement         62,000         62      42,470          --         --           --            --       42,532
-- for conversion of subscription
    receivable                        269,800        270     249,530          --   (249,800)          --            --           --
Common shares issuable                     --         --          --          --     53,100           --            --       53,100
Subscriptions received                     --         --          --          --     57,825           --            --       57,825
Stock options granted                      --         --     112,600          --         --           --            --      112,600
Common shares issuable pursuant
   to anti-dilution provision              --         --          --          --     25,147           --            --       25,147
Amortization of stock-based
  compensation                             --         --          --      20,183         --           --            --       20,183
Beneficial conversion on related
   party loan                              --         --     850,000          --         --           --            --      850,000
Comprehensive income (loss):
  Foreign currency translation
   adjustment                              --                     --          --         --       30,027            --       30,027
  Loss for the year                        --                     --          --         --           --    (3,911,601)  (3,911,601)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 --
Balance prior to recapitalization  15,761,790     15,762   4,939,510     (10,637)   392,235       29,296    (5,693,637)    (327,471)
Minority interest of M-I Vascular
  Innovations, Inc.                (6,751,790)    (6,752) (1,906,150)         --   (392,235)          --     1,744,526     (560,611)
------------------------------------------------------------------------------------------------------------------------------------

Total relating to final M-I
  Vascular Innovations, Inc.,
   May 15, 2001                     9,010,000      9,010   3,033,360     (10,637)        --       29,296    (3,949,111)    (888,082)
DBS Holdings, Inc. (MIV
  Therapeutics, Inc.)
   shareholders at May 15, 2001    11,085,500     11,086     150,104          --         --           --      (193,910)     (32,720)
Share redemption pursuant to
  share exchange and financial
   agreement                       (5,500,000)    (5,500)   (150,104)         --         --           --       (64,396)    (220,000)
Subscriptions received                     --         --          --          --  1,070,000           --            --    1,070,000
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2001              14,595,500     14,596   3,033,360     (10,637) 1,070,000       29,296    (4,207,417)     (70,802)
------------------------------------------------------------------------------------------------------------------------------------


(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                                F-25


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Accumulated
                                                                                                   Other       Deficit        Total
                                                                                                 Compre-   Accumulated       Stock-
                                        Common Stock     Additional    Deferred      Common      hensive    During the     holders'
                                   --------------------     Paid-in     Compen-       Stock       Income   Development       Equity
                                     Shares     Amount      Capital      sation    Issuable       (Loss)         Stage    (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
                                               $         $            $          $           $            $             $
BALANCE, May 31, 2001              14,595,500    14,596   3,033,360     (10,637)  1,070,000       29,296    (4,207,417)     (70,802)
Issuance of common stock:
-- for subscription received          713,333       713   1,069,287          --  (1,070,000)          --            --           --
-- for cash                            35,000        35      52,465          --          --           --            --       52,500
-- for settlement of related party
   loan                             1,133,333     1,133     848,867          --          --           --            --      850,000
-- for finders' fees                  113,334       113     236,755          --          --           --            --      236,868
-- for services rendered               75,000        75     164,925          --          --           --            --      165,000
Stock option granted                       --        --   2,552,073    (322,439)         --           --            --    2,229,634
Amortization of stock-based
  compensation                             --        --          --     248,331          --           --            --      248,331
Subscriptions received                     --        --          --          --     256,066           --            --      256,066
Comprehensive income (loss):
  Foreign currency translation
   adjustment                              --        --          --          --          --      (56,211)           --      (56,211)
  Loss for the year                        --        --          --          --          --           --    (3,929,466)  (3,929,466)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2002              16,665,500    16,665   7,957,732     (84,745)    256,066      (26,915)   (8,136,883)     (18,080)
Issuance of common stock:
-- for cash                         2,452,523     2,453     892,305          --          --           --            --      894,758
-- for services rendered            1,789,777     1,790     538,251     (13,333)         --           --            --      526,708
-- for license fee                    750,000       750     248,677          --          --           --            --      249,427
-- for subscriptions received         640,165       640     193,499          --    (256,066)          --            --      (61,927)
-- for settlement of debt             235,294       235     110,600          --          --           --            --      110,835
-- in exchange of MI shares         2,043,788     2,044     639,299          --          --           --      (642,042)        (699)
Stock option granted                       --        --     257,032      (5,975)         --           --            --      251,057
Subscriptions received                     --        --          --          --      31,244           --            --       31,244
Warrants issued for services               --        --     659,673     (29,341)         --           --            --      630,332
Amortization of stock-based                                                                                                      --
  compensation                             --        --          --      84,745          --           --            --       84,745
Comprehensive income (loss):
  Foreign currency translation
   adjustment                              --        --          --          --          --      (24,834)           --      (24,834)
  Loss for the year                        --        --          --          --          --           --    (3,173,411)  (3,173,411)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2003              24,577,047    24,577  11,497,068     (48,649)     31,244      (51,749)  (11,952,336)    (499,845)
------------------------------------------------------------------------------------------------------------------------------------


(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                               F-26


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Accumulated
                                                                                                   Other       Deficit        Total
                                                                                                 Compre-   Accumulated       Stock-
                                        Common Stock       Additional    Deferred    Common      hensive    During the     holders'
                                   ----------------------     Paid-in     Compen-     Stock       Income   Development       Equity
                                     Shares      Amount       Capital      sation  Issuable       (Loss)         Stage    (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
                                               $           $           $           $         $             $             $
BALANCE, May 31, 2003              24,577,047      24,577  11,497,068     (48,649)   31,244      (51,749)  (11,952,336)    (499,845)
Issuance of common stock:
-- for private placements and
    subscriptions                   9,423,079       9,423   3,558,439          --   (31,244)          --            --    3,536,618
-- for services                     2,394,456       2,395   1,145,731    (525,750)       --           --            --      622,376
-- for settlement of debt             100,000         100      11,900          --        --           --            --       12,000
-- in exchange of MI shares         1,398,411       1,398     502,030          --        --           --                    503,428
-- for warrants exercised           2,100,000       2,100     408,900          --        --           --            --      411,000
-- for options exercised              100,000         100      33,400          --        --           --            --       33,500
Stock option granted to
 consultants                               --          --      59,976          --        --           --            --       59,976
Warrants issued for services                                  814,798    (505,938)                                          308,860
Amortization of deferred
 compensation                              --          --          --     889,962        --           --            --      889,962
Comprehensive income (loss):
  Foreign currency translation
   adjustment                              --          --          --          --        --     (110,366)           --     (110,366)
  Loss for the year                        --          --          --          --        --           --    (3,471,891)  (3,471,891)
------------------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2004              40,092,993      40,093  18,032,242    (190,375)       --     (162,115)  (15,424,227)   2,295,618
------------------------------------------------------------------------------------------------------------------------------------


(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                             F-27


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Accumulated
                                                                                                   Other       Deficit        Total
                                                                                                 Compre-   Accumulated       Stock-
                                      Common Stock       Additional    Deferred      Common      hensive    During the     holders'
                                   --------------------     Paid-in     Compen-       Stock       Income   Development       Equity
                                     Shares      Amount     Capital      sation    Issuable       (Loss)         Stage    (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
                                                $        $            $            $         $             $             $
BALANCE, May 31, 2004              40,092,993    40,093  18,032,242    (190,375)         --     (162,115)  (15,424,227)   2,295,618
Issuance of common stock:
-- for share subscriptions            904,215       904     217,499          --          --           --            --      218,403
-- for exercise of warrants         2,320,710     2,321     605,064          --          --           --            --      607,385
-- for exercise of options             75,000        75      22,425          --          --           --            --       22,500
-- for services                     1,904,703     1,905     543,123    (194,968)     74,000           --            --      424,060
-- for finder's fee on private
   placements completed in prior
   year                                10,000        10         (10)         --          --           --            --           --
-- in exchange of MI shares
   (Note 6)                         3,209,399     3,209     613,376          --          --           --            --      616,585
-- for acquisition of SagaX
   (Note 3)                         2,000,000     2,000     938,000          --      65,000           --            --    1,005,000
Fair value of warrants attached
   to Convertible debentures
   (Note 7)                                --        --      48,920          --          --           --            --       48,920
Warrants issued for services               --        --     917,164    (917,164)         --           --            --           --
Stock options granted                      --        --     155,978          --          --           --            --      155,978
Amortization of deferred
   compensation                            --        --          --     746,369          --           --            --      746,369
Beneficial conversion feature
   of convertible debentures
    (Note 7)                               --        --     289,800          --          --           --                    289,800
Comprehensive income (loss):
   Foreign currency translation
    adjustment                             --        --          --          --          --      (23,980)           --      (23,980)
   Loss for the year                       --        --          --          --          --           --    (6,608,882)  (6,608,882)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, May 31, 2005              50,517,020    50,517  22,383,581    (556,138))   139,000     (186,095)  (22,033,109)    (202,244)
====================================================================================================================================


(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                             F-28


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Operations
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------------------------------
                                                                               Period
                                                                                 from
                                                                            inception
                                                                          (January 20
                                                                              1999)to
                                                                               May 31
                                                                                 2005            2005              2004
----------------------------------------------------------------------------------------------------------------------------
                                                                         (As restated
                                                                         see Note 15)
EXPENSES
  General and administrative (Note 8 and 12)                              $ 11,042,504  $      2,619,524    $    2,590,779
  Research and development                                                   5,310,765         1,523,166           709,003
  Stock-based compensation                                                   3,234,694           155,978            59,976
  Depreciation                                                                 754,742           176,453           146,783
  Interest expense                                                             879,683                --             3,876
  Licenses acquired charged to operations                                      479,780                --                --
  Finance cost on convertible debentures (Note 7)                              382,307                --           382,307
  Purchased in-process research and development (Note 3 and 6)               2,205,013         1,701,585           503,428
----------------------------------------------------------------------------------------------------------------------------

                                                                            24,289,488         6,559,013         4,013,845
----------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                       (24,289,488)       (6,559,013)       (4,013,845)

GAIN ON EXTINGUISHMENT OF DEBT                                                 462,249                --           462,249

INTEREST INCOME                                                                 54,928             5,161                --

GAIN (LOSS) ON FOREIGN EXCHANGE                                                 88,715           (55,030)           79,705
----------------------------------------------------------------------------------------------------------------------------

LOSS FOR THE YEAR BEFORE MINORITY INTEREST                                 (23,683,596)       (6,608,882)       (3,471,891)

MINORITY INTEREST SHARE OF LOSS                                                806,310                --                --
----------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                     $(22,877,286)  $      (6,608,882)  $  (3,471,891)
============================================================================================================================

LOSS PER COMMON SHARE
  - basic and diluted                                                     $      (1.16)  $           (0.15)  $       (0.11)
============================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
  - basic and diluted                                                       19,668,319        42,881,975        31,024,826
============================================================================================================================

(THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS)


                                                            F-29


MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Cash Flows
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------------------------------------------
                                                                               Period
                                                                                 from
                                                                            inception
                                                                          (January 20
                                                                              1999)to
                                                                               May 31
                                                                                 2005            2005              2004
----------------------------------------------------------------------------------------------------------------------------
                                                                         (As restated
                                                                         see Note 15)
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss                                                                $(22,877,286)     $ (6,608,882)     $ (3,471,891)
  Adjustments to reconcile loss to
    net cash used in operating activities:
    - stock-based compensation                                               4,871,025           902,347           949,938
    - stock issued for other than cash                                       4,043,612           424,060           943,235
    - interest expense on related party loan                                   850,000                --                --
    - depreciation                                                             754,742           176,453           146,783
    - leasehold improvements written down                                       13,300                --                --
    - purchased in-process research and development                          2,125,013         1,621,585           503,428
    - intangible asset impairment                                              150,000
    - gain on extinguishment of debt                                          (462,249)               --          (462,249)
    - provision for bad debt                                                   160,000                --           160,000
    - beneficial conversion feature on convertible debenture (Note 7)          289,800           289,800                --
    - minority interest                                                       (806,310)               --                --
  Changes in non-cash working capital items:
    - accounts receivable                                                     (193,993)          (20,406)           (7,946)
    - due from related party                                                   (17,500)          (17,500)               --
    - prepaid expenses and deposits                                            (41,697)          213,520          (207,719)
    - accounts payable and other payables                                      330,221           136,498          (279,851)
----------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                      (10,811,322)       (2,882,525)       (1,726,272)
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of common stock, less share issuance costs                        9,380,307           848,288         3,981,118
  Due to related parties                                                       850,000           (13,585)         (123,398)
  Proceeds from convertible debentures (Note 7)                                805,000           805,000                --
  Project acquisition costs                                                    (53,426)          (53,426)               --
  Cash acquired in reverse acquisition                                          13,824                --                --
  Subscriptions received                                                     1,357,310                --                --
  Common stock redemption                                                     (120,000)               --                --
  Loan payable                                                                 500,000                --                --
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                   12,733,015         1,586,277         3,857,720
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Acquisition of license                                                      (200,000)               --                --
  Purchase of property and equipment                                        (1,000,573)         (221,593)          (17,078)
----------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                       (1,200,573)         (221,593)          (17,078)
----------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE EFFECT ON CASH                                               (228,411)          (23,980)          (91,454)
----------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               492,709        (1,541,821)        2,022,916
CASH AND CASH EQUIVALENTS, beginning of year                                        --         2,034,530            11,614
----------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year                                    $    492,709      $    492,709      $  2,034,530
============================================================================================================================

(PLEASE SEE NOTE 10 FOR SUPPLEMENTAL DISCLOSURES)
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
STATEMENTS.


                                                             F-30

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION AND NATURE OF OPERATIONS

     Basis of Presentation

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

     Since inception, the Company has suffered recurring losses, totalling $22,877,286 and working capital deficiency of $478,359 as of May 31, 2005. Management has been able to, thus far, finance the operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. Management expects to keep its operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these goals. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

     Nature of Operations

     MIV Therapeutics Inc. (the "Company") is a development stage company involved in the research, manufacture and development of bio-compatible stent coatings for implantable medical devices and drug-delivery technologies.

     On April 25, 2001, the Company executed a Share Exchange and Finance Agreement ("Agreement") with M-I Vascular Innovations, Inc. ("M-I") which is a development stage company incorporated in Delaware. The main business of the Company prior to April 25, 2001 was its InvestorService.com website. This business ceased operations as of April 25, 2001 and, at the time of the Agreement, the Company was a non-operating public company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.   NATURE OF OPERATIONS AND BASIS OF PRESENTATION (CONTINUED)

     The Agreement closed effective as of May 15, 2001. As a consequence, control of the Company shifted from the shareholders of the Company to the founders of M-I. The change of control resulted from the combined effect of
     (I) a redemption of 5,500,000 of the common shares of the Company, and (ii) the issuance of 9,010,000 common shares by the Company in a one-for-one exchange for the shares of M-I held by its shareholders. As a result, the former shareholders of M-I obtained a majority interest in the Company.

     As the Company was a non-operating public company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of the Company. On May 15, 2001, the Company had total assets of $13,824 and total liabilities of $46,544. As the total liabilities exceeded total assets by $32,720, the excess of liabilities over assets over the par value of the stock related to the Company's shareholders was charged to deficit as if a distribution was made to the Company's shareholders. As 43% of the M-I shareholders did not tender their shares in the combination, those interests represent a minority interest in the legal subsidiary. Accordingly, 6,751,790 common shares related to the minority interest were removed from the number of shares outstanding as at May 15, 2001 along with the par value of such shares, a pro-rate amount from additional paid-in capital and, as the Company has a shareholders' deficiency, an amount from deficit to the extent of the amount removed from common stock and additional paid-in capital. In addition, shares issuable to certain subscribers were reflected as a minority interest. Any such offer will be accounted for as a step purchase.

     Pursuant to the terms of the Agreement, warrants held by shareholders who agreed to exchange their common shares for the Company's common shares were deemed to be exchanged for warrants in the Company. The value of warrants held by shareholders who did not agree to exchange their shares was allocated to minority interest. In addition, the value of compensatory stock options issued by the Company to employees and other non-shareholders and the value relating to common shares issuable in M-I have also been allocated to minority interest.

     In connection with the Agreement, the Company issued 2,043,788 common shares during the year ended May 31, 2003. The shares of the Company were exchanged on a one-for-one basis for shares of M-I. Accordingly, 2,043,788 common shares were added to the number of shares outstanding along with the par value of such shares, a pro-rated amount to additional paid-in capital and as the Company has a shareholders' deficiency, an amount to deficit to the extent of the amount added to common stock and additional paid-in capital.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of Accounting

          These consolidated financial statements are stated in U.S. Dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

     (b)  Principle of Consolidation

          The accompanying consolidated financial statements include the accounts of MIV Therapeutics Inc. (incorporated in Nevada, USA), 90% of M-I Vascular Innovations, Inc. (incorporated in Delaware, USA), its wholly-owned subsidiaries, MIVI Technologies, Inc. (incorporated in Yukon, Canada) and SagaX, Inc. (incorporated in Delaware, USA). All significant inter-company transactions and balances have been eliminated upon consolidation.

     (c)  Development Stage

          The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, the Company is considered to be in the development stage.

     (d)  Property and Equipment

          Property and equipment are recorded at cost and amortized as follows:

              Furniture and fixtures                 5 years straight-line basis
              Computer equipment                     3 years straight-line basis
              Laboratory equipment                   5 years straight-line basis
              Leasehold improvements                 Over term of lease

     (e)  Research and Development Costs

          Expenditures for research and development are expensed in the period incurred.

     (f)  Government assistance and other subsidies

          Government assistance and other subsidies are recorded as either a reduction of the cost of the applicable assets or the related expenditures as determined by the terms and conditions of the agreement under which the assistance is provided to the Company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (g)  Income Taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS" No. 109, "ACCOUNTING FOR INCOME TAXES". Under SFAS No 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     (h)  Foreign Currency Translation

          The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year-end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

     (i)  Financial Instruments and Concentration of Credit Risk

          Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

          The carrying value of cash and cash equivalents, amounts receivable, accounts payable and accrued liabilities, and amount due to and from related parties approximate their fair value because of the short-term nature of these instruments.

          Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

          The Company operates and incurs significant expenditures outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between Canadian dollar and the U.S. dollar.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (j)  Earnings (Loss) Per Share

          Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings(loss) per share is computed by dividing net income(loss) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No 128, "EARNINGS PER SHARE." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings
          (loss) per share in the future, such as warrants, were not included in the computation of diluted earnings (loss) per share because to do so would be antidilutive.

     (k)  Stock-Based Compensation

          The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The company has elected to remain on its current method of accounting as described above, and has adopted the PRO FORMA disclosure requirements of SFAS No. 123.

     (l)  Comprehensive Loss

          The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.

          Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of net losses and foreign currency translation adjustment for the year.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (m)  Cash and Cash Equivalents

          The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As at May 31, 2005, the Company had deposits of $432,709 (2004 - $1,974,530) beyond the insured amount.

     (n)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United State of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

     (o)  Recent Accounting Pronouncements

          The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

          In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce difference between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on the Company's consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (o)  Recent Accounting Pronouncements (continued)

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions". SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

          In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 12(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. SFAS 123(R) requires all share-based payments to be recognized in the financial statements based on their fair values using either a modified-prospective or modified-retrospective transition method. Prior to SFAS 123(R) , only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins on or after April 1, 2006. The adoption of FASB No. 123(R) will have a material impact on the consolidated financial statements.

3.   ACQUISITION OF SAGAX, INC.

     On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel from a third party. SagaX is in the business of researching a neuro-vascular embolic stent filter medical device through its subsidiary in Israel, which will complement the Company's current research activities. SagaX has a registered patent entitled Endovascular Device for Entrapment of Particulate and Method for Use. The technology patented is still in the research stage. As at the date of acquisition, SagaX did not have any other assets or activities prior to acquisition, thus no pro-forma statement of operations has been prepared.

     The Company agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The shares are valued at $0.47, which is the fair value of the shares at the time of agreement, and will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this Agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. The final 1,100,000 shares have not been accrued as its issuance is dependent on obtaining CE Mark approval, which

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


3.   ACQUISITION OF SAGAX, INC. (CONTINUED)

     can not be determine at this time. The Company has also agreed to pay $145,000 of the vendor's debt at the time of acquisition and agreed to finance up to $730,000 for SagaX's research in 2005. If the Company decides to abandon the underlying patented project or is placed into receivership or fails to fund SagaX in any six month period, then the vendor or its nominee may repurchase SagaX, including all of its intellectual property, in exchange for the return of all of the Company's common shares issued and a cash payment equal to 125% of all cash advanced by the Company to SagaX.

     As at May 31, 2005, the 2,000,000 common shares have been issued for a fair value of $940,000 and $80,000 has been paid for the vendor's debt. The balance of $65,000 of the vendor's debt has been recorded as common stock issuable.

     In accordance with FIN 4: "Applicability of FASB No. 2 to Business Combinations Accounted for by the Purchase Method", all acquisition costs of $1,085,000 have been recorded as Purchased in-process Research and Development and expensed in the statement of operations.


4.   LICENSES

     (a) On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provides the Company with the right to use, develop and sublicense coating technology for stents.

          In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of revenue and a royalty ranging from 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments are payable over the period of development. The Company issued 750,000 common shares to UBC as part of the consideration for the grant of the rights.

          The fair value of $187,500 of the 750,000 common shares issued were recorded as an expense in the year ended May 31, 2003.

          On May 19, 2005, the Company signed an amendment to the existing license agreements to include some amendments in the definition of "Field of Use". Also, the royalties was amended to range from 2.5% to 5% of revenue.

          In consideration of the amendments, the Company will issue 200,000 common shares for a total value of $74,000 being the fair value at the time of the amendment. The amount is recorded as research and development costs.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


4.   LICENSES (CONTINUED)

     (b) On March 15, 2004, the Company entered into a collaborative research agreement with the UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006. During the period of the agreement, various milestone payments will be made to UBC for the continuation of the research program, estimated to be approximately CDN$220,800. As at May 31, 2004, the Company has paid CDN$50,000 and expensed to research and development.

          On October 28, 2004, the Company and UBC amended the existing collaborative research agreements and referred to it as Amendment No. 1 and 2.

          In Amendment No. 1, the contract period of the existing collaborative agreement was changed to April 1, 2004 to November 30, 2004 and total costs to the Company was estimated at CDN$110,400. As at May 31, 2005, the Company has paid/accrued and recorded CDN$110,400 to research and development costs in accordance with Amendment No. 1.

          In Amendment No. 2, the contract period, work plan and total costs of the existing collaborative agreement as amended by Amendment No. 1 was amended. The contract period was extended from December 1, 2004 to November 30, 2006 and total costs to the Company was estimated at CDN$400,400, being payable over the term of the Agreement at various stipulated intervals. As at May 31, 2005, the Company has paid $35,000 and accrued $94,000 to research and development costs in accordance with Amendment No. 2.

          The Company obtained support of up to CDN$315,000 from the Industrial Research Assistance Program ("IRAP") from the National Research Council Canada. As at May 31, 2005, the Company has received $44,150 from IRAP.


5.   PROPERTY AND EQUIPMENT

                                                      2005                                  2004
                                    ---------------------------------------------        ----------
                                                      Accumulated        Net book        Net book
                                         Cost        Amortization          value           value
---------------------------------------------------------------------------------------------------
         Furniture and fixtures     $     41,297     $     39,867            1,430     $      8,751
         Computer equipment              110,766          101,146            9,620            2,977
         Laboratory equipment            789,158          577,519          211,639          163,922
         Leasehold improvements           49,158           49,158               --            1,899
---------------------------------------------------------------------------------------------------
                                    $    990,379     $    767,690          222,689     $177,549,000
===================================================================================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



6.   STOCKHOLDERS' EQUITY

     (a)  Common Stock

          (i) The Company placed 6,000,000 common stock to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. The Company is conducting a Regulation S ("Reg S") Offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee will receive a fee of 3% of the total value of the stocks held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering is sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

               During the fiscal year ended May 31, 2005, a total of 1,209,108 Reg S stock have been issued at a price range of $0.34 to $0.62 per share of which 904,215 was issued for cash for total net proceeds of $218,403 (net of agent's fees of 154,893 Reg S stock). Of the 200,000 shares issued to a consultant for services as a security for non-paid commissions, 50,000 shares were returned to the Company.

               As at May 31, 2005, 4,204,689 Regulation S stocks are held in trust by the financial custodian.

          (ii) During the fiscal year ended May 31, 2005, the Company issued an aggregate of 1,599,810 common shares for consulting, research and development, legal and employee services for a total value of $515,028 being the fair value of the shares at the earlier of 1) the agreement date and 2) the period of completion of performance.

          (iii) During the fiscal year ended May 31, 2005, the Company issued 2,320,710 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $607,385.

          (iv) On December 29, 2004, the Company issued 3,192,399 common shares to exchange for 3,192,399 common shares of MI on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003. On May 26, 2005, the Company issued 17,000 common shares to exchange for 17,000 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. The exchanges were accounted for using the step purchase method and accordingly the purchase price of $616,585, being the fair market value of the Company's shares at the time of exchange, was allocated to purchased in process research and development. This amount was written off during the fiscal year 2005 in accordance with FASB Interpretation No. 4, "APPLICABILITY OF FASB NO. 2 TO BUSINESS COMBINATIONS ACCOUNTED FOR BY THE PURCHASE METHOD".

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   STOCKHOLDERS' EQUITY (CONTINUED)

     (a)  Common Stock (continued)

          (v) On March 24, 2005, the Company issued 75,000 common shares to a consultant of the Company for stock options exercised at a price of $0.30 per share, for total proceeds of $22,500.

     (b)  Warrants

          The following table summarizes information about the warrants issued by the Company:

                                                                               Weighted
                                                                                Average
                                                                               Exercise
                                                         Number of Shares         price
                                                         ------------------------------
         Balance, May 31, 2003                            10,717,821               0.62

         Issued - private placement                        2,181,164               0.75
         Issued - finders' fees                               55,714               0.60
         Issued - services rendered                        3,375,000               0.40
         Exercised                                        (2,100,000)             (0.20)
         Expired                                          (4,843,250)             (0.75)
                                                         ------------------------------

         Balance, May 31, 2004                             9,386,449               0.60
                                                         ------------------------------

                                                                               Weighted
                                                                                Average
                                                                               Exercise
                                                         Number of Shares         price
                                                         ------------------------------
         Balance, May 31, 2004                             9,386,449               0.60

         Issued - convertible debentures (Note 7)          1,851,500               0.25
         Issued - finders' fees                               10,000               0.75
         Issued - services rendered                        5,270,000               0.32
         Exercised                                        (2,310,710)              0.26
         Expired                                          (7,043,220)              0.65
                                                         ------------------------------

         Balance, May 31, 2005 - Regular                   7,164,019               0.45
         Balance, May 31, 2005 and 2004 - Series "A"       3,374,999               0.66
         Balance, May 31, 2005 and 2004 - Series "C"         674,997               0.66
                                                         ------------------------------

         Balance, May 31, 2005                            11,214,015               0.53
                                                         ==============================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   STOCKHOLDERS' EQUITY (CONTINUED)

     (b)  Warrants (continued)

          During the year ended May 31, 2005, the Company issued 5,270,000 warrants, with exercise prices ranging from $0.24 to $0.45 per share, to various consultants for services rendered to the Company. These warrants had an estimated fair value of $917,168, using the Black Scholes Pricing Model.

          During the year ended May 31, 2005, the board of directors approved an extension to the expiry date for 381,800 warrants outstanding from April 30, 2005 to April 30, 2006 and 200,000 warrants outstanding from May 21, 2005 to May 21, 2007.

     (c)  Stock Options

          The Company's incentive stock options plan provides for the grant of incentive stock options for up to 5,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years.

          In fiscal year 2005, the Company granted an aggregate of 3,900,000 stock options; 2,200,000 to employees/directors of the Company and 1,700,000 to consultants. Each option entitles its holder to acquire one common share of the Company between $0.20 and $0.40 per share, being vested immediately or at a specified time and expires five years from date of grant or term of agreement.

          The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model assuming no dividend yield and the following weighted average assumptions:


                                                            2005          2004
                                                          -------        -------
                         Risk-free interest rate            3.50%        5.25%
                         Expected life (in years)         3 years        5 years
                         Expected volatility               78.58%        136.11%

          Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   STOCKHOLDERS' EQUITY (CONTINUED)

     (c)  Stock Options (continued)

          Compensation cost related to the stock options granted to consultants and employees during the year ended May 31, 2005 was charged to operations at their estimated fair value of $155,978 (2004 - $53,276).

          A summary of the weighted average fair value of stock options granted during the year ended May 31, 2005 is as follows:

         ------------------------------------------------------------------------------------------
                                                                             Weighted      Weighted
                                                                              Average       Average
                                                                             Exercise        Fair
                                                                               Price         Value
         ------------------------------------------------------------------------------------------
         Exercise price equals market price at grant date:                   $ 0.30        $ 0.30

         Exercise price greater than market price at grant date:             $ 0.26        $ 0.21

         Exercise price less than market price at grant date:                $ 0.25        $ 0.29
         ==========================================================================================

         A summary of the weighted average fair value of stock options granted during the year ended
         May 31, 2004 is as follows:

         ------------------------------------------------------------------------------------------
                                                                             Weighted      Weighted
                                                                              Average       Average
                                                                             Exercise        Fair
                                                                               Price         Value
         ------------------------------------------------------------------------------------------
         Exercise price equals market price at grant date:                   $ 0.40        $ 0.40

         Exercise price greater than market price at grant date:             $ 0.50        $ 0.31

         Exercise price less than market price at grant date:                $ 0.30        $ 0.31
         ==========================================================================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   STOCKHOLDERS' EQUITY (CONTINUED)

     (c)  Stock Options (continued)

          Summary of employee stock options information for the period from inception to May 31, 2005 is as follows:

                  ------------------------------------------------------------------------------
                                                                                Weighted Average
                                                                      Shares      Exercise Price
                  ------------------------------------------------------------------------------

                  Options outstanding, May 31, 2003                  4,175,000        0.53

                  Options granted                                      995,000        0.35
                  Options exercised                                   (100,000)      (0.34)
                  Options cancelled                                   (565,000)      (0.74)
                  Options expired                                     (250,000)      (0.67)
                  ------------------------------------------------------------------------------

                  Options outstanding, May 31, 2004                  4,255,000        0.47

                  Options granted                                    3,900,000        0.28
                  Options exercised                                    (75,000)       0.30
                  Options expired                                     (300,000)       1.00
                  ------------------------------------------------------------------------------

                  Options outstanding, May 31, 2005                  7,780,000        0.35
                  ==============================================================================

                  The following summarizes information about the stock options outstanding and exercisable at May 31, 2005:

                                 Options Outstanding                               Options Exercisable
                                                       Weighted
                                                        Average     Weighted                    Weighted
                       Range of          Number of     Remaining    Average       Number of     Average
                       Exercise            options    Contractual   Exercise       options      Exercise
                        Prices         Outstanding      Life (yr)     Price      Exercisable     Price
                  --------------------------------------------------------------------------------------
                       $ 0.17               950,000       1.93        $ 0.17         950,000     $ 0.17
                       $ 0.20             1,400,000       4.71        $ 0.20       1,400,000     $ 0.20
                       $ 0.21               500,000       2.89        $ 0.21         500,000     $ 0.21
                       $ 0.30             2,920,000       4.18        $ 0.30       2,320,000     $ 0.30
                       $ 0.40               300,000       4.51        $ 0.40         230,000     $ 0.40
                       $ 0.50               550,000       2.28        $ 0.50         550,000     $ 0.50
                       $ 0.55               650,000       2.50        $ 0.55         650,000     $ 0.55
                       $ 1.00               510,000       1.53        $ 1.00         510,000     $ 1.00
                  --------------------------------------------------------------------------------------
                        $0.17 - $1.00     7,780,000       3.30        $ 0.35       7,110,000     $ 0.35
                  ======================================================================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


6.   STOCKHOLDERS' EQUITY (CONTINUED)

     (d)  Pro-forma Disclosure

          Had compensation expense for the Company's stock-based compensation plans been determined under SFAS No. 123, based on the fair market value at the grant dates, the Company's pro-forma net loss and pro-forma net loss per share would have been reflected as follows:

                  ------------------------------------------------------------------------------------------
                                                                                  2005             2004
                  ------------------------------------------------------------------------------------------

                  Net loss, as reported                                        $(6,608,882)     $(3,471,891)
                    Add: Stock-based employee compensation expense
                    included in reported net loss above, net of related
                    tax effects                                                    155,978            6,700

                  Deduct: Total stock-based employee  compensation expense
                          determined  under fair value based method for all
                          awards, net of related tax effects                      (481,427)        (226,962)
                  ------------------------------------------------------------------------------------------

                  Pro-forma loss for the year                                  $(6,934,331)     $(3,251,629)
                  ==========================================================================================

                  Pro-forma basic and diluted loss per share                         (0.16)           (0.10)
                  ==========================================================================================



MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


7.   CONVERTIBLE DEBENTURES

     On March 15, 2005, the Company closed a bridge debenture financing for gross proceeds of $805,000 of senior convertible debentures ("Debentures") and 1,610,000 detachable share purchase warrants. The Debentures are interest bearing at 10% per annum, and principal and accrued interest are due and payable in one installment upon the earlier of (i) 180 days from the date of closing of the offering and (ii) the closing of a financing or series of related financings in the Company in the aggregate of $500,000. At the option of the holder, all or a portion of the outstanding principal amount and any accrued interest shall convert into the Company's common stock at a conversion price of $0.25 per share or on the first occasion following the date on which the Company has a financing or series of financing, the Debentures are convertible at a conversion price equal to the lower of (i) the purchase price per share in such subsequent financing, or (ii) the conversion price then in effect. As at May 31, 2005, no Debentures have been converted. If converted, the Debentures can be converted into 3,220,000 common shares of the Company at the current conversion price.

     The transferable share purchase warrants are exercisable at $0.25 per share and have a term of five (5) years from date of grant.

     In connection with this financing, the Company paid a commission fee of $88,000 (which is equal to 10% of the aggregate gross proceeds) in cash, $4,507 in related expenses, and issued 241,500 share purchase warrants ("Agent's warrants") (which is equal to fifteen percent (15%) of the shares of Common Stock underlying the warrants in the financing). The Agent's Warrants are exercisable at $0.25 per share and have a term of five (5) years from date of grant. The Agent's Warrants shall be exercisable for cash or in a cashless exercise, whereby the optionee can elect to receive common stock in lieu of paying cash for the options based on a formula, in accordance with the Agent's Agreement.

     The Company is also committed to pay a commission to the Agent in cash or warrants if any of the Debenture holders invest in the Company within 18 months after the financing. As at May 31, 2005, no accrual have been provided for as there is no obligation to the Company to pay commission and future obligations are not determinable at this time.

     Gross proceeds have been allocated to the liability ($756,080) and the equity ($48,920) components using the relative fair value method of the fair value of the debentures and the estimated fair value of the attached warrants.

     The transaction resulted in a beneficial conversion feature calculation in accordance with EITF 98-5: "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", of $289,800, which has been recorded as financing costs on convertible debentures on the statements of operations.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


8.   RELATED PARTY TRANSACTIONS

     The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

     During the year ended May 31, 2005, the Company paid or accrued $445,904 (2004 - $293,963) of management and consulting fees to 4 directors and officers of the Company. Of this amount, $158,718 (2004 - $63,967) was charged to research and development.

     As at May 31, 2005, an amount of $nil (2004 - $13,585) was due to the Chief Executive Officer of the Company.

     As at May 31, 2005, an amount of $17,500 (2004 - $nil) was due from the Chief Financial Officer of the Company. Of this amount, $10,030 of this amount has been paid subsequent to year-end.


9.   INCOME TAXES

     The Company is subject to income taxes in the United States of America while its subsidiary is subject to income taxes in Canada. US federal net operating loss carryforwards of $11,939,000, if not utilized to offset taxable income in future periods, expire between 2021 and 2025. Canadian net operating loss carryforwards of $3,502,000, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2015.

     Following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rates of 35% for the years ended May 31, 2005 and 2004:


                                                         2005            2004
                                                    ----------------------------

          Income tax benefit at statutory rate      $ (2,313,000)  $ (1,156,000)
          Foreign rate differential                      (12,000)            --
          Certain non-deductible expenses                140,000        140,000
          Acquisition intangibles                        596,000             --
          Research and development                       279,000             --
          Change in valuation allowance                1,310,000      1,016,000
                                                    ----------------------------

                                                    $         --   $         --
                                                    ============================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


9.   INCOME TAXES (CONTINUED)

     The Company's total deferred tax asset is as follows:


                                                                                   2005           2004
                                                                             -----------------------------
          Tax benefit relating to net operating loss carryforwards
                                                                             $    5,439,000  $   4,433,000
          Plant and equipment                                                       151,000        151,000
          Stock option compensation                                                 304,000             --
          Valuation allowance                                                    (5,894,000)    (4,584,000)
                                                                             ------------------------------
                                                                             $           --  $          --
                                                                             ==============================

         Future utilization of the loss carryforward in the U.S. is subject to certain limitations under the provisions of the Internal Revenue Code, including limitations subject to Section 382. It is likely that a prior ownership change has occurred and the losses will be limited in their ability to offset future income.

10.      SUPPLEMENTAL CASH FLOW INFORMATION


                                                      --------------------------------------
                                                        Period from
                                                          inception
                                                       (January 20,
                                                       1999) to May
                                                           31, 2005     2005        2004
                                                      --------------------------------------
         SUPPLEMENTAL CASH FLOW INFORMATION:
           Interest paid in cash                      $      29,683  $      --  $     3,876
           Income taxes paid in cash                             --         --           --
                                                      ======================================
         SUPPLEMENTAL NON-CASH INVESTING
           AND FINANCING ACTIVITIES:
           Debt settlement with shares                $     621,375  $      --  $    12,000
           Debt forgiven                                    462,249         --      462,249
           Shares issued for service                      2,686,315    545,028    1,148,125
           Warrants issued for service                    2,391,635    917,164      814,798
           Subscriptions received                           594,935          -           --
                                                      ======================================

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


11.  COMMITMENTS AND CONTINGENT LIABILITIES

     (a) The Company has obligations under a long-term premises lease for a period of five years from November 1, 2000. Negotiations to renew the lease is on-going at this time. The future minimum rent payments until October 2005 is $37,557.

     (b) On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia.

          The Statement of Claim arising from a Settlement Agreement, dated September 14, 2001, seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or, alternatively, damages and costs.

          The Company and M-I Vascular ("MI") attended a court hearing in chambers on April 16, 17 and 25, 2003 on a summary trial application by the Plaintiff for an Order for a declaration of specific performance that the Plaintiff is entitled to an exchange of 3,192,399 common shares of MI for 3,192,399 common shares of the Company pursuant to the Settlement Agreement entered into on September 14, 2001. The Plaintiff was granted the relief he sought at the summary trial and the Company was ordered to perform the share exchange. The Company has appealed the decision to the British Columbia Court of Appeal and the appeal hearing has been set on September 7, 2004.

          On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the Plaintiff, offering to exchange his common shares in MI for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgment was received, the Company asked the Plaintiff to submit his MI share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgement and exchange his shares in accordance with British Columbia securities laws and regulations.

          On December 29, 2004, the Company issued 3,192,399 common shares to exchange for 3,192,399 common shares of MI on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003.

          In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute the Plaintiff's entitlement to the 3,192,399 MI shares and any Company shares that he may receive pursuant to court order.

          No provision has been provided as at May 31, 2005 as the outcome of this legal proceeding is uncertain at this time.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


12.  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses comprise the following:

                                                                         2005         2004
                                                                    ------------   ----------
         Legal                                                       $   195,379   $  146,311
         Public relations, financing and corporate development           935,337      772,493
         Management fees                                                 261,883      229,996
         Consulting                                                      692,690      856,692
         Bad debt                                                              -      160,000
         Operating expenses                                              534,235      425,287
                                                                    ------------   ----------

                                                                     $ 2,619,524   $2,590,779
                                                                    ============   ==========

     General and administrative expenses include $322,202 (2004 - $641,249) and $390,429 (2004 - $237,170) of deferred compensation in public relations and consulting, respectively.


13.  ACQUISITION OF SAHAJANAND MEDICAL TECHNOLOGIES INC.

     On March 1, 2005 the Company entered into a share acquisition Letter of Intent ("Letter") with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India. SMT is in the business of manufacturing, marketing and distributing bare metal and drug eluting stents, which will complement the Company's research activities.

     Pursuant to the Letter, the Company shall issue 44,500,000 shares of the Company's common stock in exchange for 100% of the outstanding equity of SMT.

     In addition, if the SMT operations achieve at least $90 million in sales within 36 months of the closing of the acquisition, the SMT shareholders shall be issued 2,225,000 additional shares of the Company's common stock. If the SMT operations achieve $180 million or more in sales within 36 months of the closing acquisition, the SMT shareholders shall be issued 2,225,000 additional shares of the Company's common stock so that the SMT shareholders receive an aggregate of 4,450,000 shares of the outstanding shares of the Company's common stock.

     Following the closing, the combined entity will finance the development of a catheterization laboratory, and upon completion, the combined entity will have the right (but not obligation) to acquire all right, title and interest in such technology at an acquisition price equal to 100% of the production cost not to exceed $2.0 million to be paid in the form of cash or common stock of the Company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------



13.  ACQUISITION OF SAHAJANAND MEDICAL TECHNOLOGIES INC. (CONTINUED)

     The completion of the acquisition shall be at least subject to (i) satisfactory completion of customary due diligence; (ii) mutual board and shareholder approval and other customary consents; (iii) negotiation and execution of the Definitive Agreement and the documents contemplated therein; (iv) receipt of audited financial statements of SMT; (v) negotiation and execution of the Management Employment Agreements; (vi) receipt of all necessary third party consents; (vii) transfer of all assets to SMT, free and clear of all liens, claims and encumbrances of any kind, and (viii) the absence of material legal or government limitations.

     As at August 18, 2005, the acquisition has yet to be finalized. Project acquisition costs of $53,426 which represents direct costs incurred as a result of this acquisition, have been capitalized on the financial statements. These costs will be included in the total acquisition cost upon consummation of this transaction.


14.  SUBSEQUENT EVENTS

     (a) Subsequent to the fiscal year 2005, the Company issued 409,290 and 159,500 common shares pursuant to an exercise of stock purchase warrants at a price of $0.26 and $0.66 per share, respectively, for total proceeds of $211,685.

     (b) Subsequent to the fiscal year 2005, the Company issued 200,563 common shares for research and development and consulting services for a total value of $119,706.

     (c) Subsequent to the fiscal year 2005, the Company issued 66,108 common shares for employee services for a total value of $40,449.

     (d) On June 3, 2005, the Company issued 116,071 shares to a consultant of SagaX, Inc. for total value of $65,000. This is the remaining balance of the vendor's debt which the Company has agreed to pay as part of the Acquisition Agreement (See note 3).

     (e) On June 7, 2005, the Company signed a consulting agreement and pursuant to the agreement, issued 500,000 share purchase warrants with a term of three years and exercise price of $0.50. Each warrant entitles the holder to purchase one common share of the Company.

     (f) On July 1, 2005, the Company signed a consulting agreement wherein the Company will pay $10,000 and issue a total of 140,000 common shares over a specified amount of time in the contract. The Company has paid the $10,000 fees and issued 40,000 common shares on July 29, 2005.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


14.  SUBSEQUENT EVENTS (CONTINUED)

     (g) On July 1, 2005, the Company signed a consulting agreement and pursuant to the agreement, issued 250,000 share purchase warrants with a term of three years and exercise price of $0.50. Each warrant entitles the holder to purchase one common share of the Company.

     (h) On August 11, 2005, the Company completed a non-brokered private placement (the "Private Placement") of an aggregate of 7,684,995 units at the price of $0.45 per Unit. Each Unit is comprised of one common share together with one-half of one Series "A" non-transferable share purchase warrant (each a "Series A Warrant") and one-half of one Series "B" non-transferable share purchase warrant (each a "Series B Warrant"). Each whole Series A Warrant entitles the holder to purchase one common share at a price of $0.65 per share for a period which is the earlier of (i) 12 months from August 11, 2005 and (ii) six months commencing from the effective date of the Company's proposed "Registration Statement". Each whole Series B Warrant entitles the holder to purchase one common share at a price of $0.70 per share for the first 12 months, at a price of $0.85 per share for the next 6 months, and at a price of $1.00 per share for the last 6 months thereafter. Series B Warrants are exercisable at the earlier of (i) 30 months from August 11, 2005 and (ii) 24 months commencing from the effective date of the Company's proposed "Registration Statement".

          A finder's fee comprised of $25,000 in cash and 62,500 exchangeable Series A Warrants and Series B Warrants was paid upon the completion of the private placement.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


15.  RESTATEMENTS

     a)   Restatement of Cumulative From Inception Balances

          Subsequent to the issuance of the Company's financials statements, management became aware of transcription errors effecting certain components of the cumulative net loss for the period from inception, January 20, 1999, to May 31, 2005 (the Cumulative Net Loss") and the cumulative cash flows for the same period (the "Cumulative Cash Flows"),

          Correction of the components of the Cumulative Net Loss results in an increase in the cumulative loss from operations of $320,160 (restated -$24,289,488; previously reported - $23,969,328), an increase in Gain on Foreign Exchange of $75,160 (restated - $88,715; previously reported - loss of $13,555) and a decrease in Minority Interest Share of Loss of $857,484 (restated - $806,310; previously reported - $1,663,794). These corrections result in an increase in the Cumulative Net Loss of $1,102,484 (restated - $22,877,286; previously reported - $21,774,802). Restated cumulative loss per share (basic and dilutive) increased by $0.04 (restated - $1.16; previously reported - $1.11).

          Correction of the components of the Cumulative Cash Flows results in the reallocation of certain amounts between components of the cash flows, which are all found within operating activities, without effect on the total.

     b)   Restatement of Pro-forma Disclosure of Stock Based Compensation

          Subsequent to the issuance of the Company's consolidated financial statements, management became aware of a disclosure error in Note 6(d) Pro-forma Disclosure, where the "Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects" incorrectly presented the pro-forma amounts as it omitted an adjustment for option expenses recorded in the statement of operations and "Net Loss, as reported" was incorrectly stated as a result. Corrections of the note resulted in an increase of "Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects" of $155,978 (previously reported - ($325,449), restated - ($481,427) and increase in "Pro-forma loss for the year" of $538,285 (previously reported - ($6,396,046), restated - ($6,934,331) and increase in "Net Loss, as reported" of $382,307 (previously reported - ($6,226,575), restated - ($6,608,882). The corrections did not have any impact on the Net Loss for the year. Restated Pro-forma basic and diluted loss per share increased by $0.01 (restated - $0.16; previously reported - $0.15).

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the NEVADA REVISED STATUTES, our Articles of Incorporation and our Bylaws.

NEVADA REVISED STATUTES

Section 78.7502 of the Nevada Revised Statutes provides as follows:

1. A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contender or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada general corporation law also provides as follows:

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada general corporation statutes also provides as follows:

1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

     (a)  The creation of a trust fund.

     (b)  The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

     (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4.   In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b)  the insurance or other financial arrangement:

          (i)  is not void or voidable; and

          (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

OUR ARTICLES OF INCORPORATION

The Company's Articles of Incorporation also provide as follows:

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

OUR BYLAWS

The Company's Bylaws provide as follows with respect to indemnification and insurance:

         The Corporation shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of the shareholders or otherwise.

The Company has not currently made any arrangements regarding insurance but may do so in the future.

OPINION OF THE SEC

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by MIV in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC fee                                                                $3,094.80

Accounting fees and expenses                                          $25,000.00

Legal fees and expenses                                               $40,000.00

Transfer agent and registrar fees                                      $1,000.00

Fees and expenses for qualification under state securities laws        $2,500.00

Miscellaneous (including Edgar filing fees)                            $2,500.00
                                                                       ---------

Total:                                                                $74,094.80

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Shareholders to broker-dealers in connection with the sale of their shares.


                     RECENT SALES OF UNREGISTERED SECURITIES

We have completed the following issuances of securities without registration under the Securities Act during the past three years:

PRIVATE PLACEMENTS

On September 27, 2002, the Company issued 979,038 units at a price of $0.40 per unit for net proceeds of $391,608. Each unit consists of one common share and one share purchase warrant. The warrants expired on September 27, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On December 13, 2002, the Company issued 593,750 units at a price of $0.40 per unit for net proceeds of $237,500. Each unit consists of one common share and one share purchase warrant. The warrants expired on December 13, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 31, 2003, the Company issued 25,000 units at a price of $0.40 per unit for net proceeds of $10,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on January 31, 2004. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On May 15, 2003, the Company issued 31,250 units at a price of $0.20 per unit for net proceeds of $6,250.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on May 15, 2004. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On May 27, 2003, the Company issued 1,981,788 common shares to shareholders of its subsidiary, M-I Vascular Innovations, Inc. pursuant to completion of a Share Exchange Agreement entered into in early 2001. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 18, 2003, the Company issued 1,398,411 shares under a share exchange agreement. The Company exchanged, on a one for one basis, shares of the Company for shares in the Company's subsidiary, MI Vascular Innovations, Inc. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 26, 2003, the Company issued 657,592 units. 572,592 units were issued at a price of $0.20 per unit and 85,000 units were issued at a price of $0.25 per unit. Each unit consisted of one common share and one share purchase warrant with price of $0.75 and an expiry date of June 26, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On July 11, 2003, the Company issued 100,000 common shares to a consultant in compliance with the Settlement Agreement dated June 5, 2003 for $12,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 11, 2003, the Company issued 50,000 common shares to a former consultant of the Company for stock options exercised at a price of $0.17 per share, for total proceeds of $8,500. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On various dates from June to July 2003, the Company issued 1,000,000 shares pursuant to an exercise of stock purchase warrants at a price of $0.40 per share, for total proceeds of $400,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On August 15, 2003, the Company issued 40,000 units at a price of $0.30 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 15, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On August 28, 2003, the Company issued 50,000 units at a price of $0.20 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 28, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On November 5, 2003, the Company issued 1,000,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of November 5, 2004, and thereafter a price of $1.00 until November 5, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 14, 2004, the Company issued 71,429 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of September 8, 2004 and thereafter a price of $1.00 until September 8, 2005. The Company issued a further 125,000 units at a price of $0.35 per share. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of June 11, 2004 and thereafter a price of $0.75 until December 11, 2005. The Company issued then issued a further 57,143 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 to May 28, 2004 and thereafter a price of $0.75 until November 28, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On January 14, 2004, the Company issued 182,143 Units at a price of $0.35 per Unit for proceeds of $63,750. An additional 5,714 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $40,806 was allocated to the common shares and $22,944 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 for a period of six months from the date of subscription, and thereafter for $0.75 for the next six months. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and
Section 4(2) of the Securities Act.

On February 23, 2004, the Company issued 100,000 Units at a price of $0.35 per Unit for proceeds of $35,000. An additional 10,000 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $24,608 was allocated to the common shares and $10,392 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 until August 1, 2004, and thereafter for $0.75 until February 1, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On February 23, 2004, the Company issued 120,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 6, 2004 and thereafter a price of $0.75 until February 6, 2005. The Company issued a further 110,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 1, 2004 and thereafter a price of $0.75 until February 1, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 18, 2004, the Company issued 5,714 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of September 18, 2004 and thereafter a price of $0.75 until March 18, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 18, 2004, the Company issued 50,000 common shares to a former director of the Company for stock options exercised at a price of $0.50 per share, for total proceeds of $25,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 29, 2004, the Company issued 6,749,995 March 2004 Units at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one non-transferable March 2004 Series A Warrant and one-half of one non-transferable March 2004 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry. There were also 674,997 non-transferable March 2004 Finder's Fee Warrants issued in relation to the March 2004 Private Placement which are exercisable upon the same terms and conditions as the March 2004 Series A Warrants. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and
Section 4(2) of the Securities Act.

On May 7, 2004, the Company issued 500,000 common shares to an officer of the Company pursuant to an exercise of stock purchase warrants for total proceeds of $5,000 for acquisition of technology. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On May 14, 2004, the Company issued 600,000 common shares to a former consultant pursuant to an exercise of stock purchase warrants for total proceeds of $6,000 for services rendered in 2002 and 2003. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2004, a total of 586,203 Regulation S stock have been issued at a price range from $0.56 to $1.01 per share of which 426,203 was issued for cash for total net proceeds of $207,721 (net of agent's fees of 55,107 Regulation S stocks). 100,000 shares were issued to a consultant for services and 50,000 shares were issued as a loan as security for non-paid commissions.

The Company placed 6,000,000 common stock to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. The Company is conducting a Regulation S ("Reg S") Offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee will receive a fee of 3% of the total value of the stocks held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering is sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

On September 8, 2004, the Company issued 71,429 non-transferable September 2003 Warrants pursuant to a private placement to purchase 71,429 shares of our common stock at an exercise price of $0.75 per share until September 8, 2006. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On December 29, 2004, the Company issued 3,192,399 common shares to exchange for 3,192,399 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003. On May 26, 2005, the Company issued 17,000 common shares to exchange for 17,000 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. The exchanges were accounted for using the step purchase method and accordingly the purchase price of $616,585, being the fair market value of the Company's shares at the time of exchange, was allocated to purchased in process research and development. This amount was written off during the fiscal year 2005 in accordance with FASB Interpretation No. 4, "Applicability of FASB No. 2 To Business Combinations Accounted For By The Purchase Method". The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 24, 2005, the Company issued 75,000 common shares to a consultant of the Company for stock options exercised at a price of $0.30 per share, for total proceeds of $22,500. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2005, a total of 1,209,108 Reg S stock had been issued at a price range of $0.34 to $0.62 per share of which 904,215 was issued for cash for total net proceeds of $218,403 (net of agent's fees of 154,893 Reg S stock). Of the 200,000 shares issued to a consultant for services as a security for non-paid commissions, 50,000 shares were returned to the Company. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2005, the Company issued 2,320,710 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $607,385. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

As at May 31, 2005, 4,204,689 Regulation S stocks are held in trust by the financial custodian.

During the fiscal year ended May 31, 2005, the Company issued an aggregate of 1,599,810 common shares for consulting, research and development, legal and employee services for a total value of $515,028 being the fair value of the shares at the earlier of (a) the agreement date and (b) the period of completion of performance.

On October 4, 2005, the Company issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On July 10, 2006, the Company issued 620,000 July 2006 Units at a price of $0.50 per July 2006 Unit, with each July 2006 Unit consisting of one common share and one July 2006 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 and ending on the earlier of (i) January 10, 2008 and (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement. An aggregate of 300,000 of the July 2006 Warrants issued to one Selling Shareholder are transferable. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 18, 2004, the Company issued 2,720,000 share purchase warrants pursuant to Trilogy Capital Partners pursuant to a warrant agreement and an Amended Letter of Engagement. In exchange for marketing, business development and strategic advisory services, the Company will pay Trilogy $10,000 per month and issue to Trilogy an aggregate of 2,720,000 Warrants with a term of three years and with an exercise price of $0.50 per share. The warrants are non-transferable. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On August 11, 2005, the Company issued 7,684,995 August 2005 Units at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable August 2005 Series A Warrant and one-half of one non-transferable August 2005 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the common stock purchase warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Each whole August 2005 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.65 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) August 11, 2006 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24). There were also 62,500 non-transferable Series A August 2005 Finder's Fee Warrants and 62,500 non-transferable Series B August 2005 Finder's Fee Warrants issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series A Warrants and the August 2005 Series B Warrants, respectively. Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005, with Casimir and relating to a previous right of refusal granted to Casimir under the March 2005 Private Placement. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On October 6, 2005, the Company issued 95,238 October 2005 Units at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable October 2005 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation
S. Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing on October 6, 2005 and ending on October 6, 2007. There were also 9,524 common shares and 9,524 non-transferable October 2005 Finder's Fee Warrants issued in relation to the October 2005 Private Placement which are exercisable upon the same terms and conditions as the October 2005 Warrants. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

During the nine month period ended February 28, 2006, a total of 1,704,689 Reg S stock has been issued at a price range of $0.30 to $0.51 per share for total net proceeds of $720,095 (net of agent's fees of $75,500).

As at May 31, 2006, 2,500,000 Regulation S stocks were held in trust by the financial custodian. Those share are now being returned to treasury for cancellation by the Company.

During the nine month period ended February 28, 2006, the Company issued an aggregate of 811,595 common shares for consulting, research and development, legal and employee services for a total value of $567,871 being the fair value of the shares at the agreement date and being expensed over the period of completion of performance.

During the nine month period ended February 28, 2006, the Company issued 3,289,016 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $1,711,008. Of these shares, 340,949 were exercised under the cashless option of the agreement.

During the nine month period ended February 28, 2006, the Company issued 112,723 common shares pursuant to an exercise of stock purchase options for total proceeds of $18,000. Of these shares, 52,723 was exercised under the cashless option of the agreement.

On October 4, 2005, the Company issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain senior secured Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the principal indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010. The Convertible Debentures were exercised at a conversion price, as determined by the terms of the Debenture Agreement, of $0.25 per common share. The conversion was for an aggregate of $755,000 principal amount and $34,730 interest due under the Debentures. The remaining $50,000 of Debentures were repaid in cash including accrued interest of $2,278. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

As at November 30, 2005, the warrants had an estimated fair value of $64,208 using the Black Scholes Option Pricing Model.

ISSUE OF SHARES FOR SERVICES

In October of 2003 the Company issued 1,000,000 non-transferable October 2003 Warrants pursuant to a consulting agreement, with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.50 per share, and with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.75 per share, until October 24, 2006, in each such instance. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On April 17, 2003, the Company issued 65,217 common shares to a consultant for value of $15,000 in bona fide services rendered to the Company by the consultant to provide business developing and general business consulting services. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 14, 2003, the Company issued 100,000 common shares pursuant to a settlement agreement. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On October 24, 2003, the Company issued 500,000 share purchase warrants pursuant to a consulting agreement. The warrants have an exercise price of $0.50 and an expiry date of October 24, 2005. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the year ended May 31, 2003, the Company issued an aggregate of 1,789,777 common shares to directors, consultants and employees for consulting services at a value of $540,041. Accordingly, $526,708 was recorded as a charge to general and administrative expense in the consolidated statement of operations, and $13,333 will be charged to operations over the remaining term of the consulting agreement.

In May of 2003 the Company issued 400,000 non-transferable May 2003 Warrants pursuant to a February 2003 consulting agreement exercisable at an exercise price of at $0.50 per share until May 20, 2008.

On May 21, 2004, the Company issued 200,000 non-transferable May 2004 Warrants pursuant to a consulting agreement to purchase 200,000 shares of our common stock at an exercise price of $0.45 per share until May 21, 2007. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

During the year ended May 31, 2004, the Company issued an aggregate of 2,394,456 common shares to directors, consultants and employees for consulting services at a value of $1,148,126. Accordingly, $622,376 was recorded as a charge to general and administrative and research and development expenses in the consolidated statement of operations, and $525,750 will be charged to operations over the remaining term of the consulting agreements.

During the six months ended November 30, 2004, the Company issued an aggregate of 616,223 common shares to directors and consultants for consulting services at a value of $117,088 which was recorded as a charge to general and administrative and research and development expenses in the consolidated statement of operations.

On September 24, 2004, the Company issued 400,000 non-transferable September 2004 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until September 24, 2009. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 5, 2005, the Company issued 400,000 non-transferable March 2005 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until March 5, 2010. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On June 7, 2005, the Company issued 500,000 non-transferable June 2005 Warrants pursuant to a consulting agreement to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share until June 7, 2008. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 1, 2005, the Company issued 2,750,000 non-transferable July 2005 Warrants pursuant to a letter of engagement, as amended, to purchase 2,750,000 shares of our common stock at an, exercise price of $0.50 per share until November 18, 2007. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On February 2, 2006, the Company issued 150,000 non-transferable February 2006 Warrants pursuant to a consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. On February 2, 2006, the Company also issued a further 150,000 non-transferable February 2006 Warrants pursuant to a further consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

                                    EXHIBITS


  EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT
-------------------- -----------------------------------------------------------
        3.1          Articles of Incorporation(1)

        3.2          Bylaws, as amended(1)

        5.1 Opinion of Braun & Company, with consent to use, regarding the legality of the securities being registered(2)

       23.1          Consent of Independent Auditors, Ernst & Young LLP(2)

       23.2          Consent of Independent Auditors, Moore Stephens Ellis
                     Foster Ltd.(2)

       24.1 Power of Attorney (Included on the signature page of this registration statement)


(1) Previously filed with the SEC as an exhibit to the Registrant's Form 10SB12G originally filed on April 25, 2000.
(2)  Filed herewith.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on July 12, 2006.

                                  MIV THERAPEUTICS, INC.

                                  BY: /S/ ALAN P. LINDSAY
                                      ------------------------------------------
                                      ALAN P. LINDSAY
                                      CHAIRMAN, CHIEF EXECUTIVE OFFICER,
                                      PRINCIPAL EXECUTIVE OFFICER AND A DIRECTOR

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:

MIV THERAPEUTICS, INC.

BY: /S/ ALAN P. LINDSAY
    ---------------------------------
    ALAN P. LINDSAY
    CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRINCIPAL EXECUTIVE
    OFFICER AND A DIRECTOR

    /S/ PATRICK A. MCGOWAN
    ---------------------------------
    PATRICK A. MCGOWAN
    EXECUTIVE VICE PRESIDENT, SECRETARY, CHIEF FINANCIAL
    OFFICER, PRINCIPAL ACCOUNTING OFFICER AND A DIRECTOR

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan P. Lindsay, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                        TITLE                                    DATE
    ---------                                        -----                                    ----

/S/ ALAN P. LINDSAY                CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRINCIPAL           July 12, 2006
-----------------------------      EXECUTIVE OFFICER AND A DIRECTOR
ALAN P. LINDSAY


/S/ I. MARK LANDY                  PRESIDENT AND A DIRECTOR                               July 12, 2006
-----------------------------
I. MARK LANDY


/S/ PATRICK A. MCGOWAN             EXECUTIVE VICE PRESIDENT, SECRETARY, CHIEF             July 12, 2006
-----------------------------      FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER
PATRICK A. MCGOWAN                 AND A DIRECTOR


/S/ DANIEL SAVARD                  A DIRECTOR                                             July 12, 2006
-----------------------------
DANIEL SAVARD


/S/ DOV SHIMON                     CHIEF MEDICAL OFFICER AND A DIRECTOR                   July 12, 2006
-----------------------------
DOV SHIMON